                                                                     EXHIBIT 2.1


                   HOLLINGER INTERNATIONAL INC., SOUTHAM INC.,
             HOLLINGER CANADIAN NEWSPAPERS, LIMITED PARTNERSHIP AND
                            HCN PUBLICATIONS COMPANY




                                      -AND-




                    CANWEST GLOBAL COMMUNICATIONS CORPORATION




--------------------------------------------------------------------------------

                              TRANSACTION AGREEMENT

                                  July 30, 2000

--------------------------------------------------------------------------------

                          Osler, Hoskin & Harcourt LLP







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ARTICLE 1
         DEFINITIONS AND PRINCIPLES OF INTERPRETATION............................................................2
         1.1      Definitions....................................................................................2
         1.2      Certain Rules of Interpretation...............................................................21
         1.3      Subsidiary....................................................................................22
         1.4      Knowledge.....................................................................................22
         1.5      Made Available................................................................................22
         1.6      Entire Agreement..............................................................................22
         1.7      Applicable Law................................................................................23
         1.8      Accounting Principles.........................................................................23
         1.9      Schedules.....................................................................................23

ARTICLE 2
         REORGANIZATION, PURCHASE AND SALE......................................................................24
         2.1      The Reorganization............................................................................24
         2.2      Settlement of Inter-Affiliate Payables as of Effective Date...................................25
         2.3      Intentionally deleted.........................................................................25
         2.4      Actions by the Vendors and CanWest............................................................25
         2.5      Place of Closing..............................................................................26
         2.6      Tender........................................................................................26
         2.7      No Assumption of Liabilities..................................................................26
         2.8      Assignment of Contracts.......................................................................26

ARTICLE 3
         PURCHASE PRICE.........................................................................................27
         3.1      Purchase Price................................................................................27
         3.2      Satisfaction of Purchase Price................................................................28
         3.3      Adjustment to Consideration...................................................................28
         3.4      Delivery of CanWest Year-End Financial Statement..............................................29
         3.5      Payment of CanWest EBITDA Adjustment..........................................................29
         3.6      Adjustments to the Purchase Price.............................................................29
         3.7      Delivery of Effective Date Financial Statement................................................31
         3.8      Payment of Working Capital Adjustment Amount..................................................31
         3.9      Delivery of Vendor Year-End Financial Statement...............................................32
         3.10     Payment of Vendors EBITDA Adjustment Amount...................................................32
         3.11     Determination of Tax Shield Reduction Amount..................................................32
         3.12     Objection to Effective Date Financial Statement...............................................33
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         3.13     Objection to CanWest Year-End Financial Statement, or Vendor Year-End Financial
                  Statement.....................................................................................34
         3.14     Interest......................................................................................35
         3.15     Allocation of Purchase Price..................................................................35

ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF THE VENDORs..........................................................35
         4.1      Incorporation and Registration................................................................35
         4.2      Residence of the Vendors......................................................................36
         4.3      Subsidiaries..................................................................................36
         4.4      Title to Personal Property....................................................................37
         4.5      Right to Sell.................................................................................37
         4.6      Capitalization................................................................................38
         4.7      Due Authorization.............................................................................38
         4.8      Enforceability of Obligations.................................................................39
         4.9      Absence of Conflicting Agreements.............................................................39
         4.10     Regulatory Approvals..........................................................................39
         4.11     Financial Statements and National Post Financial Statements...................................39
         4.12     Financial Forecasts...........................................................................40
         4.13     Absence of Undisclosed Liabilities............................................................40
         4.14     Absence of Changes and Unusual Transactions...................................................40
         4.15     No Joint Venture Interests....................................................................42
         4.16     Major Suppliers and Customers.................................................................42
         4.17     Condition of Assets...........................................................................42
         4.18     Inventories...................................................................................42
         4.19     Collectibility of Accounts Receivable.........................................................42
         4.20     Provisions and Accruals.......................................................................42
         4.21     Business in Compliance with Law...............................................................43
         4.22     Governmental Authorizations...................................................................43
         4.23     Restrictive Covenants.........................................................................43
         4.24     Intellectual Property.........................................................................43
         4.25     Equipment Contracts...........................................................................45
         4.26     Owned Real Property...........................................................................46
         4.27     Leased Real Property..........................................................................46
         4.28     Real Property Generally.......................................................................48
         4.29     Environmental Matters.........................................................................50
         4.30     Employment Matters............................................................................52
         4.31     Collective Agreements.........................................................................54
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         4.32     Pension and Benefit Plans.....................................................................54
         4.33     Insurance.....................................................................................56
         4.34     Material Contracts............................................................................57
         4.35     Copies of Agreements, etc.....................................................................57
         4.36     Inter-Affiliate Arrangements..................................................................57
         4.37     Section 19 of the Income Tax Act (Canada).....................................................57
         4.38     Litigation....................................................................................57
         4.39     Tax Matters...................................................................................58
         4.40     Books and Records.............................................................................58
         4.41     Management Recommendation Letters.............................................................59
         4.42     Trade Allowances..............................................................................59
         4.43     Third Party Consents..........................................................................59
         4.44     Location of the Assets........................................................................59
         4.45     Sufficiency of Assets.........................................................................59
         4.46     No Broker.....................................................................................59
         4.47     Share Ownership...............................................................................60
         4.48     Full Disclosure...............................................................................60

ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF CANWEST..............................................................60
         5.1      Due Authorization.............................................................................60
         5.2      Enforceability of Obligations.................................................................60
         5.3      Investment Canada.............................................................................60
         5.4      Litigation....................................................................................60
         5.5      No Broker.....................................................................................61
         5.6      CanWest Disclosure Record.....................................................................61
         5.7      Absence of Changes............................................................................61
         5.8      Title to Property.............................................................................61
         5.9      Incorporation and Registration................................................................62
         5.10     Capitalization................................................................................62
         5.11     Shares........................................................................................62
         5.12     Subordinated Debentures.......................................................................63
         5.13     Absence of Conflicts..........................................................................63
         5.14     Legal Proceedings.............................................................................64
         5.15     Government Licenses...........................................................................64
         5.16     CanWest Financial Statements..................................................................64
         5.17     Intellectual Property.........................................................................64
         5.18     Employee Matters..............................................................................65
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         5.19     Section 19 of the Income Tax Act..............................................................65
         5.20     Environmental Compliance......................................................................65

ARTICLE 6
         NON-WAIVER; SURVIVAL...................................................................................65
         6.1      Non-Waiver....................................................................................65
         6.2      Nature and Survival...........................................................................66

ARTICLE 7
         CANWEST'S CONDITIONS PRECEDENT.........................................................................66
         7.1      Conditions Precedent..........................................................................66
         7.2      Consequences of a Failure to Satisfy Conditions Precedent.....................................70

ARTICLE 8
         VENDORS' CONDITIONS PRECEDENT..........................................................................71
         8.1      Conditions Precedent..........................................................................71
         8.2      Consequences of Failure to Satisfy Conditions Precedent.......................................73

ARTICLE 9
         OTHER COVENANTS OF THE PARTIES.........................................................................73
         9.1      Conduct of Purchased Businesses Prior to Closing..............................................73
         9.2      Conduct of Purchased Businesses following the Reorganization Date.............................74
         9.3      Access for Investigation by CanWest...........................................................75
         9.4      Access for Investigation by the Vendors.......................................................75
         9.5      Actions to Satisfy Closing Conditions.........................................................76
         9.6      Change Vendor's Name..........................................................................76
         9.7      Change Name of Purchased Companies............................................................76
         9.8      Employees.....................................................................................77
         9.9      Pension and Other Benefit Plans...............................................................78
         9.10     Sales and Transfer Taxes......................................................................79
         9.11     Canada Pension Plan and Employment Insurance..................................................79
         9.12     Cash Flow During Interim Period...............................................................79
         9.13     Preservation of Records.......................................................................80
         9.14     Litigation Assistance.........................................................................80
         9.15     CanWest's Option if Damage, Etc...............................................................80
         9.16     Co-operation of the Parties Regarding Tax Planning............................................81
         9.17     Sale of Canada.com Business By CanWest........................................................81
         9.18     Sale of Print News Media Assets by CanWest....................................................81
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         9.19     Subordinated Debentures.......................................................................82
         9.20     Restrictions on Sale of CanWest Stock/Subordinated Debentures.................................82
         9.21     Right of First Refusal on Assets..............................................................83
         9.22     CanWest Operations Committee..................................................................84
         9.23     Affiliation Agreements with Hollinger and Purchasers of Excluded Assets.......................84
         9.24     CanWest Financing.............................................................................84
         9.25     Consent to Jurisdiction.......................................................................85
         9.26     Assurance by Hollinger........................................................................85
         9.27     Offers for Purchased Assets or Excluded Assets................................................85
         9.28     Schedules.....................................................................................85
         9.29     Victoria Times Colonist.......................................................................86
         9.30     Services to and from Excluded Assets..........................................................86
         9.31     National Post Shareholders Agreement..........................................................86
         9.32     Preemptive Rights.............................................................................87
         9.33     No Dilution Prior to Closing..................................................................87
         9.34     Subsidiaries' Assets..........................................................................87
         9.35     Southam News Assets and Employees.............................................................87
         9.36     Halifax Daily News............................................................................87
         9.37     CanWest Shareholders Meeting..................................................................87

ARTICLE 10
         INDEMNIFICATION........................................................................................88
         10.1     Indemnification of CanWest by the Vendors for Breaches of Covenants and
                  Representations and Warranties................................................................88
         10.2     Indemnity Regarding Liabilities and Encumbrances..............................................88
         10.3     Indemnity Regarding National Post Company.....................................................89
         10.4     Bulk Sales and Retail Sales Tax Indemnity.....................................................89
         10.5     Environmental Indemnity.......................................................................89
         10.6     Indemnification of Hollinger by CanWest for Breaches of Covenants and Representations
                  and Warranties................................................................................91
         10.7     Indemnification Procedures for Third Party Claims.............................................91

ARTICLE 11
         GENERAL................................................................................................93
         11.1     Public Notices................................................................................93
         11.2     Expenses......................................................................................93
         11.3     Notices.......................................................................................93
         11.4     Assignment....................................................................................94
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         11.5     Arbitration...................................................................................94
         11.6     Planning Act (Ontario) and Similar Legislation................................................94
         11.7     Further Assurances............................................................................95
         11.8     Counterparts..................................................................................95
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                                      -vi-

THIS TRANSACTION AGREEMENT is made July 30, 2000

BETWEEN:

          HOLLINGER INTERNATIONAL INC., a corporation governed by the laws of Delaware, ("Hollinger")

                                     - and -

          SOUTHAM INC., a corporation governed by the laws of Canada, ("Southam")

                                     - and -

          HOLLINGER CANADIAN NEWSPAPERS, LIMITED PARTNERSHIP, a limited partnership governed by the laws of the Province of Ontario, ("Newspapers Partnership")

                                     - and -

          HCN PUBLICATIONS COMPANY, a corporation governed by the laws of Nova Scotia, ("HCN Publications")

                                     - and -

          CANWEST GLOBAL COMMUNICATIONS CORPORATION, a corporation governed by the laws of Canada, ("CanWest")

RECITALS:

A. Hollinger indirectly owns all of the issued and outstanding shares in Southam, indirectly owns all of the issued and outstanding shares of Hollinger Canadian Newspapers G.P. Inc., the general partner of Newspapers Partnership, and indirectly owns approximately eighty-five percent of the limited partnership units of Newspapers Partnership.

B. Hollinger, indirectly through Southam, Newspapers Partnership and HCN Publications and their subsidiaries, carries on the business in Canada of owning, operating and publishing newspapers, magazines and related publications, ancillary business communications operations including the provision of content through the Internet and has agreed to cause Southam and Newspapers Partnership and their subsidiaries, to sell to CanWest and CanWest has agreed to purchase all of the assets, property and undertaking of and pertaining to such businesses as a going concern other than certain excluded businesses all on the terms and conditions of this Agreement.

         THEREFORE the parties agree as follows:

                                   ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1  DEFINITIONS

          Whenever used in this Agreement the following words and terms shall have the meanings set out below:

          "ACCOUNTS PAYABLE" means dividends declared but not yet paid, any and all amounts in connection with the Purchased Businesses due and owing to Employees, traders, suppliers and other persons in the ordinary course of business (including amounts in respect of sales taxes payable) as of the Effective Date which by their terms are to be paid within twelve months from the Effective Date and, in the case of amounts to be paid in instalments, only that portion which by its terms is to be paid within twelve months from the Effective Date, other than any amounts owing to Hollinger or any of its Affiliates or subsidiaries;

          "ACCOUNTS RECEIVABLE" means any and all accounts receivable, bills receivable, trade accounts and book debts recorded as receivable in the Books and Records and any and all other amounts due to the Vendors, their subsidiaries or the Business Units in connection with the Purchased Businesses, including from Transferred Employees, which by their terms are to be received within twelve months from the Effective Date and, in the case of amounts to be received in instalments, only that portion which by its terms is to be received within twelve months from the Effective Date, including any and all refunds and rebates receivable in connection with the Purchased Businesses, and the benefit of any and all security (including cash deposits), guarantees and other collateral held by the Vendors or the Business Units in connection with the Purchased Businesses, other than any amounts receivable from Hollinger or any of its Affiliates or subsidiaries and other than any of the foregoing which are Excluded Assets;

          "ACCRUED LIABILITIES" means (i) any and all accrued liabilities of the Purchased Businesses incurred in the ordinary course of business as of the Effective Date which by their terms are to be paid within twelve months from the Effective Date and, in the case of amounts to be paid in instalments, only that portion which by its terms is to be paid within twelve months from the Effective Date, including the liabilities associated with prepaid subscriptions, deferred circulation and advertising revenue, accruals for Compensation Plans in respect of Southam Employees and Newspapers Partnership Employees, customer rebates and allowances other than deferred income taxes and other deferred credits, and (ii) any and all accrued liabilities as of the Effective Date relating to a SERA and post-employment and post-retirement benefits relating to Transferred Employees calculated in accordance with current, accurate and complete data as of the Effective Date and the assumptions and methods determined in accordance with Schedule 1.1(a);

          "AFFILIATE" has the meaning given in the Canada Business Corporations Act, as amended from time to time;

          "AGREEMENT" means this Transaction Agreement, including all schedules, and all instruments supplementing or amending or confirming this Agreement and references to

          "APPLICABLE SECURITIES LAWS" means the Securities Act (Ontario), all other Canadian provincial and territorial securities legislation, the United States Securities Act of 1933, as amended and the United States Securities Exchange Act of 1934, as amended, and, all regulations, rules, policies and other documents promulgated thereunder;

          "ARBITRATION PROCEDURES" means the procedures described in Schedule 1.1(b);

          "ARM'S LENGTH" means arm's length as defined in the Income Tax Act (Canada);

          "ARTICLE" or "SECTION" mean and refer to the specified Article or Section of this Agreement;

          "ASSUMED CANADA.COM LIABILITIES" means those of the Assumed Liabilities which relate to the Canada.com Business;

          "ASSUMED CENTRAL SERVICES LIABILITIES" means those of the Assumed Liabilities which relate to the Central Services;

          "ASSUMED LIABILITIES" means (a) the Current Liabilities and (b) those liabilities and obligations of the Vendors or their Affiliates necessary or desirable for the ongoing operation of the Purchased Businesses accruing or due subsequent to the Effective Date in the ordinary course of the Purchased Businesses under the Contracts, the Governmental Authorizations and the Permitted Encumbrances relating to the Purchased Businesses;

          "ASSUMED PRINT NEWS MEDIA LIABILITIES" means those of the Assumed Liabilities which relate to the Print News Media Business;

          "BENEFIT PLANS" means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to or by which the Vendors are a party or bound or under which the Vendors have, or will have, any liability or contingent liability, relating to: (a) Pension Plans; (b) Insurance Plans; or (c) Compensation Plans, with respect to any Employees or former employees of the Purchased Businesses or the National Post Business (or any dependants or beneficiaries of any such Employees or former employees), individuals working on contract with the Vendors or other individuals providing services of a kind normally provided by employees or eligible dependants of such person in each case, of the Purchased Businesses;

          "BOOKS AND RECORDS" means all books and records of the Vendors and the Business Units, relating primarily or exclusively to the Purchased Businesses, including financial, corporate, operations and sales books, records, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, correspondence, and other data and information, financial or otherwise including all data and information stored on computer-related or other electronic media, other than any such books and records which are Excluded Assets;

          "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks in the Cities of Toronto and Winnipeg are open for business during normal banking hours;

          "BUSINESS UNIT" means any of the individual operating units of the Purchased Businesses, including the individual newspaper operations listed and described in Schedule 1.1(c), the magazine operations listed and described in Schedule 1.1(c) and the operations, portals and web-sites of the Canada.com Business listed and described in
          Schedule 1.1(c);

          "BUSINESS UNIT BALANCE SHEET" means, collectively, the balance sheet of each of the Business Units, respectively, as at May 31, 2000, forming part of the Financial Statements;

          "CANADA.COM ASSETS" means all of the Vendors' right, title and interest in, to and under the assets, property and undertaking owned or used or held by the Vendors for use in, or in respect of the operation of, the Canada.com Business, including the Vendors' 80% interest in the general partnership operating the Faceoff.com website, and ancillary communications operations;

          "CANADA.COM BUSINESS" means the business of operating the Canada.com website portal and related websites, including Faceoff.com, Montrealonline.com, Ottawaonline.com, Vancouvertoday.com, and each of the other "city"today.com websites, and ancillary communications operations;

          "CANADA.COM COMPANY" means a newly incorporated indirect subsidiary of Hollinger to which the Canada.com Assets and Assumed Canada.com Liabilities are transferred pursuant to the Reorganization in accordance with a Transfer Agreement;

          "CANADA.COM COMPANY DEBT" means the indebtedness of Canada.com Company Holdco incurred in connection with the acquisition of all of the issued and outstanding shares of Canada.com Company pursuant to the Reorganization;

          "CANADA.COM COMPANY HOLDCO" means a newly incorporated indirect subsidiary of Hollinger which, on and after the Reorganization Date, will own all of the issued and outstanding shares in the capital of Canada.com Company;

          "CANADA.COM COMPANY SHARES" means all of the issued and outstanding shares in the capital of Canada.com Company Holdco;

          "CANWEST AUDITOR" means PricewaterhouseCoopers LLP, Chartered Accountants;

          "CANWEST DISCLOSURE RECORD" means the CanWest Financial Statements, CanWest's annual information form dated November 24, 1999, management proxy circular dated November 24, 1999, interim financial statements for the periods ending November 30, 1999, February 29, 2000 and May 31, 2000, and all filings by CanWest with the Securities and Exchange Commission in the United States since September 1, 1999;

          "CANWEST FINANCIAL STATEMENTS" means the consolidated financial statements of CanWest for the years ended August 31, 1999 and 1998 consisting of consolidated balance sheets, statements of earnings, statements of retained earnings and statements of cash flows, together with the notes thereto and the CanWest Auditor's report thereon and the interim financial statements of CanWest for the three months, six months and nine months ended November 30, 1999, February 29, 2000 and May 31, 2000;

          "CANWEST INDENTURE" means the trust indenture governing the Subordinated Debentures to be entered into by Subco and a trust company carrying on business in Canada, as trustee, on the Closing Date in form and substance reasonably satisfactory to CanWest and the Vendors;

          "CANWEST MATERIAL SUBSIDIARIES" means, collectively, the Persons set forth in Column 1 of Schedule 5.9;

          "CANWEST SECURITIES" means, collectively, the Preferred Shares, Non-Voting Shares and the Subordinated Debentures to be delivered to the Vendors in accordance with Section 3.2 and the agreement referred to in Section 3.3(b);

          "CANWEST YEAR-END FINANCIAL STATEMENT" means the EBITDA statement of the CanWest operations and investments listed on Schedule 3.3(a) - 1 for the year ending August 31, 2001 together with a report of the CanWest Auditor in form and substance reasonably satisfactory to the Vendors;

          "CANWEST 2001 EBITDA" means the earnings of the CanWest operations and investments listed on Schedule 3.3(a) - 1 for the twelve month period ending August 31, 2001 calculated without duplication before: (i) income taxes; (ii) depreciation and amortization (excluding amortization of program rights); (iii) interest and other financing charges; (iv) minority interest in the earnings of subsidiaries; (v) equity income or losses in the earnings of affiliates; (vi) gains and losses in respect of the disposition of assets; (vii) the reversal of provisions for costs which were made in respect of prior years earnings; (viii) inter-corporate management fees paid or payable among the operations listed on Schedule 3.3(a) - 1; (ix) unusual or extraordinary items and (x) other expense and income items normally recorded on the income statement below the operating profit

                                      -6-
          line, calculated operation by operation on the basis consistent with the indicative calculation described in Schedule 3.3(a) - 2, all as reflected on the CanWest Year-End Financial Statement;

          "CENTRAL SERVICES" means those services identified in Schedule 3.1(a);

          "CENTRAL SERVICES ASSETS" means all of Southam's right, title and interest in, to and under the assets, property and undertaking owned or used or held by Southam for use in, or in respect of, the delivery of the Purchased Central Services, including the land and building located at 1450 Don Mills Road in Toronto, Ontario;

          "CENTRAL SERVICES COMPANY" means a newly incorporated indirect subsidiary of Hollinger to which the Central Services Assets and Assumed Central Services Liabilities are transferred pursuant to the Reorganization in accordance with a Transfer Agreement;

          "CENTRAL SERVICES COMPANY DEBT" means the indebtedness of Central Services Company Holdco incurred in connection with the acquisition of all of the issued and outstanding shares of Central Services Company pursuant to the Reorganization;

          "CENTRAL SERVICES COMPANY HOLDCO" means a newly incorporated indirect subsidiary of Hollinger which, on and after the Reorganization Date, will own all of the issued and outstanding shares in the capital of Central Services Company;

          "CENTRAL SERVICES COMPANY SHARES" means all of the issued and outstanding shares in the capital of Central Services Company Holdco;

          "CLAIMS" means any claim, demand, action, cause of action, damage, loss, costs, grievances, complaints, liability or expense, including reasonable professional fees, legal fees on a solicitor and client basis and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

          "CLOSING" means the completion of the sale to and purchase by CanWest of the Purchased Shares, the Purchased Debt and the Purchased National Post Company Interest under this Agreement;

          "CLOSING DATE" means the 2nd day of October, 2000 provided that, if Competition Act Approval shall not have been obtained by such date, the Closing Date shall be the earlier of December 31, 2000 and the 5th day following receipt of Competition Act Approval, or such other date as the Parties may agree in writing as the date upon which the Closing shall take place;

          "CLOSING TIME" means 10:00 a.m., Toronto time, on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

          "COLLECTIVE AGREEMENTS" means the collective agreements and all related documents including all benefit agreements, letters of understanding, letters of intent and other communications with Unions relating to the Employees, the Purchased Businesses or the National Post Business by which the Vendors are bound or which imposes any obligations upon the Vendors or sets out the understanding of the Parties with respect to the meaning of any provisions of such collective agreements;

          "COMPENSATION PLANS" means any and all employment benefits relating to bonus, commission, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary;

          "COMPETITION ACT APPROVAL" means: (a) the Commissioner of Competition shall have issued an advance ruling certificate pursuant to section 102 of the Competition Act in respect of the transactions contemplated by this Agreement; or (b) the waiting period under section 123 of the Competition Act shall have expired and CanWest shall have been advised in writing by the Commissioner that the Commissioner has determined not to make an application for an order under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement at that time;

          "CONCURRENT SHARE PURCHASE AGREEMENTS" has the meaning given to it in
          Section 3.3(b);

          "CONTENT" means all text, data, information and graphics included in any newspapers, magazines, publications or websites, published or operated in Canada by the Vendors;

          "CONTRACTS" means all contracts, licenses, leases, agreements, commitments, entitlements and engagements of the Vendors relating to the Purchased Businesses, the National Post Business or the Purchased Assets and including all quotations, orders or tenders for contracts which remain open for acceptance and any manufacturers' or suppliers' warranty, guarantee or commitment (express or implied), other than any of the foregoing which are Excluded Assets;

          "CONTROL" has the meaning given to it in the Canada Business Corporations Act;

          "CRTC" means the Canadian Radio-television and Telecommunications Commission;

          "CRTC DIRECTION" means the Governor in Council's Direction to the CRTC (ineligibility of Non-Canadians) issued pursuant to the Broadcasting Act, as amended from time to time;

          "CURRENT ASSETS" means the Accounts Receivable, Inventories and Prepaid Expenses and Deposits;

          "CURRENT LIABILITIES" means Accounts Payable and Accrued Liabilities;

          "EFFECTIVE DATE" means the 31st day of August, 2000 or such other date as the Parties may agree in writing;

          "EFFECTIVE DATE FINANCIAL STATEMENT" means the statement of assets and liabilities of the Purchased Businesses prepared by the Vendors as at the Effective Date, showing for each of: (i) all of the Print News Media Assets, including the Current Assets of the Print News Media Business and the Assumed Print New Media Liabilities; (ii) a statement of the Working Capital; (iii) the Canada.com Assets and the Assumed Canada.com Liabilities; (iv) the Central Services Assets and the Assumed Central Services Liabilities; and (v) the assets, liabilities and partners' capital of the National Post Business, together with an unqualified opinion of the Hollinger Auditor to the effect that the Effective Date Financial Statement has been prepared in accordance with generally accepted accounting principles consistently applied with those used in the audited 1999 Southam Consolidated Financial Statements and presents fairly in all material respects the Working Capital, the Purchased Assets (other than the National Post Assets) and the Current Liabilities and the assets, liabilities and partners' capital of the National Post Business as at the Effective Date;

          "EMPLOYEE INTERIM SERVICES AGREEMENT" means the agreement substantially in the form of Schedule 7.1(s);

          "EMPLOYEES" means all persons employed by the Vendors or their subsidiaries principally in connection with the Purchased Businesses or the National Post Business, including for greater certainty, such employees of the Vendors employed at the corporate head offices of Southam, the Newspapers Partnership or any other subsidiary of Hollinger;

          "EMPLOYMENT CONTRACT" means any contract or commitment, whether oral or written, relating to an Employee entitled to annual compensation from employment (including base pay or salary and compensation received from any Compensation Plan) in excess of $100,000 and includes any other communication or practice which imposes any material obligations in respect of any such Employees or sets out the understanding of the Parties with respect to the meaning of any such employment contract;

          "ENCUMBRANCES" means any pledge, lien, charge, security interest, lease, title retention agreement, mortgage, restriction, development or similar agreement, easement, right-of-way, title defect, option, right to acquire or adverse claim or encumbrance of any kind or character whatsoever;

          "ENVIRONMENT" means the environment or natural environment as defined in any Environmental Law and includes air, surface water, ground water, land surface, soil, subsurface strata and any sewer system;

          "ENVIRONMENTAL APPROVALS" means all legally binding permits, certificates, approvals, licenses, authorizations, consents, agreements, instructions, directions, registrations or approvals issued, granted, conferred or required by Governmental Authorities pursuant to Environmental Laws with respect to the operation or management of the Purchased Businesses, the National Post Business or pertaining to the Purchased Assets and includes, without limitation, any sewer surcharge agreement,

          "ENVIRONMENTAL CONDITION" means:

          (a) any waste of any nature present at, upon or within any Real Property at or prior to the Closing Time or any Hazardous Substance present at, upon, within or emanating from any Real Property at concentrations exceeding, or in a condition contrary to, applicable Environmental Standards at or prior to the Closing Time where:

               (i) any Governmental Authority issues a written directive, instruction, requirement or other similar written request (none of which are necessarily legally binding and, without limiting the generality of the foregoing, which could result from an application to redevelop or change the use of any property) to study, investigate, remediate, control, remove, clean-up or otherwise address such Hazardous Substance;

               (ii) any Governmental Authority issues a Remedial Order as a result of or relating to such Hazardous Substance;

               (iii) the presence of such Hazardous Substance at such concentrations constitutes a breach of any applicable Environmental Laws (as such laws existed at the Closing Time) or any applicable Environmental Laws (as such laws existed at the Closing Time) require any study, investigation, remediation, control, removal, clean-up of or other action to address such Hazardous Substance;

               (iv) any court action, suit, claim or proceeding is commenced, or any written, bona fide claim or demand is made by a third party as a result of or relating to such Hazardous Substance; or

               (v) such Hazardous Substance needs to be studied, investigated, remediated, controlled, removed, cleaned-up or otherwise addressed in order to avoid any likely or threatened: (A) Remedial Order; (B) breach of any applicable Environmental Law (as such laws existed at the Closing Time); or (C) the commencement of any court action, suit, claim or proceeding by a third party; or

          (b) any Hazardous Substance present at, upon or within any property other than the Real Property at or prior to the Closing Time at concentrations exceeding any applicable Environmental Standard where:

               (i) any Governmental Authority issues a written directive, instruction, requirement or other similar written request (none of which are necessarily legally binding and, without limiting the generality of the foregoing, which could result from an application to redevelop or change the use of any property) to study, investigate, remediate, control, remove, clean-up or otherwise address such Hazardous Substance;

               (ii) any Governmental Authority issues a Remedial Order as a result of or relating to such Hazardous Substance;

               (iii) the presence of such Hazardous Substance at such concentrations constitutes a breach of any applicable Environmental Laws (as such laws existed at the Closing Time) or any applicable Environmental Laws (as such laws existed at the Closing Time) require any study, investigation, remediation, control, removal, clean-up of or other action to address Hazardous Substance;

               (iv) any court action, suit, claim or proceeding is commenced, or any written, bona fide claim or demand is made by a third party as a result of or relating to such Hazardous Substance; or

               (v) such Hazardous Substance needs to be studied, investigated, remediated, controlled, removed, cleaned-up or otherwise addressed in order to avoid any likely or threatened: (A) Remedial Order; (B) breach of any applicable Environmental Law (as such laws existed at the Closing Time); or (C) the commencement of any court action, suit, claim or proceeding by a third party, and, for the purposes of this paragraph (b), where such Hazardous Substance is present under such property as a result of or relating to any act or omission of the Vendors or in any way to the carrying on of the Purchased Businesses by the Vendors;

          "ENVIRONMENTAL LAWS" means all Laws relating in full or in part to the Environment or public health or safety, and includes those Laws relating to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, Release and disposal of Hazardous Substances, and excludes Occupational Health and Safety Laws;

          "ENVIRONMENTAL REPORTS" means the environmental reports with respect to the Purchased Assets listed in Schedule 4.29(a);

          "ENVIRONMENTAL STANDARD" means the concentrations, amounts, conditions or any other standards specified in any Environmental Laws (as such laws existed at the Closing Time) or any guideline or policy issued by any Governmental Authority (as such guidelines or policies existed at the Closing Time) which describes the acceptable conditions for any Hazardous Substances or the acceptable generic concentrations or amounts of Hazardous Substances which may be present in air, atmosphere, soils, any subsurface strata, surface water or ground water;

          "EQUIPMENT CONTRACTS" means all motor vehicle leases, equipment leases, conditional sales contracts, title retention agreements and other similar agreements binding upon the Vendors relating to equipment and vehicles used by the Vendors in connection with the Purchased Businesses or the National Post Business;

          "EXCLUDED ASSETS" means:

          (a) the assets of the Vendors used solely and exclusively by the Excluded Businesses;

          (b) all cash, bank balances, moneys in possession of banks and other depositories, term or time deposits and similar cash items of, owned or held by or for the account of the Vendors as of the Effective Date, other than petty cash held for day to day use at each of the individual operations of the Business Units;

          (c) the corporate, financial, taxation and other records of the Vendors not pertaining to the Purchased Businesses or the National Post Business;

          (d) all extra-provincial, sales, excise or other licenses or registrations issued to or held by the Vendors, whether in respect of the Purchased Businesses, the National Post Business or otherwise;

          (e) any refunds in respect of reassessments for Taxes paid by the Vendors pertaining to the Purchased Businesses, the National Post Business or the Purchased Assets;

          (f)  refundable Taxes;

          (g) all amounts owing from any director, officer, former director or officer, shareholder, employee (other than an Account Receivable from a Transferred Employee) or any Affiliate of the Vendors;

          (h) all insurance policies and the right to receive insurance recoveries under such policies except as otherwise specifically provided in this Agreement (i.e., Benefit Plans);

          (i)  the assets listed and described on Schedule 1.1(d); and

          (j)  all Contracts relating to the foregoing;

          "EXCLUDED BUSINESSES" means the business of owning, operating and publishing the newspapers, related publications and the other businesses listed and described in Schedule 1.1(e);

          "EXCLUDED EMPLOYEES" means (a) all employees of the Southam News Division of Southam; (b) Inactive Employees; (c) all employees of the National Post Company; (d) the Employees described in Section 9.2(b); and (e) those employees of Southam identified by the Vendors prior to Closing and agreed by CanWest;

          "FINANCIAL STATEMENTS" means, collectively, the unaudited financial statements of each Business Unit for the fiscal period ended May 31, 2000, consisting of a balance sheet and statements of earnings, a copy of each of which is annexed as Schedule 4.11(a);

          "FIXED ASSETS" means the fixed assets, machinery (including printing presses), equipment, fixtures, furniture, furnishings, vehicles, material handling equipment, implements, parts, tools, jigs, discs, molds, patterns and tooling, spare parts owned or used or held by the Vendors in connection with the Purchased Businesses or the National Post Business including any which are in storage, or in transit, and other tangible property and facilities owned by the Vendors and used primarily in the Purchased Businesses or the National Post Business whether located in or on the premises of the Vendors or elsewhere, including the assets listed and described in Schedule 4.17;

          "GENERAL PARTNER" means Hollinger Canadian Newspapers G.P.;

          "GOODWILL" means the goodwill of the Purchased Businesses and the National Post Business, and information and documents relevant thereto including lists of customers and suppliers, credit information, research materials, research and development files, active library and morgue of each publication including all clippings, photographs (negatives and positives), bound files of back issues and microfilm and microfiche reproductions of back issues and the exclusive right of CanWest to represent itself as carrying on the Purchased Businesses in succession to the Vendors and to all rights in respect of the name "Southam", any variations of such name and any other name under which the Purchased Businesses are or have been operated (other than the name "Hollinger");

          "GOVERNMENTAL AUTHORITIES" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof;

          "GOVERNMENTAL AUTHORIZATION" means all authorizations, approvals, including orders, consents, directives, notices, licenses, permits, variances, registrations or similar rights issued to or required by the Vendors in connection with the Purchased Businesses, the National Post Business or any of the Purchased Assets by any Governmental Authorities but excluding Environmental Approvals;

          "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, waste of any nature, substance, hazardous substance, hazardous material, toxic substance, prohibited substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law including any asbestos, asbestos-containing materials, solvents and petroleum hydrocarbons;

          "HISTORICAL MATERIALS" means all inactive books and records, minute books of predecessor companies to Southam, archives, memorabilia and other historical information of any nature pertaining to the Purchased Businesses to the extent that such materials are within the care and control of the Vendors as of the Closing Date;

          "HOLLINGER AUDITOR" means KPMG LLP, Chartered Accountants;

          "INACTIVE EMPLOYEES" means all Employees, whether or not members of a Union, who are not actively engaged in the Purchased Businesses or the National Post Business, as the case may be, as of the Closing Date, including those Employees on leaves of absence (including Employees on pregnancy or parental leave), who are receiving benefits under any sick leave plan, short term disability plan, long term disability plan, or salary continuance plan and for greater certainty, excludes any Employee who is not actively engaged in the Purchased Businesses or the National Post Business, as the case may be, as of the Closing Date by reason of shift patterns, holiday, vacation, bereavement leave or jury leave;

          "INSURANCE PLANS" means any and all employment benefits relating to disability or wage continuation during periods of absence from work (including short-term disability, long-term disability and workers' compensation), hospitalization, health, eye care, medical or dental treatments or expenses, life insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured;

          "INTELLECTUAL PROPERTY" means all patents, copyrights, Trade-marks, industrial designs and integrated circuit topographies (including registrations of and applications for all of the foregoing in any jurisdiction and renewals, divisions, extensions and reissues, where applicable, relating thereto), trade secrets, confidential information, Technology and all other intellectual property rights of any kind or nature;

          "INTERIM PERIOD" shall have the meaning given to it in Section 9.12;

          "INVENTORIES" means all inventories of every kind and nature and wheresoever situate owned by the Vendors and pertaining to the Purchased Businesses including all work in progress, supplies of newsprint, paper ink and other operating supplies and packaging materials of or pertaining to the Purchased Businesses;

          "LAWS" means all applicable laws, including common law, by-laws, rules, statutes, regulations and legally binding decisions, orders, ordinances, protocols, codes, guidelines, policies, notices, directions, instructions and authorizations and judgements or other legally binding requirements of any Governmental Authority;

          "LEASED REAL PROPERTY" means all premises used or reasonably required by the Purchased Businesses or the National Post Business which are leased, subleased, licensed or otherwise occupied by the Vendors and the interest of the Vendors in all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way, spur tracks and other appurtenances situated on or forming part of such premises;

          "LISTED INTELLECTUAL PROPERTY" has the meaning given in Section 4.24;

          "MANAGEMENT SERVICES AGREEMENT" means the management services agreement to be dated as of the Closing Date to be entered into by Ravelston and CanWest substantially in the form of Schedule 7.1(p);

          "MATERIAL ADVERSE EFFECT" means any condition, event or development which is or reasonably could be expected to result in or represent a material adverse effect or change, individually or in the aggregate, on or in the financial condition, assets, business, operations or prospects, results of operations, liabilities or rights of a Person or which has a significant adverse effect on the value of the business of such Person, other than those resulting from industry-wide conditions or general economic conditions affecting the industry in which the businesses of the Person is carried on;

          "MATERIAL CONTRACT" means (a) all newsprint and ink supply agreements;
          (b) all Real Property Leases in respect of which the annual rent exceeds $100,000; (c) all Trade-Mark licenses which are material to a Business Unit, the Purchased Businesses or National Post Business ;
          (d) all Permitted Encumbrances other than those identified on Schedule
          4.4 in items 2 and 7; and (e) any Contract (i) involving a one-time cost or annual payments to or by the Vendors or their subsidiaries in excess of $1 million, (ii) involving rights or obligations that may reasonably extend beyond 1 year which cannot be terminated without penalty on less than 3 months notice and which has annual payments in excess of $100,000, (iii) which is outside the ordinary course of business, or (iv) containing any material restriction on the ability of the Vendors or any subsidiary of the Vendors to carry on the Purchased Businesses or the National Post Business;

          "MULTIPLE VOTING SHARES" means the multiple voting shares in the capital of CanWest;

          "NATIONAL POST AFFILIATION/SERVICES AGREEMENT" means the agreement substantially in the form of Schedule 7.1(r);

          "NATIONAL POST ASSETS" means all of National Post Company's right, title and interest in, to and under the assets, property and undertaking owned or used or held by National Post Company for use in, or in respect of the operation of the National Post Business (including, for greater certainty, the Vendors' right to title and interest in the printing press located in the production facility of the Hamilton Spectator);

          "NATIONAL POST BALANCE SHEET" means the balance sheet of National Post Company as at May 31, 2000 included in the National Post Financial Statements;

          "NATIONAL POST BUSINESS" means the business of owning, operating and publishing the National Post newspaper, Saturday Night Magazine, National Post Business Magazine and related publications and the operation of the National Post website;

          "NATIONAL POST COMPANY" means the general partnership currently carrying on the National Post Business;

          "NATIONAL POST FINANCIAL FORECAST" means the budget of National Post Company for the year ending December 31, 2000;

          "NATIONAL POST FINANCIAL STATEMENTS" means the unaudited financial statements of National Post Company for the fiscal period ended May 31, 2000 consisting of a balance sheet and income statement, a copy of which is annexed as Schedule 4.11(b);

          "NATIONAL POST SHAREHOLDER AGREEMENT" means the agreement substantially in the form of Schedule 7.1(q) to be converted to a partnership agreement prior to Closing;

          "NEWSMEDIACO" means, collectively, the newly incorporated indirect subsidiaries of Hollinger to which all of the Purchased Assets, other than the National Post Assets, the Canada.com Assets and the Central Services Assets, are transferred and which assumes all the Assumed Liabilities, other than the Assumed Canada.com Liabilities, the Assumed Central Services Liabilities, pursuant to the Reorganization in accordance with a Transfer Agreement;

          "NEWSMEDIACO DEBT" means the indebtedness of NewsMediaCo Holdco incurred in connection with the acquisition of all of the issued and outstanding shares of NewsMediaCo pursuant to the Reorganization;

          "NEWSMEDIACO HOLDCO" means, collectively, the newly incorporated indirect subsidiaries of Hollinger which, on and after the Reorganization Date, will own all of the issued and outstanding shares in the capital of NewsMediaCo;

          "NEWSMEDIACO SHARES" means all of the issued and outstanding shares in the capital of NewsMediaCo Holdco;

          "NEWSPAPER PARTNERSHIP EMPLOYEES" means all Employees of Newspapers Partnership and its subsidiaries other than Excluded Employees provided that for the purposes of Section 9.8(d), the definition of Inactive Employee shall be read as if the reference to "Closing Date" were January 1, 2001;

          "NON-ASSIGNABLE RIGHTS" shall have the meaning given in Section 2.8;

          "NON-COMPETITION AGREEMENTS" means the agreements substantially in the form of Schedule 7.1(j);

          "NON-VOTING SHARES" means non-voting shares in the capital of CanWest;

          "NOTICE" shall have the meaning given in Section 11.3;

          "OCCUPATIONAL HEALTH AND SAFETY LAWS" means the Ontario Occupational Health and Safety Act, the Workplace Safety and Insurance Act or such other similar federal or provincial legislation relating in full or in part to the protection of employee health and safety as may be applicable to the Purchased Businesses;

          "OWNED REAL PROPERTY" means all freehold lands currently principally used in or reasonably required for the Purchased Businesses or the National Post Business which are owned or purported to be owned, in fee simple, by the Vendors including all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way, spur tracks and other appurtenances situated on or forming part of such lands other than any such lands which are currently used solely and exclusively by the Excluded Businesses;

          "PARTIES" means the Vendors and CanWest collectively, and "Party" means any one of them;

          "PENSION AND EMPLOYEE BENEFITS PLANS AGREEMENT" means an agreement substantially in the form of Schedule 7.1(v);

          "PENSION PLANS" means any and all benefits relating to retirement or retirement savings including, without limitation, pension plans, pensions or supplemental pensions, registered retirement savings plans, "registered pension plans" (as defined in the Income Tax Act (Canada)) and "retirement compensation arrangements" (as defined in the Income Tax Act (Canada));

          "PERMITTED ENCUMBRANCES" means the Encumbrances listed in Schedule
          4.4;

          "PERSON" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative;

          "PREPAID EXPENSES AND DEPOSITS" means all amounts prepaid in connection with the Purchased Businesses in respect of the twelve month period following the Effective Date, including prepaid subscriptions, property taxes, business taxes, rents, telephone and telecommunications costs, insurance premiums in respect of insurance for the period from the Effective Date to the Closing Date, prepaid advertising amounts, other than (a) income or other taxes which are personal to the Vendors and its subsidiaries, (b) any amounts paid in respect of the Pension Plans or Benefit Plans, (c) all deposits with any public utility or any Governmental Authority, (d) deferred financing and other charges and (e) any prepaid amounts which are Excluded Assets;

          "PREFERRED SHARES" means the Class 1 Preference Shares, in the capital of CanWest having substantially the rights, privileges, terms and conditions set forth in Schedule 3.2(a);

          "PRINT NEWS MEDIA ASSETS" means all of the Purchased Assets other than the National Post Assets, the Central Services Assets and the Canada.com Assets;

          "PRINT NEWS MEDIA BUSINESS" means the businesses of the Vendors engaged in the operation, publication and management of newspapers, magazines, specialty publications, and ancillary communications operations in Canada and the provision of Content through the internet and the website operations of such businesses (being the operations of the Vendors that produce the revenues and sales and incur the operating costs directly relating thereto of all websites providing online access to the Content of a newspaper or magazine or its classified advertising such as Careerclick.com, Carclick.com and Homeclick.com but for greater certainty, does not include the operations generating the costs of construction, design and technical maintenance of such websites (which are included in the Canada.com Assets)), including those businesses of the Vendors listed and described in Schedule 1.1(c), but not including the National Post Business, the Canada.com Business, the Central Services and the Excluded Businesses;

          "PRINT NEWS MEDIA BUSINESS EBITDA" means the audited earnings of the Print News Media Business (including the revenues and sales and operating costs relating to the operation by the Vendors of all websites providing online access to the Content of a newspaper or magazine or its classified advertising such as Careerclick.com, Carclick.com and Homeclick.com but, for greater certainty, excludes the costs of construction, design and technical maintenance of such websites) for the twelve month period ending December 31, 2000 calculated without duplication before: (i) income taxes; (ii) depreciation and amortization; (iii) interest and other financing charges; (iv) the cost of the Central Services; (v) the non-recurring cost of the strike at the Calgary Herald (net of any operating cost saving realized during the strike); (vi) the non-recurring set-up costs of the introduction of new presses in Saskatoon; (vii) any employer Canada Pension Plan and Employment Insurance contributions borne by the Vendors pursuant to Section 9.11; (viii) minority interest in the earnings of subsidiaries; (ix) equity income or losses in the earnings of Affiliates; (x) dividend, interest and other sundry income not earned in the ordinary course of business; (xi) gains and losses in respect of the disposition of assets; (xii) the reversal of provisions for costs which were made in respect of prior years earnings; (xiii) unusual or extraordinary items; (xiv) pension income relating to the Southam Retirement Plan; and (xv) other expense and income items normally recorded on the income statement below the operating profit line, all as determined in accordance with GAAP on a basis consistent with prior years, calculated on a basis consistent with the indicative calculation attached as Schedule 3.6(b), all as reflected on the Vendor Year-End Financial Statement. For greater certainty, Print News Media Business EBITDA shall include those expenses relating to pensions, SERA, post-retirement and post-employment benefits of all the Employees employed in the Print News Media Business consistent with the indicative calculation attached as Schedule 3.6(b);

          "PRINT NEWS MEDIA FINANCIAL FORECAST" means the forecast for the Print News Media Business for the year ending December 31, 2000 included in the Confidential Information Memorandum provided to CanWest and summarized in Schedule 4.12;

          "PURCHASE PRICE" has the meaning given it in Section 3.1;

          "PURCHASED ASSETS" means all of the Vendors' right, title and interest, directly and indirectly, in, to and under the assets, property and undertaking owned or used or held by the Vendors for use in, or in respect of the operation of the Purchased Businesses or the National Post Business, including the following properties, assets and rights:

          (k)  the Owned Real Property;

          (l)  the Contracts including:

               (i)  the Real Property Leases; and

               (ii) the Equipment Contracts;

          (m)  the Inventories;

          (n)  the Fixed Assets;

          (o)  the Goodwill;

          (p)  the Historical Materials;

          (q)  Prepaid Expenses and Deposits;

          (r)  the Accounts Receivable;

          (s)  the Intellectual Property;

          (t)  the Books and Records;

          (u) the shares owned by the Vendors in any corporation which holds any of the Purchased Assets after the Reorganization Date other than the Purchased Shares;

          (v)  the Government Authorizations; and

          (w) all other rights, properties and assets (other than any Excluded Assets) of the Vendors used or useful in the operation of the Purchased Businesses or the

               National Post Business, of whatsoever nature or kind and wherever situated other than those which are used exclusively by the Excluded Assets;

          "PURCHASED BUSINESSES" means all business and operations of the Vendors in Canada including the Print News Media Business, the Purchased Central Services, and the Canada.com Business but not including the National Post Business or any of the Excluded Businesses;

          "PURCHASED CENTRAL SERVICES" means the Central Services other than those which constitute Excluded Assets;

          "PURCHASED DEBT" means the NewsMediaCo Debt, Central Services Company Debt and Canada.com Company Debt;

          "PURCHASED NATIONAL POST COMPANY INTEREST" means a fifty percent partnership interest in National Post Company;

          "PURCHASED SHARES" mean the NewsMediaCo Shares, the Canada.com Company Shares and the Central Services Company Shares;

          "RAVELSTON" means The Ravelston Corporation Limited;

          "REAL PROPERTY" means the Owned Real Property and the Leased Real Property;

          "REAL PROPERTY LEASES" means those agreements to lease, leases, subleases or licenses or other occupancy rights pursuant to which the Vendors use or occupy any part of the Leased Real Property;

          "REGISTRATION RIGHTS AGREEMENT" means an agreement substantially in the form of Schedule 8.1(j);

          "RELEASE" has the meaning prescribed in any Environmental Law and includes, without limitation, any sudden, intermittent or gradual release, spill, leak, pumping, pouring, emission, addition, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, seepage, or placement;

          "REMEDIAL ORDER" means any complaint, direction, instruction, order or sanction which is legally binding and which is issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws and includes, without limitation, any order requiring any study, investigation, remediation, control, removal, clean-up of or other action to address any Hazardous Substance, or requiring that any Release or any related activity be reduced, modified or eliminated or requiring any form of payment or cooperation to be provided to any Governmental Authority;

          "REORGANIZATION" means the reorganization of the Purchased Businesses and the National Post Business substantially in the manner and on substantially the terms described in Schedule 2.1-1, pursuant to which Hollinger shall cause:

          (x) NewsMediaCo to acquire on or prior to the Reorganization Date the Purchased Assets, other than the National Post Assets, the Central Services Assets and the Canada.com Assets, and to assume the Assumed Liabilities, other than the Assumed Liabilities associated with the National Post Business and the Assumed Central Services Liabilities and the Assumed Canada.com Liabilities, in accordance with the terms of a Transfer Agreement;

          (y) Canada.com Company to acquire on or prior to the Reorganization Date the Canada.com Assets and to assume the Assumed Canada.com Liabilities in accordance with the terms of a Transfer Agreement;

          (z) Central Services Company to acquire on or prior to the Reorganization Date the Central Services Assets and to assume the Assumed Central Services Liabilities; and

          (aa) NewsMediaCo Holdco, Central Services Company Holdco and Canada.com Company Holdco to acquire prior to the Closing Date all of the issued and outstanding shares in NewsMediaCo, Central Services Company and Canada.com Company, respectively;

          "REORGANIZATION DATE" means the date on which Hollinger completes steps 1 through 5 of the Reorganization;

          "SECURITIES COMMISSIONS" means each of the Canadian provincial and territorial securities regulatory authorities and the United States Securities and Exchange Commission;

          "SERA" means a supplemental executive retirement arrangement listed in
          Part 2 of Schedule 4.32;

          "SENIOR SECURED FACILITY" shall have the meaning given to it in
          Section 5.8;

          "SOUTHAM EMPLOYEES" means those Employees of Southam and its subsidiaries (excluding, for this purpose, Newspapers Partnership and its subsidiaries) other than the Excluded Employees;

          "SUBCO" means a newly incorporated direct wholly-owned subsidiary of CanWest which will own on the Closing Date all of the issued and outstanding shares of Global Television Network Inc.;

          "SUBORDINATED DEBENTURES" means the unsecured subordinated debentures of Subco having the terms and conditions set forth in Schedule 3.2(e);

          "SUBORDINATE VOTING SHARES" means the subordinate voting shares in the capital of CanWest;

          "TAX RETURNS" includes all returns, reports, declarations, elections, notices, filings, information returns and statements filed or required to be filed in respect of Taxes;

          "TAX SHIELD REDUCTION AMOUNT" shall have the meaning given in Section 3.6(c);

          "TAXES" includes all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, employer health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all unemployment insurance, health insurance and Canada, Quebec and other government pension plan premiums or contributions;

          "TECHNOLOGY" means any computer software and hardware, equipment, device, tool, method, process, procedure, technique, formula, design, plan, technical information, research data, discovery, know-how, concept or invention, whether or not patentable, and any other subject matter of a technical or functional nature;

          "TRADE-MARKS" means trade-marks, brand names, internet domain names, trade names, slogans, URLs, designs, graphics and logos, and other indicia of origin, whether or not registered;

          "TRANSFER AGREEMENT" means an asset transfer agreement, substantially in the form of Schedule 2.1-2, providing for the transfer of a portion of the Purchased Assets and assumption of a portion of the Assumed Liabilities;

          "TRANSFERRED EMPLOYEES" means the Southam Employees and the Newspaper Partnership Employees who accept employment with NewsMediaCo, Central Services Company or Canada.com Company, as the case may be;

          "TRANSFERRING PLAN" means a Transferring Plan as defined in the Pension and Employee Benefit Plans Agreement;

          "UNION" includes any union, trade union or association that may qualify as a union or trade union pursuant to the terms of the Ontario Labour Relations Act or any other federal or provincial legislation;

          "UNION PLANS" means any and all Benefit Plans which are or are required to be established and maintained pursuant to a Collective Agreement and which are not maintained or administered solely by the Vendors;

          "URL" means a universal resource locator which designates a unique internet protocol address for locating and accessing an Internet website, or page or location within a website;

          "VENDOR YEAR-END FINANCIAL STATEMENT" means the combined consolidated statement of the Print News Media Business EBITDA;

          "VENDORS" means, collectively, Southam, Newspapers Partnership and HCN Publications; and

          "WORKING CAPITAL" means those of the Current Assets relating solely to the Print News Media Business less those of the Current Liabilities relating solely to the Print News Media Business calculated in accordance with the procedures set forth in Schedule 3.7:

1.2  CERTAIN RULES OF INTERPRETATION

In this Agreement and the Schedules:

     (a) TIME -- time is of the essence in the performance of the Parties' respective obligations;

     (b) CURRENCY -- unless otherwise specified, all references to money amounts are to Canadian currency;

     (c) HEADINGS -- descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections;

     (d) SINGULAR, ETC. -- use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

     (e) CONSENT -- whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent;

     (f) CALCULATION OF TIME -- unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day;

     (g) BUSINESS DAY -- whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following such day; and

     (h) INCLUSION -- where the words "including" or "includes" appear in this Agreement, they mean "including (or includes) without limitation".

1.3  SUBSIDIARY

In this Agreement, a Person is a subsidiary of another Person if:

     (a)  it is controlled by:

          (i)   that other Person;

          (ii) that other Person and one or more other Persons each of which is controlled by that other Person; or

          (iii) two or more Persons each of which is controlled by that other Person; or

     (b)  it is a subsidiary of a Person that is a subsidiary of that other
          Person.

1.4  KNOWLEDGE

Any reference to the knowledge of any Party shall mean to the actual knowledge of the executive officers of such Party (including, in the case of the Vendors, the publishers of the Business Units and for certainty including David Radler, Peter Atkinson, Jack Boultbee and David Dodd) after reviewing all relevant records and making due inquiries regarding the relevant matter.

1.5  MADE AVAILABLE

Any reference to information or materials being made available by the Vendors to CanWest shall mean that such information or materials were placed in the due diligence data room at the offices of Torys, counsel to the Vendors, or were placed in the due diligence data room at the office of Southam located at 1450 Don Mills Road, or were provided directly to a senior executive of CanWest.

1.6  ENTIRE AGREEMENT

This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement and the confidentiality agreements dated May 16, 2000 between Hollinger and CanWest, constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

1.7  APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract.

1.8  ACCOUNTING PRINCIPLES

All references to generally accepted accounting principles or GAAP means the principles recommended, from time to time, in the Handbook of the Canadian Institute of Chartered Accountants and all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with Canadian generally accepted accounting principles.

1.9  SCHEDULES

The schedules to this Agreement, as listed below, are an integral part of this
Agreement:


SCHEDULE            DESCRIPTION
--------            -----------
Schedule 1.1(a)     Assumptions and Methods relating to Accrued Liabilities
Schedule 1.1(b)     Arbitration Procedures
Schedule 1.1(c)     Business Units
Schedule 1.1(d)     Excluded Assets
Schedule 1.1(e)     Excluded Businesses
Schedule 2.1-1      Reorganization Steps
Schedule 2.1-2      Form of Transfer Agreement
Schedule 3.1(a)     Central Services
Schedule 3.2(a)     Terms of Class 1 Preference Shares
Schedule 3.2(e)     Principal Terms of Subordinated Debentures
Schedule 3.3(a)-1   CanWest Operations
Schedule 3.3(a)-2   Description of Calculation of CanWest 2001 EBITDA
Schedule 3.6(b)     Indicative Calculation of Print News Media Business EBITDA
Schedule 3.6(c)     Estimated Tax Shield Reduction Amount
Schedule 3.7        Working Capital Procedures
Schedule 3.15       Allocation of Purchase Price
Schedule 4.3        Subsidiaries
Schedule 4.4        Permitted Encumbrances

Schedule 4.6        Capitalization
Schedule 4.11(a)    Financial Statements
Schedule 4.11(b)    National Post Financial Statements
Schedule 4.12       Print News Media Financial Forecast
Schedule 4.13       Undisclosed Liabilities
Schedule 4.14(e)    Unusual Transactions
Schedule 4.15       Joint Venture Interests
Schedule 4.17       Fixed Assets
Schedule 4.22       Licenses, Permits etc.
Schedule 4.23       Restrictive Covenants
Schedule 4.24       Intellectual Property
Schedule 4.25       Equipment Contracts
Schedule 4.26       Owned Real Property
Schedule 4.27       Leased Real Property
Schedule 4.28       Real Property Generally
Schedule 4.29       Environmental Matters
Schedule 4.30(a)    Employee Matters
Schedule 4.30(b)    Employment Contracts
Schedule 4.30(c)    Employment Policies
Schedule 4.30(h)    Independent Contractors
Schedule 4.31       Collective Agreements
Schedule 4.32       Pension/Benefit Plans
Schedule 4.34       Material Contracts
Schedule 4.36       Inter-Affiliate Arrangements
Schedule 4.38       Litigation
Schedule 4.42       Trade Allowances
Schedule 4.43       Third-Party Consents
Schedule 4.44       Location of the Assets
Schedule 5.8        Title to Property
Schedule 5.9        Incorporation and Registration
Schedule 7.1(j)     Form of Non-Competition Agreements
Schedule 7.1(p)     Form of Management Services Agreement
Schedule 7.1(q)     Form of National Post Shareholders Agreement
Schedule 7.1(r)     Form of National Post Affiliation/Services Agreement
Schedule 7.1(s)     Form of Employee Interim Services Agreement
Schedule 7.1(v)     Form of Pension and Benefits Plans Agreement
Schedule 8.1(j)     Form of Registration Rights Agreement


                                   ARTICLE 2
                        REORGANIZATION, PURCHASE AND SALE

2.1  THE REORGANIZATION

On or prior to the Closing Date, Hollinger shall have completed the Reorganization.

2.2  SETTLEMENT OF INTER-AFFILIATE PAYABLES AS OF EFFECTIVE DATE

          (a) Hollinger shall cause all amounts relating to the Purchased Businesses due and owing, payable or otherwise accrued to, and all amounts relating to the Purchased Businesses receivable or otherwise accrued from, the Vendors and their subsidiaries, including the National Post Business and the Excluded Assets, to be paid or settled as of the Effective Date.

          (b) Hollinger shall cause all amounts relating to the Print News Media Business due and owing, payable or otherwise accrued to, and all amounts relating to the Print News Media Business receivable or otherwise accrued from, the Canada.com Business and the Central Services to be paid or settled as of the Effective Date.

2.3  INTENTIONALLY DELETED.

2.4  ACTIONS BY THE VENDORS AND CANWEST

At the Closing Time with effect as of and from the Effective Date:


          (a) PURCHASE AND SALE -- The Vendors shall sell, transfer and assign or cause to be sold to CanWest and CanWest shall purchase and accept the assignment from the Vendors of the Purchased Shares, the Purchased Debt and the Purchased National Post Company Interest for the Purchase Price payable as provided in this Agreement;


          (b) PAYMENT OF PURCHASE PRICE -- CanWest shall deliver to the Vendors, or as the Vendors may direct, the Purchase Price in accordance with the provisions of Schedule 2.4(b);

          (c) TRANSFER AND DELIVERY OF THE PURCHASED SHARES AND THE PURCHASED NATIONAL POST COMPANY INTEREST -- The Vendors shall transfer or cause to be transferred and delivered to CanWest share certificates or partnership units, as the case may be, representing the Purchased Shares and the Purchased National Post Company Interest duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, by the holders of record, and shall take such steps as shall be necessary to cause NewsMediaCo Holdco, Canada.com Company Holdco, Central Services Company Holdco and National Post Company, respectively, to enter CanWest or its nominee(s) upon the books of NewsMediaCo Holdco, Canada.com Company Holdco, Central Services Company Holdco or National Post Company, respectively, and to issue one or more share certificates or partnership units, as the case may be, to CanWest or its nominee(s) representing the NewsMediaCo Shares, the Canada.com Company Shares, the Central Services Company Shares and the Purchased National Post Company Interest.

2.5  PLACE OF CLOSING

The Closing shall take place at the Closing Time at the offices of Osler, Hoskin & Harcourt LLP, 1 First Canadian Place, Suite 6300, Toronto, Ontario, M5X 1B8, or at such other place as may be agreed upon by Hollinger and CanWest.

2.6  TENDER

Any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company or, with the consent of the Party entitled to payment, by wire transfer of immediately available funds to the account specified by that Party.

2.7  NO ASSUMPTION OF LIABILITIES

For greater certainty, CanWest is not assuming, and NewsMediaCo, Central Services Company and Canada.com Company shall not assume, and shall not be responsible for any of the liabilities, debts or obligations of the Vendors or their subsidiaries, whether present or future, absolute or contingent and whether or not relating to the Purchased Businesses including any liability for litigation against or involving Hollinger or any of its Affiliates, including any and all Claims by or on behalf of any Employee, former Employee or Union made on or before the Closing Date in the case of the Southam Employees and on or before January 1, 2001 in the case of the Newspapers Partnership Employees, or which related to events on or before the Closing Date in the case of the Southam Employees and, subject to the terms of the Employee Interim Services Agreement, on or before January 1, 2001 in the case of the Newspapers Partnership Employees, other than, in the case of Canada.com Company, the Assumed Canada.com Liabilities, in the case of NewsMediaCo, the Assumed Print News Media Liabilities and in the case of Central Services Company, the Assumed Central Services Liabilities and the Vendors shall indemnify and save harmless CanWest from and against all liabilities, debts or obligations of Hollinger and its Affiliates or the Purchased Businesses other than the Assumed Liabilities. CanWest agrees to cause NewsMediaCo, Central Services Company and Canada.com Company to pay, satisfy or perform the Assumed Liabilities on and after the Closing Date and shall indemnify and save harmless the Vendors therefrom.

2.8  ASSIGNMENT OF CONTRACTS

Nothing in this Agreement shall be construed as an assignment of, or an attempt to assign to NewsMediaCo, Central Services Company or Canada.com Company, any Contract, Intellectual Property right or Governmental Authorization which, as a matter of law or by its terms, is (i) not assignable, or (ii) not assignable without the approval or consent of the issuer thereof or the other party or parties thereto, without first obtaining such approval or consent (collectively "Non-Assignable Rights"). In connection with such Non-Assignable Rights, and without prejudice to the rights of CanWest under Section 7.1(e) the Vendors shall, at the request of CanWest:

          (a) apply for and use all reasonable efforts to obtain all consents or approvals contemplated by the Contracts or Governmental Authorization, in a form satisfactory to CanWest acting reasonably;

          (b) co-operate with CanWest in any reasonable and lawful arrangements designed to provide the benefits of such Non-Assignable Rights to NewsMediaCo, Central Services Company or Canada.com Company including holding any such Non-Assignable Rights solely in trust for or solely acting as agent for NewsMediaCo, Central Services Company or Canada.com Company, as the case may be;

          (c) enforce any rights of the Vendors arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

          (d) take all such actions and do, or cause to be done, all such things at the request of CanWest as shall reasonably be necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall endure to the benefit of NewsMediaCo, Central Services Company or Canada.com Company, as the case may be; and

          (e) pay over to NewsMediaCo, Central Services Company or Canada.com Company, as the case may be, all monies collected by or paid to the Vendors in respect of such Non-Assignable Rights.

CanWest shall reimburse the Vendors for out-of-pocket expenses incurred, and shall indemnify and save the Vendors harmless from any Claims in respect of any Non-Assignable Rights in connection with or arising as a result of any action of the Vendors taken in accordance with the foregoing. If the Vendors are unable to lawfully provide the benefit of any Governmental Authorization to NewsMediaCo, Central Services Company or Canada.com Company, as the case may be, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

                                   ARTICLE 3
                                 PURCHASE PRICE

3.1  PURCHASE PRICE

The amount payable by CanWest for the Purchased Shares, the Purchased Debt and the Purchased National Post Company Interest (the "Purchase Price"), subject to any adjustments required by Section 3.6, and exclusive of all applicable sales and transfer taxes, shall be the amount of $3,837,760,000, being the sum of the following amounts:

     (a) $3,627,760,000 for the NewsMediaCo Shares, the NewsMediaCo Debt, the Central Services Company Shares and the Central Services Company Debt, plus

     (b)  $100 million for the Purchased National Post Company Interest; plus

     (c) $30 million for the Canada.com Company Shares and the Canada.com Company Debt; plus

     (d) $80 million in consideration of the receipt by CanWest on behalf of CanWest and NewsMediaCo of the Non-Competition Agreements; less

     (e) the difference, if any, between the aggregate price paid by the Vendors for the shares of CanWest acquired pursuant to the Concurrent Share Purchase Agreements and the price which would have been paid had such shares been acquired for $25.00 per share.

3.2  SATISFACTION OF PURCHASE PRICE

CanWest shall pay and satisfy the Purchase Price, subject to any adjustments required by Section 3.3 and as further provided in Schedule 2.4(b), as follows:

     (a) as to the amount of $10,125,000, by the issuance and delivery to the Vendors or as the Vendors may direct of 2.7 million Preferred Shares representing 5.68% of the votes attached to CanWest's outstanding share capital on a fully diluted basis after giving effect to the transactions contemplated by this Agreement;

     (b) as to the amount of $607,500,000, subject to any adjustments required by Section 3.3, by the issuance and delivery to the Vendors or as the Vendors may direct of 24.3 million Non-Voting Shares representing 14.01% of CanWest's outstanding share capital on a fully diluted basis after giving effect to the transactions contemplated by this Agreement;

     (c) as to the amount of $114,000,000 by wire transfer of immediately available funds to an account or accounts designated by the Vendors or by delivery to the Vendors or as the Vendors may direct of a certified cheque or bank draft made payable in lawful money of Canada;

     (d) as to the amount of $2,330,583,000 by wire transfer of immediately available funds to an account or accounts designated by the Vendors or by delivery to the Vendors or as the Vendors may direct of a certified cheque or bank draft made payable in lawful money of Canada; and

     (e) as to the balance, by the delivery to the Vendors of Subordinated Debentures having an aggregate principal amount equal to $775,552,000 plus (i) any amount payable by CanWest to the Vendors pursuant to Sections 3.3(a) or 3.6(a), less (ii) any amounts payable by the Vendors to CanWest by a reduction in the principal amount of the Subordinated Debentures pursuant to Sections 3.6(a), (b) or (c).

3.3  ADJUSTMENT TO CONSIDERATION

     (a) CANWEST EBITDA ADJUSTMENT - In the event that the CanWest 2001 EBITDA is less than $421,991,000, CanWest shall pay to the Vendors an amount equal to the product of (i) twelve (12) times the amount by which the CanWest 2001 EBITDA is less than $421,991,000 multiplied by (ii) 15.11%.

     (b) ISSUANCE OF NON-VOTING SHARES - CanWest acknowledges that the Vendors have by agreement with CanWest Communications Corporation ("CCC") agreed to purchase from CCC up to 1 million Non-Voting Shares and may acquire Subordinate Voting Shares from another seller (the aggregate number of such shares being up to 2.7 million) (collectively the "Concurrent Share Purchase Agreements") on or about the Closing Date at a purchase price of up to $25.00 per share, which agreement is subject to certain conditions precedent for the benefit of CCC and Southam to be satisfied prior to the Closing Date. In the event that Southam does not acquire 2.7 million Non-Voting Shares and/or Subordinate Voting Shares (other than by reason of its default), CanWest shall sell and deliver to the Vendors or as the Vendors may direct that number of additional Non-Voting Shares as is equal to the difference between 2.7 million and the number of Non-Voting Shares and/or Subordinate Voting Shares purchased by the Vendors pursuant to the Concurrent Share Purchase Agreements at a purchase price of $25.00 per share. The purchase price for such additional Non-Voting Shares shall be satisfied by an equivalent reduction in the amount payable by CanWest to the Vendors by wire transfer, certified cheque or bank draft in accordance with Section 3.2(d).

3.4  DELIVERY OF CANWEST YEAR-END FINANCIAL STATEMENT

As soon as reasonably practical after August 31, 2001 and in any event not later than 120 days thereafter, CanWest shall prepare and deliver to the Vendors the CanWest Year-End Financial Statement. The Vendors and the Hollinger Auditor shall be afforded reasonable access to the books and records of CanWest and the working papers of the CanWest Auditor for the purpose of reviewing the CanWest Year-End Financial Statement.

3.5  PAYMENT OF CANWEST EBITDA ADJUSTMENT

Subject to Section 3.13, within 30 days after delivery by CanWest to the Vendors of the CanWest Year-End Financial Statement, CanWest shall pay to the Vendors any amount payable pursuant to Section 3.3(a). CanWest will satisfy such payment through an increase in the aggregate principal amount of Subordinated Debentures equal to such amount

3.6  ADJUSTMENTS TO THE PURCHASE PRICE

     (a)  WORKING CAPITAL ADJUSTMENT - The Purchase Price payable pursuant to
          Section 3.1 is based upon the assumption that the Working Capital as of the Effective Date is $0.00. The Purchase Price shall be increased or decreased on a dollar for dollar basis by the amount, if any, by which Working Capital reflected on the Effective Date Financial Statements is greater or less than $0.00.

     (b)  VENDORS EBITDA ADJUSTMENT - The Purchase Price payable pursuant to
          Section 3.1 is based upon the estimate that the Print News Media Business EBITDA, is $398,276,000. The Purchase Price shall be decreased by an amount equal to the difference between: (i) ten (10) times the amount, if any, by which the actual Print News Media Business EBITDA, is less than $398,276,000 (the "Gross Reduction") and
          (ii) the Tax Shield Adjustment. The Tax Shield Adjustment is the product obtained when 75% of the Gross Reduction is multiplied by 0.1640625.

     (c)  TAX SHIELD REDUCTION - The Purchase Price payable pursuant to Section
          3.1 for the Purchased Shares shall be reduced by an amount ("Tax Shield Reduction Amount") determined by the following formula:

          Tax Shield Reduction Amount = A x  C x T x R +X    where:
                                             ---------
                                               R + i

          A = in respect of any Purchased Asset that is depreciable property,
              1+ i/2; and
              ------
               1+ i

              in respect of any other Purchased Asset, nil.

          i = the agreed discount rate of 9%

          T = the agreed tax rate of 37.5%


          C = in respect of each Purchased Asset that is part of the Purchased Businesses, the difference between: (i) the fair market value (or in the case of a Purchased Asset that is eligible capital property ("ECP") for purposes of the Income Tax Act (Canada) or any applicable provincial income tax legislation 3/4 of the fair market value) of such asset on the Effective Date as determined in accordance with Section 3.11 of this Agreement; and (ii) the cost amount (or in the case of a Purchased Asset that is ECP, 3/4 of the cost amount) on the Effective Date to NewsMediaCo, Central Services Company or Canada.com Company, as the case may be, of such asset for purposes of the Income Tax Act (Canada) or any applicable provincial income tax legislation having regard, without limitation, to any elections executed (whether before, on or after the Closing Date) by NewsMediaCo, Central Services Company or Canada.com Company under either subsection 85(1) or 85(2) of the Income Tax Act (Canada) and any analogous provision of any provincial income tax legislation in respect of the acquisition of such asset;

               in respect of each Purchased Asset that is part of the National Post Business, 50% of the difference between: (i) the fair market value (or in the case of a Purchased Asset that is ECP 3/4 of the fair market value) of such asset on the Effective Date as determined in accordance with Section 3.11 of this Agreement; and
               (ii) the cost amount (or in the case of Purchased Asset that is ECP, 3/4 of the cost amount) on the Effective Date to The National Post Company of such asset for purposes of the Income Tax Act (Canada) or any applicable provincial income tax legislation;

           R = in respect of any Purchased Asset that is depreciable property of a prescribed class for purposes of the Income Tax Act (Canada) or any applicable provincial income tax legislation, the percentage rate of capital cost allowance prescribed by Regulations to the Income Tax Act (Canada) or applicable provincial income tax legislation;

               in respect of any Purchased Asset that is ECP 7%; and

               in respect of any other Purchased Asset, nil; and

           X = $10 million.

               In the event that the Tax Shield Reduction Amount has not been finally determined on or prior to the Closing Date the Purchase Price payable on the Closing Date shall be reduced by the sum of $10,000,000 plus the amount of $410,135,122 representing the amount of the Tax Shield Reduction Amount calculated in accordance with Schedule 3.6(c) (the "Estimated Tax Shield Reduction Amount"). This reduction in Purchase Price shall be satisfied as to 76% of the Estimated Tax Shield Reduction Amount by a reduction in the amount payable pursuant to Section 3.2(d) and, as to 24% of the Estimated Tax Shield Reduction Amount, by a reduction in the aggregate principal amount of Subordinated Debentures issuable pursuant to Section 3.2(e).

3.7  DELIVERY OF EFFECTIVE DATE FINANCIAL STATEMENT

As soon as reasonably practical after the Effective Date and in any event not later than 90 days thereafter, the Vendors shall prepare the Effective Date Financial Statement in accordance with the procedures set forth in Schedule 3.7 and shall deliver to CanWest the Effective Date Financial Statement. CanWest shall co-operate fully with the Vendors in the preparation of the Effective Date Financial Statement. CanWest and the CanWest Auditor shall be afforded reasonable access to the Books and Records and the working papers of the Hollinger Auditor for the purposes of reviewing the Effective Date Financial Statement.

3.8  PAYMENT OF WORKING CAPITAL ADJUSTMENT AMOUNT

Subject to Section 3.12, within 30 days after delivery by the Vendors to CanWest of the Effective Date Financial Statement, the Vendors or CanWest, as the case may be, shall pay to the other the amount by which, based upon the Effective Date Financial Statement, the Purchase Price is to be adjusted pursuant to
Section 3.6(a). The payment of such amount shall be satisfied, as to 76% of such amount, by wire transfer, certified cheque or bank draft and, as to 24% of such amount, by an increase or a reduction, as the case may be, in the aggregate principal amount of Subordinated Debentures.

3.9  DELIVERY OF VENDOR YEAR-END FINANCIAL STATEMENT

As soon as reasonably practical after December 31, 2000 and in any event not later than 120 days thereafter, CanWest shall prepare and deliver to the Vendors the Vendor Year-End Financial Statement. The Vendors with the assistance of the Manager under the Management Services Agreement shall co-operate fully with CanWest in the preparation of the Vendor Year-End Financial Statement. The Vendors and the Hollinger Auditor shall be afforded reasonable access to the Books and Records and the working papers of the CanWest Auditor for the purpose of reviewing the Vendor Year-End Financial Statement.

3.10 PAYMENT OF VENDORS EBITDA ADJUSTMENT AMOUNT

Subject to Section 3.13, within 30 days after delivery by CanWest to the Vendors of the Vendor Year-End Financial Statement, the Vendors shall pay to CanWest the amount by which, based on the Vendor Year-End Financial Statement, the Purchase Price is to be adjusted pursuant to Section 3.6(b). The payment of such amount shall be satisfied, as to 76% of such amount, by wire transfer, certified cheque or bank draft and, as to 24% of such amount, by a reduction in the aggregate principal amount of Subordinated Debentures.

3.11 DETERMINATION OF TAX SHIELD REDUCTION AMOUNT

As soon as reasonably practicable, and in any event within 30 days following the date of this Agreement, the Vendors shall deliver to CanWest a statement of the Tax Shield Reduction Amount (the "Tax Shield Reduction Amount Statement") calculated on a basis consistent with the calculation of the Estimated Tax Shield Reduction Amount attached as Schedule 3.6(c) which shall include the Vendors' estimate of the fair market value of the Purchased Assets, together with draft election forms under subsection 85(1) or
(2) of the Income Tax Act (Canada) and the analogous provisions of any provincial income tax legislation in respect of the asset transfers under the Transfer Agreements. CanWest, the CanWest Auditor and any valuator retained by CanWest shall be afforded reasonable access to the Books and Records, the Purchased Assets and to the working papers of the Hollinger Auditor for the purpose of reviewing the Tax Shield Reduction Amount Statement.

In the event that CanWest objects in good faith to any aspect of the Tax Shield Reduction Amount Statement including the Vendors' estimate of the fair market value of any Purchased Asset, CanWest shall so advise the Vendors by delivery to the Vendors of a written notice (the "Tax Shield Objection Notice") within 30 days after the delivery to CanWest of the Tax Shield Reduction Amount Statement. The Tax Shield Objection Notice shall set out the reasons for CanWest's objection, as well as the amount under dispute and reasonable details of the calculation of such amount. In the event that the Parties agree on a resolution of the dispute set out in the Tax Shield Objection Notice, the Parties shall confirm this resolution in writing and shall thereafter be bound by such resolution.

In the event that the Parties are unable to settle any dispute with respect to the Tax Shield Reduction Amount Statement by the Closing Date, the dispute shall forthwith be referred to an international accounting firm with no connection to either of the Parties to be chosen by lot as arbitrator. The arbitration shall, except to the extent provided for in this Section 3.11, be conducted in Toronto in accordance with the Arbitration Procedures. Arbitration under this section shall be in substitution for and precludes the bringing of any action in any court in connection with any objection made by CanWest pursuant to this Section
3.11. The determination of the arbitrator shall be made within 30 Business Days after the date on which the dispute was referred to it and the determination of the arbitrator shall be final and binding on all Parties. The Tax Shield Reduction Amount Statement shall be adjusted in accordance with the determination of the arbitrator. Within 5 Business Days after the final determination of the arbitrator, the Vendors, or CanWest, as the case may be, shall pay to the other the difference, if any, between (A) the amount by which, based on the Tax Shield Reduction Amount Statement as finally determined by the arbitrator, the Purchase Price is to be adjusted pursuant to Section 3.6(c) and
(B) the amount of the Estimated Tax Shield Reduction Amount. Such amount shall be satisfied, as to 76% of such amount, by wire transfer, certified cheque or bank draft and, as to 24% of such amount, by a reduction or increase, as applicable in the aggregate principal amount of Subordinated Debentures.

3.12 OBJECTION TO EFFECTIVE DATE FINANCIAL STATEMENT

     (a) DELIVERY OF CANWEST OBJECTION NOTICE - In the event that CanWest objects in good faith to any aspect of the Effective Date Financial Statement, CanWest shall so advise the Vendors by delivery to the Vendors of a written notice (the "CanWest Objection Notice") within 30 days after the delivery to CanWest of the Effective Date Financial Statement. The CanWest Objection Notice shall set out the reasons for CanWest's objection, as well as the amount under dispute and reasonable details of the calculation of such amount.

     (b) AGREEMENT OF PARTIES - In the event that the Parties agree on a resolution of the dispute set out in the CanWest Objection Notice, the Parties shall confirm this resolution in writing and shall thereafter be bound by such resolution.

     (c) ARBITRATION - In the event that the Parties are unable to settle any dispute with respect to the Effective Date Financial Statement within 30 days after the delivery by CanWest to the Vendors of the CanWest Objection Notice, the dispute shall forthwith, and in any event within 60 days after the delivery by CanWest to the Vendors of the CanWest Objection Notice, be referred to an international accounting firm with no connection to either of the Parties to be chosen by lot as arbitrator. The arbitration shall, except to the extent provided for in this Section 3.12, be conducted in Toronto in accordance with the Arbitration Procedures. Arbitration under this Section 3.12 shall be in substitution for and precludes the bringing of any action in any court in connection with any objection made by CanWest pursuant to this Section 3.12.

     (d) DETERMINATION OF ARBITRATOR - The determination of the arbitrator shall be made within 30 days after the date on which the dispute was referred to it and the determination of the arbitrator shall be final and binding on all Parties. The Effective Date Financial Statement and the Purchase Price shall be adjusted in accordance with the determination of the arbitrator.

     (e) PAYMENT IN ACCORDANCE WITH DETERMINATION - Within 5 Business Days after resolution, by agreement of the Parties, of the dispute which was the subject of the CanWest Objection Notice or, failing such resolution, within 5 Business Days after the final determination of the arbitrator, the Vendors or CanWest, as the case may be, shall pay to the other the amount by which the Purchase Price is to be adjusted as a result of such resolution or final determination in the manner contemplated by Section 3.8.

3.13 OBJECTION TO CANWEST YEAR-END FINANCIAL STATEMENT, OR VENDOR YEAR-END FINANCIAL STATEMENT

     (a) DELIVERY OF VENDORS OBJECTION NOTICE - In the event that the Vendors object in good faith to any aspect of the CanWest Year-End Financial Statement or Vendor Year-End Financial Statement, as the case may be, the Vendors shall so advise CanWest by delivery to CanWest of a written notice (the "Vendors Objection Notice") within 30 days after the delivery to the Vendors of the CanWest Year-End Financial Statement or Vendor Year-End Financial Statement, as the case may be. The Vendors Objection Notice shall set out the reasons for the Vendors' objection, as well as the amount under dispute and reasonable details of the calculation of such amount.

     (b) AGREEMENT OF PARTIES - In the event that the Parties agree on a resolution of the dispute set out in the Vendors Objection Notice, the Parties shall confirm this resolution in writing and shall thereafter be bound by such resolution.

     (c) ARBITRATION - In the event that the Parties are unable to settle any dispute with respect to the CanWest Year-End Financial Statement or Vendor Year-End Financial Statement, as the case may be, within 30 days after the delivery by the Vendors to CanWest of the Vendors Objection Notice, the dispute shall forthwith, and in any event within 60 days after the delivery by the Vendors to CanWest of the Vendors Objection Notice, be referred to an international accounting firm with no connection to either of the Parties to be chosen by lot as arbitrator. The arbitration shall, except to the extent provided for in this Section 3.13, be conducted in Toronto in accordance with the Arbitration Procedures. Arbitration under this Section 3.13 shall be in substitution for and precludes the bringing of any action in any court in connection with any objection made by the Vendors pursuant to this Section 3.13.

     (d) DETERMINATION OF ARBITRATOR - The determination of the arbitrator shall be made within 30 days after the date on which the dispute was referred to it and the determination of the arbitrator shall be final and binding on all Parties. The CanWest Year-End Financial Statement, Vendor Year-End Financial Statement, as the case may be, and the Purchase Price, in the case of the Vendor Year-End Financial Statement, shall be adjusted in accordance with the determination of the arbitrator.

     (e) PAYMENT IN ACCORDANCE WITH DETERMINATION - Within 5 Business Days after resolution, by agreement of the Parties, of the dispute which was the subject of the Vendors Objection Notice or, failing such resolution, within 5 Business Days after the final determination of the arbitrator, the Vendors or CanWest, as the case may be, shall pay to the other the amount payable pursuant to Sections 3.5 or 3.10, as the case may be, as a result of such resolution or final determination in the manner contemplated by Sections 3.5 or 3.10, as the case may be.

3.14 INTEREST

The amount of the Purchase Price payable pursuant to Sections 3.2(c), (d) and
(e) and all amounts paid as adjustments to the Purchase Price under Sections 3.5, 3.8, 3.10, 3.11, 3.12 and 3.13 shall be paid together with interest thereon compounding quarterly from the Effective Date to the date of payment, at the rate per annum equal to the weighted average rate of interest payable in respect of the debt financings used by CanWest to partially fund the Purchase Price, including the Subordinated Debentures.

3.15 ALLOCATION OF PURCHASE PRICE

The Purchase Price shall be allocated in accordance with the provisions of
Schedule 3.15 provided that if the Purchase Price shall be adjusted pursuant to
Section 3.6, the amount of adjustment required shall, if such amount cannot be reasonably allocated to the shares of a particular NewsMediaCo, be allocated on a pro rata basis among the various NewsMediaCo Shares listed in Schedule 3.15. The Vendors and CanWest agree to report the purchase and sale of the Purchased Shares, Purchased Debt and the Purchased National Post Company Interest in any returns required to be filed under the Income Tax Act (Canada) and other taxation statutes in accordance with the provisions of Schedule 3.15.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

The Vendors hereby jointly and severally represent and warrant to CanWest, the matters set out below on the basis that those representations and warranties which are qualified by "Material Adverse Effect", "material", "in all material respects" and words or phrases of similar import, are true and correct and any other representations and warranties which are not qualified by "Material Adverse Effect", "material", "in all material respects" and words and phrases of similar import are true and correct in all material respects, in all cases as at the date hereof.

4.1  INCORPORATION AND REGISTRATION

         (a) Each of Hollinger, Southam, the General Partner and HCN Publications is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and Newspapers Partnership is a limited partnership properly formed and duly registered as a limited partnership under the laws of Ontario and each of the Vendors has all necessary power, authority and capacity to own its property and assets and to carry on the Purchased Businesses as presently conducted. Neither the nature of the Purchased Businesses nor the location or character of the property owned or leased by the Vendors in connection with the Purchased Businesses requires any of the Vendors to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or limited partnership in any jurisdiction other than the jurisdictions in which each of the Vendors is duly registered, licensed or otherwise qualified for such purpose and other than jurisdictions where the failure to be so registered licensed or otherwise qualified would not have a Material Adverse Effect on any of Hollinger, Southam, the General Partner or HCN Publications.

         (b) National Post Company is a general partnership properly formed and duly registered as a partnership under the laws of Ontario and has all necessary power, authority and capacity to own its property and assets and to carry on the National Post Business. National Post Company has not carried on any business other than the National Post Business.

         (c) At the Closing Time, each of NewsMediaCo, Canada.com Company, Central Services Company, NewsMediaCo Holdco, Canada.com Company Holdco and Central Services Company Holdco will be a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and will have all necessary power, authority and capacity to own its property and assets and to carry on the Purchased Businesses or the National Post Business, as the case may be. None of NewsMediaCo, Canada.com Company, Central Services Company, NewsMediaCo Holdco, Canada.com Company Holdco or Central Services Company Holdco will, at the Closing Time, have carried on any business other than the Purchased Businesses or the National Post Business, as the case may be. None of NewsMediaCo, Central Services Company or Canada.com Company will have any liabilities as of the Effective Date other than the Assumed Liabilities. None of NewsMediaCo Holdco, Central Services Company Holdco or Canada.com Company Holdco will have any liabilities other than the NewsMediaCo Debt, the Central Services Company Debt and the Canada.com Company Debt, respectively.

4.2  RESIDENCE OF THE VENDORS

None of the Vendors is a non-resident of Canada for the purposes of the Income Tax Act (Canada).

4.3  SUBSIDIARIES

At the Closing Time, except as provided in Section 9.34, other than the interests in the corporations listed in Schedule 4.3, NewsMediaCo, Central Services Company, Canada.com Company and National Post Company will not own, or have any interest in, any shares of any corporation.

4.4  TITLE TO PERSONAL PROPERTY

         (a) Except as identified elsewhere in this Agreement, either Southam, Newspapers Partnership or HCN Publications is, or will be prior to the Reorganization, the sole legal and beneficial owner of the personal property included in the Print News Media Assets and Canada.com Assets with good and valid title, free and clear of all Encumbrances other than Permitted Encumbrances, and is exclusively entitled to possess and dispose of same (subject only to obtaining all necessary corporate and partnership approvals and in the case of Contracts, Intellectual Property rights or Governmental Authorizations, to the necessity for obtaining consents to their assignment). There has been no assignment, subletting or granting of any licence (of occupation or otherwise) of or in respect of any of the personal property included in the Print News Media Assets or Canada.com Assets or any granting of any agreement or right capable of becoming an agreement or option for the purchase of the personal property included in the Print News Media

                Assets or Canada.com Assets other than pursuant to the provisions of, or as disclosed in, this Agreement.

         (b) National Post Company is the sole legal and beneficial owner of the personal property included in the National Post Assets with good and valid title, free and clear of all Encumbrances other than Permitted Encumbrances. There has been no assignment, subletting or granting of any licence (of occupation or otherwise) of or in respect of any of the personal property included in the National Post Assets or any granting of any agreement or right capable of becoming an agreement or option for the purchase of the personal property included in the National Post Assets other than pursuant to the provisions of, or as disclosed in, this Agreement.

         (c) Upon completion of the Reorganization, NewsMediaCo will be the sole legal and beneficial owner of the personal property included in the Print News Media Assets with good and valid title, free and clear of all Encumbrances other than Permitted Encumbrances.

         (d) Upon completion of the Reorganization, Canada.com Company will be the sole legal and beneficial owner of the personal property included in the Canada.com Assets with good and valid title, free and clear of all Encumbrances other than Permitted Encumbrances.

         (e) Upon completion of the Reorganization, Central Services Company will be the sole legal and beneficial owner of the personal property included in the Central Services Assets with good and valid title, free and clear of all Encumbrances other than Permitted Encumbrances.

4.5  RIGHT TO SELL

At the Closing Time, either Southam, Newspapers Partnership or HCN Publications will be the sole registered and beneficial owner of the Purchased Shares, the Purchased Debt and the Purchased National Post Company Interest free and clear of all Encumbrances except as created pursuant to this Agreement. At the Closing Time, either Southam, Newspapers Partnership or HCN Publications will have the exclusive right to dispose of the Purchased Shares, Purchased Debt and the Purchased National Post Company Interest as provided in this Agreement and such disposition will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, license, permit or law to which the Vendors are a party or subject or by which the Vendors are bound or affected. At the Closing Time, the Purchased Shares will not be subject to the terms of any shareholders' agreement.

4.6  CAPITALIZATION

At the Closing Time:

         (a) the authorized and issued share capital of NewsMediaCo, Canada.com Company, Central Services Company, National Post Company General Partner Inc., NewsMediaCo Holdco, Canada.com Company Holdco and Central Services Company Holdco will be as set forth in Schedule 4.6;

         (b) all of the issued and outstanding shares of NewsMediaCo, Central Services Company and Canada.com Company will have been duly and validly issued and will be outstanding as fully paid and non-assessable shares of NewsMediaCo, Central Services Company and Canada.com Company, as the case may be, and Southam, Newspapers Partnership or HCN Publications will be the sole registered and beneficial owner of such shares;

         (c) all of the Purchased Shares will have been duly and validly issued and will be outstanding as fully paid and non-assessable shares of NewsMediaCo Holdco, Central Services Company Holdco or Canada.com Company Holdco, as the case may be;

         (d) no options, warrants or other rights to purchase shares or other securities of NewsMediaCo Holdco, Central Services Company Holdco or Canada.com Company Holdco and no securities or obligations convertible into or exchangeable for shares or other securities of NewsMediaCo Holdco, Central Services Company Holdco or Canada.com Company Holdco will have been authorized or agreed to be issued or will be outstanding.

4.7  DUE AUTHORIZATION

         (a) Each of Hollinger, Southam, HCN Publications and the General Partner has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be by Closing duly authorized by all necessary corporate action on the part of each of Hollinger, Southam, HCN Publications and the General Partner.

         (b) Newspapers Partnership has all necessary power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly or will be by Closing authorized by all necessary action on the part of Newspapers Partnership.

4.8  ENFORCEABILITY OF OBLIGATIONS

This Agreement constitutes a valid and binding obligation of Hollinger and each of the Vendors enforceable against each of them in accordance with its terms.

4.9  ABSENCE OF CONFLICTING AGREEMENTS

Except for the requirement for Competition Act Approval, none of Hollinger or the Vendors is a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgement, decree, license, permit or law which would be violated, contravened, breached by, or under which default would occur or an Encumbrance would be created as a result of the execution and delivery of this Agreement or any other agreement to be entered into under the terms of this Agreement, or the performance by Hollinger or the Vendors of any of their obligations provided for under this Agreement or any other agreement contemplated under this Agreement, except for any violation, contravention or breach which would not result in a Material Adverse Effect on any Business Unit or National Post Company.

4.10 REGULATORY APPROVALS

No approval, order, consent of or filing with any Governmental Authority is required other than Competition Act Approval, on the part of Hollinger or the Vendors, in connection with the execution and delivery of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of Hollinger's or the Vendors' obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

4.11 FINANCIAL STATEMENTS AND NATIONAL POST FINANCIAL STATEMENTS

         (a) The Financial Statements have been prepared in accordance with generally accepted accounting principles (other than footnotes) applied on a basis consistent with that of the preceding period and present fairly:

                (i) all of the assets, liabilities and financial position of each of the Business Units as at May 31, 2000; and

                (ii) the sales, earnings and results of operations of each of the Business Units for the five month period ended May 31, 2000.

         (b) The National Post Financial Statements have been prepared in accordance with generally accepted accounting principles (other than footnotes) applied on a basis consistent with that of the proceeding period and present fairly:

                (i) all of the assets, liabilities and financial position of National Post Company as at May 31, 2000; and

                (ii) the sales, earnings and results of operations and changes in financial position of National Post Company for the five month period ended May 31, 2000.

4.12 FINANCIAL FORECASTS

         (a) The Print News Media Financial Forecast is based upon hypotheses and assumptions disclosed in the Print News Media Financial Forecast which have been developed based upon the budgets prepared by management of each of the Business Units. The Vendors believe such hypotheses and assumptions to be reasonable and appropriate and believe that such forecast will be achieved; the aggregate Print News Media Business EBITDA for the five months ended May 31, 2000 is $137,452,000 (before adjustment for Central Services and the Southam Retirement Plan); and

         (b) The National Post Financial Forecast is based upon hypotheses and assumptions disclosed in the National Post Financial Forecast which have been developed based upon the budget prepared by management of the National Post. The Vendors believe such hypotheses and assumptions to be reasonable and appropriate and believe that such forecast will be achieved; the EBITDA for the National Post Business for the five months ended May 31, 2000 is ($19,836,000).

4.13 ABSENCE OF UNDISCLOSED LIABILITIES

Since the date of the Business Unit Balance Sheet or the National Post Balance Sheet, the Vendors and their subsidiaries have not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) relating to the Purchased Businesses or the National Post Business, which continue to be outstanding, except as disclosed on Schedule 4.13 or incurred in the ordinary course of business and which would not have a Material Adverse Effect on any Business Unit or National Post Company.

4.14 ABSENCE OF CHANGES AND UNUSUAL TRANSACTIONS

Since the date of the Business Unit Balance Sheet or the National Post Balance Sheet, respectively:

         (a) there has not been any material change in the financial condition or operations or prospects of any Business Unit or National Post Company other than changes in the ordinary and usual course of business, none of which has resulted in a Material Adverse Effect on any Business Unit or National Post Company;

         (b) there has not been any damage, destruction, loss or other event, development or condition of any character (whether or not covered by insurance) which has resulted in a Material Adverse Effect on any Business Unit or National Post Company;

         (c) there has not been any change in the level of Inventories or the level of inventories of National Post Company in each case other than in the ordinary course of business;

         (d) the Vendors and their subsidiaries have not transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Business Unit Balance Sheet or the National Post Balance Sheet, respectively, or cancelled any debts or entitlements except, in each case, in the ordinary and usual course of business;

         (e) none of the Vendors or their subsidiaries has incurred or assumed any obligation or liability (fixed or contingent) constituting an Assumed Liability, except those listed in
                Schedule 4.14(e) and except unsecured current obligations and liabilities incurred in the ordinary and usual course of business none of which has resulted in a Material Adverse Effect on a Business Unit;

         (f) none of the Vendors nor their subsidiaries has discharged or satisfied any lien or Encumbrance, or paid any obligation or liability (fixed or contingent) of the Purchased Businesses or National Post Business other than liabilities included in the Business Unit Balance Sheet or the National Post Balance Sheet, respectively, and liabilities incurred since the date of the Business Unit Balance Sheet or the National Post Balance Sheet in the ordinary and usual course of business;

         (g) none of the Vendors or any of their subsidiaries has , in respect of the Print News Media Business, suffered an operating loss or any extraordinary loss, and, in respect of all of their businesses, waived or omitted to take any action in respect of any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would be material in relation to any Business Unit or National Post Company;

         (h) except in the ordinary course of business and consistent with past practice and existing arrangements, including, as provided for in any Collective Agreement, the Vendors and their subsidiaries have not granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of the Employees or changed the terms of employment for any Employee;

         (i) none of the Vendors or their subsidiaries has hired or dismissed any Employee other than in the ordinary course of business and there has been no material change in the number of Employees employed by any Business Unit;

         (j) the Vendors and their subsidiaries have not, except as disclosed in Schedule 4.4, mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of the Purchased Assets; and

         (k) the Vendors and their subsidiaries have not authorized, agreed or otherwise become committed to do any of the foregoing.

4.15 NO JOINT VENTURE INTERESTS

Except as disclosed on Schedule 4.15, none of the Vendors, in connection with the Purchased Businesses or the National Post Business, (a) is a partner, beneficiary, trustee, co-tenant, joint-venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or similar joint-owned business undertaking or (b) has a significant investment interest in any business owned or controlled by any third party.

4.16 MAJOR SUPPLIERS AND CUSTOMERS

The Vendors have provided to CanWest a comprehensive listing of each significant supplier of goods and services to, and each significant customer of, the Purchased Businesses and the National Post Business, together with, in each case, the amount so billed or paid. To the knowledge of the Vendors, no such significant supplier or customer has announced or advised the Vendors of any intention to materially change its relationship or the terms upon which it conducts business with the Purchased Businesses or the National Post Business, including as a result of the transfer of the Purchased Assets as contemplated in this Agreement.

4.17 CONDITION OF ASSETS

Other than Fixed Assets which are under construction, the Fixed Assets, taken as a whole on a Business Unit basis, are in good condition, repair and (where applicable) proper working order, normal wear and tear excepted. The machinery and equipment included in the Fixed Assets, taken as a whole on a Business Unit basis, and the printing presses, other than the printing press in Montreal, do not require any material capital expenditure in order to ensure the continued operation of such Fixed Asset.

4.18 INVENTORIES

All Inventories are valued on the books of the Vendors at the lower of cost, using the first in, first out method, and net realizable value. All Inventories and inventories of National Post Company are undamaged, merchantable or usable and are in quantities usable or saleable in the ordinary course of business.

4.19 COLLECTIBILITY OF ACCOUNTS RECEIVABLE

The Accounts Receivable are good and collectible at the aggregate recorded amounts, except to the extent of any provisions provided for such accounts in the Business Unit Balance Sheet as adjusted in the ordinary and usual course of business, and are not subject to any defence, counterclaim or set off.

4.20 PROVISIONS AND ACCRUALS

The provisions and Accrued Liabilities disclosed on or reflected in the Financial Statements and the Books and Records and to be reflected on the Effective Date Financial Statement, are sufficient in all respects to provide for the liabilities in respect of which they have been established, including for greater certainty, all accrued liabilities with respect to all salaries and other amounts payable pursuant to Compensation Plans to Transferred Employees in accordance with the terms of their employment.

4.21 BUSINESS IN COMPLIANCE WITH LAW

In all material respects, the operations of the Purchased Businesses and the National Post Business have been and are now conducted in compliance with all Laws of each jurisdiction in which the Purchased Businesses and the National Post Business have been and are carried on and since May 31, 2000 the Vendors and their subsidiaries have not received any notice of any alleged violation of any such Laws which has not been cured.

4.22 GOVERNMENTAL AUTHORIZATIONS

Schedule 4.22 sets forth a complete list of all material Governmental Authorizations by Business Unit and for National Post Company. The Governmental Authorizations listed in Schedule 4.22 are all the material Governmental Authorizations required by the Vendors to enable them to carry on the Purchased Businesses and the National Post Business in compliance with all Laws. The Governmental Authorizations are in full force and effect in accordance with their terms in all material respects, and there have been no violations thereof and no proceedings are pending or, to the knowledge of the Vendors, threatened, which could result in their revocation or limitation.

4.23 RESTRICTIVE COVENANTS

Except as set forth in Schedule 4.23 or the Real Property Leases, none of Hollinger, the Vendors or any of their subsidiaries are a party to or bound or affected by any commitment, agreement or document relating to the Purchased Businesses or the National Post Business containing any covenant expressly limiting the freedom of Hollinger, the Vendors or any of their subsidiaries to compete in any line of business, transfer or move any of their assets or operations or which materially and adversely affects the business practices, operations or conditions of the Purchased Businesses or the National Post Business or the continued operation of the Purchased Businesses or the National Post Business after the Effective Date or, by reason of the shareholdings of the Vendors in CanWest after Closing, would affect the ability of CanWest to carry on any business.

4.24 INTELLECTUAL PROPERTY

         (a) Schedule 4.24 sets forth a complete list and brief description of all Intellectual Property used primarily in the Purchased Businesses or the National Post Business which has been registered or for which applications for registration have been filed, including all URL's and Internet domain names, and all unregistered Intellectual Property which is material to the Purchased Businesses or the National Post Business (the "Listed Intellectual Property").

         (b) The registrations of Listed Intellectual Property are valid and subsisting, and all necessary steps have been taken, including payment of fees, to maintain such registrations in full force and effect. All applications for Listed Intellectual Property have been duly filed and are being diligently prosecuted, and there is no objection or opposition to registration of such Intellectual Property which would have a Material Adverse Effect on any Business Unit or National Post Company. The Vendors have taken appropriate steps to protect all Intellectual Property which is material to the Purchased Businesses or the National Post Business. The Vendors do not register copyrights in the normal course of operating the Purchased Businesses or the National Post Business. The Vendors have registered or applied to register in Canada certain Trade-marks that in the judgement of the Vendors are material to the Purchased Businesses or the National Post Business, and the practice of the Vendors with respect to registering or applying to register Intellectual Property is consistent with practices generally prevailing in the newspaper publishing industry in Canada.

         (c) Except as disclosed in Schedule 4.24, the Vendors have the sole and exclusive right to use and are the sole and exclusive owners of all right, title and interest in and to all Intellectual Property used in the Purchased Businesses or the National Post Business (with no breaks in the chain of title) or are using all such Intellectual Property only with the consent of or license from the rightful owners thereof; all material consents and licenses are in full force and effect, and there has not been any material default under any such consent or license agreement. Schedule 4.24 sets forth an accurate and complete list of (i) all material licenses or other agreements with third persons pursuant to which the Vendors have acquired rights to use Intellectual Property owned by third persons in the Purchased Businesses or the National Post Business, and (ii) all material licenses or other agreements pursuant to which the Vendors have granted any third Persons the right to use any Intellectual Property owned by Vendors and used in the Purchased Businesses or the National Post Business. All such licenses and agreements are in writing, valid and binding on the other parties to such agreements and except as disclosed in Schedule 4.24, assignable to CanWest. True copies of all material third party licenses have been delivered to CanWest.

         (d) All terms of use, including privacy policies, and other agreements with on-line users of any websites that form part of the Purchased Businesses or the National Post Business are disclosed on the URL websites listed in Schedule 4.24.

         (e) The Vendors have complied and are in compliance with all internet domain name registration agreements and all other applicable requirements of internet administration authorities in all material respects, with respect to all internet domain names used in the Purchased Businesses or the National Post Business, and true and complete copies of all such registration agreements and renewals or transfers thereof have been provided to CanWest.

         (f) The Intellectual Property owned by the Vendors and used in the Purchased Businesses or the National Post Business is in full force and effect in all material respects and has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of such Intellectual Property which would result in a Material Adverse Effect on any Business Unit or National Post Company.

         (g) Except as disclosed in Schedule 4.24, there is no written claim of adverse ownership, invalidity or other opposition to or conflict with any Intellectual Property used in the Purchased Businesses or the National Post Business, nor any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Vendors relating to such Intellectual Property.

         (h) Except as disclosed in Schedule 4.24, the Purchased Businesses, the National Post Business, all activities in which the Vendors are engaged in connection with the Purchased Businesses or the National Post Business, all products which the Vendors produce, use, sell or distribute in connection with the Purchased Businesses or the National Post Business, all processes, methods, or materials, including all Content, that the Vendors employ in the Purchased Businesses or the National Post Business, and the use of any of the Intellectual Property in the Purchased Businesses or the National Post Business do not breach, violate, infringe or interfere with any intellectual property rights of any third Person or require payment for the use any intellectual property right of a third Person, including any patent, trade-name, trade secret, Trade-mark and copyright which would result in a Material Adverse Effect on any Business Unit or National Post Company.

         (i) Except as disclosed in Schedule 4.24, all Content used by the Vendors in the Purchased Businesses or the National Post Business is free and clear of all rights or interests of any past or present employees, contractors, or consultants of the Purchased Businesses or the National Post Business, including moral rights, and the Vendors have obtained from all such persons the right to make any and all uses of such Content, including the right to publish, distribute, fix, reproduce, communicate to the public by telecommunication and make available such Content in any media in perpetuity, and following Closing, CanWest shall have the rights to continue so to publish, distribute, fix, reproduce, communicate to the public by telecommunication and make available such Content in any media free and clear of any claims by or obligations to make payment to such Persons, or any claims by any third Person, including Claims alleging that such Content is libellous, slanderous, defamatory or otherwise in violation of any applicable laws.

4.25 EQUIPMENT CONTRACTS

Schedule 4.25 sets forth a complete list of all Equipment Contracts constituting a Material Contract together with a description of the equipment to which such Equipment Contracts relate.

All of the Equipment Contracts are in full force and effect in all material respects and no material default exists on the part of the Vendors or any of their subsidiaries, or, to the knowledge of the Vendors, on the part of any of the other parties thereto. The entire interest of the Vendors and their subsidiaries under each of the Equipment Contracts is held by it free and clear of any Encumbrances, other than Permitted Encumbrances, and all payments due under the Equipment Contracts have been duly and punctually paid.

4.26 OWNED REAL PROPERTY

         (a)    Schedule 4.26 sets forth a complete list of:

                (i) the Owned Real Property in each case by reference to the current registered and beneficial owner and municipal address; and

                (ii) the matters described in Sections 4.28 (f) and (o) as applicable.

         (b) Either Southam, Newspapers Partnership or HCN Publications Company is, or will be prior to the Reorganization, the beneficial owner of the Owned Real Property in fee simple, with good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances.

         (c) As at the Closing Time, NewsMediaCo will be the legal and beneficial owner of the Owned Real Property included in the Print News Media Assets in fee simple, with good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances.

         (d) As at the Closing Time, Central Services Company will be the legal and beneficial owner of the Owned Real Property included in the Central Services Company Assets in fee simple, with good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances.

         (e) As at the Closing Time, Canada.com Company will be the legal and beneficial owner of the Owned Real Property included in the Canada.com Assets in fee simple with good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances.

         (f) National Post Company is the legal and beneficial owner of the Owned Real Property included in the National Post Assets in fee simple, with good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances.

         (g) There are, and as at the Closing Time there will be, no material agreements, undertakings or other documents which affect or relate to the title to, or ownership of such Owned Real Property except as set forth in Schedule 4.26 or as disclosed by registered title to the Owned Real Property.

         (h) None of the buildings or structures situate on the Owned Real Property encroaches on any abutting or adjoining land.

4.27 LEASED REAL PROPERTY

         (a)    Schedule 4.27 sets forth a complete list of:

                (i) the Leased Real Property by reference to municipal address and Real Property Leases by reference to all relevant documents including details of parties thereto and dates of documents; and

                (ii) the matters described in Sections 4.28(f) and (o) as
                     applicable.

         (b) The Real Property Leases have not been altered or amended and are in full force and effect. As at the Closing Date, the Real Property Leases shall not have been altered or amended except with the consent of CanWest which may be withheld in the discretion of CanWest.

         (c) There are no agreements or understandings between the landlord and tenant, or sublandlord and subtenant, other than as contained in the Real Property Leases, pertaining to the rights and obligations of the parties thereto or relating to the use and occupation of the Leased Real Property.

         (d) All interests held by the Vendors as lessee or occupant under the Real Property Leases are free and clear of all Encumbrances other than Permitted Encumbrances.

         (e) All payments required to be made by the Vendors pursuant to the Real Property Leases on or prior to the date of this Agreement have been duly paid, all such payments required to be paid on or prior to the Closing Date will be paid by the Closing Date and the Vendors are not otherwise in default in meeting any of their obligations under any of the Real Property Leases.

         (f) To the knowledge of the Vendors, none of the landlords or sublandlords under any of the Real Property Leases is in default in meeting any of its obligations under Real Property Leases to which it is a party.

         (g) Except as set out in the Real Property Leases, none of the Vendors has any option, right of first refusal or other contractual right relating to the Leased Real Property.

         (h) No event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by the Vendors to any of the Real Property Leases and no landlord or sublandlord is claiming any such default or taking any action based purportedly upon any such default.

         (i) The Vendors have not waived, or omitted to take, any action in respect of any substantial rights under any of the Real Property Leases.

         (j) As at the Closing Time, NewsMediaCo will hold all interests as lessee or occupant under the Real Property Leases included in the Print News Media Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

         (k) As at the Closing Time, Canada.com Company will hold all interests as lessee or occupant under the Real Property Leases included in the Canada.com Assets free and clear of all Encumbrances other than Permitted Encumbrances.

         (l) As at the Closing Time, Central Services Company will hold all interests as lessee or occupant under the Real Property Leases included in the Central Services Company Assets free and clear of all Encumbrances other than Permitted Encumbrances.

         (m) As at the Closing Time, The National Post Company will hold all interests as lessee or occupant under the Real Property Leases included in the National Post Assets free and clear of all Encumbrances other than Permitted Encumbrances.

4.28 REAL PROPERTY GENERALLY

         (a) The plant, buildings, structures, erections, improvements and fixtures situate on or used in connection with the Real Property, taken as a whole on a Business Unit basis, are in good condition, repair and proper working order, normal wear and tear excepted. None of such plant, buildings, structures, erections, improvements or fixtures require any capital expenditures in the ordinary course of business other than as included in the Print News Media Financial Forecast or the National Post Financial Forecast, respectively.

         (b) The Vendors have, and as of the Closing Time NewsMediaCo, Central Services Company and The National Post Company will have, such rights of entry and exit to and from the Real Property as are reasonably necessary to carry on the Purchased Businesses or the National Post Business upon the Real Property.

         (c) Except as disclosed on Schedule 4.28 or by registered title to the Owned Real Property, no person has any right to purchase any of the Owned Real Property and no person other than the Vendors is using or has any right to use, as tenant, or is in possession or occupancy of, any part of the Real Property (other than National Post Company) and as at the Closing Time no person other than NewsMediaCo, Central Services Company, Canada.com Company or National Post Company, as the case may be, will be using or have any right to use, as tenant, or be in possession or occupancy of, any part of such Real Property.

         (d) Except as disclosed on Schedule 4.28 or by registered title to the Owned Real Property, the Vendors have not granted any option, right of first refusal or other contractual rights with respect to any of the Real Property other than to NewsMediaCo, Central Services Company, Canada.com Company or National Post Company, as the case may be, pursuant to this Agreement.

         (e) The Vendors have not entered into any agreement to sell, transfer, encumber, or otherwise dispose of or impair the right, title and interest of the Vendors in and to the Real Property or the air, density and easement rights relating to the Real Property except as disclosed by registered title to the Owned Real Property, any such agreements which individually or in the aggregate would not have a Material Adverse Effect on any Business Unit or National Post Company.

         (f) Schedules 4.26 and 4.27 provide details on the most up-to-date surveys, prepared by licensed land surveyors, relating to the Real Property which are available to the Vendors, and such surveys have been delivered or made available to CanWest.

         (g) The Vendors have not received any notification of and have no knowledge of, any outstanding or incomplete work orders in respect of any of the buildings, improvements or other structures constructed on the Real Property or of any current non-compliance (other than non-compliances which are legal non-conforming under relevant zoning by-laws) with applicable statutes and regulations or building and zoning by-laws and regulations which would result in a Material Adverse Effect on any Business Unit or National Post Company.

         (h) The current uses of the Owned Real Property are permitted under current zoning regulations.

         (i) The Vendors have not made application for a rezoning of any of the Real Property and have no knowledge of any proposed or pending change to any zoning affecting the Real Property.

         (j) The Vendors have no knowledge of any expropriation or condemnation or similar proceeding pending or threatened against the Real Property or any material part of the Real Property.

         (k) All accounts for work and services performed or materials placed or furnished upon or in respect of the construction and completion of any of the buildings, improvements or other structures constructed on the Real Property have been fully paid or adequate reserves, which are included in the Accrued Liabilities, have been taken therefor.

         (l) All components of all improvements included within the Real Property, including the roofs and structural elements thereof and the heating, ventilation, air-conditioning, plumbing, electrical, mechanical, sewer, waste water and storm water systems, taken as a whole on a Business Unit basis, are in good condition, repair and proper working order, normal wear and tear excepted.

         (m) The Real Property is fully serviced to permit the operations of the Purchased Businesses and the National Post Business by NewsMediaCo, Central Services Company, Canada.com Company or National Post Company, as the case may be, as at the Closing Date. All municipal levies, local improvements, imposts and permit fees due and payable prior to the Closing Date have been or will as at the Closing Date be paid by the Vendors.

         (n) All Permitted Encumbrances which are easements, agreements, rights-of-way, restrictive covenants or restrictions are in good standing and the Vendors have performed all obligations required to be performed by them thereunder and there is no breach or default in any respect thereunder nor has there occurred any event nor does there exist any condition which, in either case, with the giving of notice or the lapse of time, would constitute such a breach or default except where the failure to perform or such breach or default would not result in a Material Adverse Effect on any Business Unit or National Post Company.

         (o) All easements, rights-of-way and other similar appurtenant interests necessary for the continued use and operation of the Real Property for the Purchased Businesses or the National Post Business are listed in Schedules 4.26 and 4.27 or disclosed by registered title to the Real Property and none of such easements, rights-of-way or other interests requires the consent of any other party to the transactions contemplated by this Agreement except as set forth on Schedule 4.26 or 4.27 or as disclosed by registered title.

         (p) There are no matters affecting the right, title and interest of the Vendors in and to the Real Property which, in the aggregate, would materially and adversely affect the ability of NewsMediaCo, Central Services Company, Canada.com Company or National Post Company, as the case may be, as of the Closing Date, to carry on the Purchased Businesses or the National Post Business upon the Real Property as it has been carried on in the ordinary course in the past.

4.29 ENVIRONMENTAL MATTERS

         (a)    Except as disclosed in the Environmental Reports:

                (i) all operations of the Vendors pertaining to the Purchased Businesses or the National Post Business or the Purchased Assets or conducted on the Real Property and the Real Property itself while occupied by the Vendors or its Affiliates are now in compliance with all Environmental Laws except to the extent that non-compliance would not result in a Material Adverse Effect on any Business Unit or National Post Company. To the knowledge of the Vendors, any Release by the Vendors or its Affiliates of any Hazardous Substance from the Purchased

                Businesses, the National Post Business or the Purchased Assets into the Environment complied and complies with all Environmental Laws except to the extent that non-compliance would not result in a Material Adverse Effect on any Business Unit or National Post Company;

                (ii) the material Environmental Approvals have been obtained and they have been and are being complied with except to the extent that non-compliance would not result in a Material Adverse Effect on any Business Unit or National Post Company and there have been and are no proceedings commenced or, to the knowledge of the Vendors, threatened, to revoke or amend any Environmental Approvals;

                (iii) none of the Purchased Businesses, the National Post Business nor any of the Purchased Assets is now the subject of any Remedial Order, nor do the Vendors have any knowledge of any investigation or evaluation commenced or threatened as to whether any such Remedial Order is necessary nor has any threat of any such Remedial Order been made nor, to the knowledge of the Vendors, are there any circumstances or conditions which could result in the issuance of any Remedial Order with respect to the Purchased Businesses or the Purchased Assets;

                (iv) with respect to the Purchased Businesses, the National Post Business and the Purchased Assets, none of the Vendors nor any of their respective officers, directors or employees (while acting within the scope of their work on behalf of the Vendors) or, to the knowledge of the Vendors, any Affiliates who were predecessors in title have ever been prosecuted for, convicted or received notice of any offence under Environmental Laws, nor have the Vendors or, to the knowledge of the Vendors, any Affiliates who were predecessors in title been found liable in any proceeding to pay any fine, damages, penalty, amount or judgment to any person as a result of any Release or threatened Release of any Hazardous Substance into the Environment or as a result of the breach of any Environmental Law and, to the knowledge of the Vendors, there is no basis for any such proceeding or action;

                (v) to the knowledge of the Vendors, no part of the Real Property or any other Purchased Assets has ever been used as a landfill or for the disposal of waste;

                (vi) to the knowledge of the Vendors, no asbestos or asbestos-containing materials are used, stored or otherwise present in or on the Real Property or any other Purchased Asset except in compliance with Environmental Laws and no equipment, waste or other material containing polychlorinated biphenyls
                (PCBs) are used, stored or otherwise present in or on the Real Property or any other Purchased Asset;

                (vii) the Vendors have no knowledge of any Hazardous Substance in, on or under the Real Property at concentrations which exceed the concentrations specified in any applicable Environmental Standard;

                (viii) to the knowledge of the Vendors, there are no underground storage tanks on the Real Property;

                (ix) the Vendors have no knowledge of any Hazardous Substance originating from any neighbouring or adjoining properties which has migrated onto, into or under or is migrating towards any of the Real Property at concentrations which exceed any applicable Environmental Standard.

         (b) the Vendors have delivered to CanWest or made available for CanWest's review all Environmental Reports. There is no other environmental documentation, information, data or study (including the results of any environmental assessment or audit) with respect to the Purchased Businesses, the National Post Business or the Purchased Assets which would identify a potential or actual Material Adverse Effect on any Business Unit or National Post Company.

         (c) Notwithstanding anything else in this Agreement, the representations and warranties made in this Section 4.29 are the exclusive and only representations and warranties made to CanWest pertaining to environmental matters, including matters relating to the Environment or compliance with Environmental Laws.

4.30 EMPLOYMENT MATTERS

         (a) Schedule 4.30(a) sets forth a complete list of all Employees identifying whether such Employees are employed in the National Post Business, the Canada.com Business or the Print News Media Business or to provide the Central Services and the Vendors will provide CanWest, by August 31, 2000 with the titles, service dates and material terms of employment, including current wages, salaries or hourly rate of pay, incentive compensation and bonus (whether monetary or otherwise) paid since the beginning of the most recently completed fiscal year or payable to each such Employee. Within thirty (30) Business Days from the date of receiving a request from CanWest, the Vendors shall provide to CanWest the most recent statement received, setting out premium rates and accident cost history under the Workplace Safety and Insurance Act (Ontario) and identifying the Business Units respect thereto or any other applicable workers' compensation legislation, relating to the Purchased Businesses.

         (b) Except for those written Employment Contracts with Employees identified in Schedule 4.30(b), there are no written Employment Contracts nor any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law, and there are no management agreements, retention bonuses or other agreements which provide for cash, other compensation or benefits, or other rights or contingent rights upon the consummation of all or any of the transactions contemplated in this Agreement.

         (c) Except for the Benefit Plans or as set out in Schedule 4.30(c), there are no employment policies or plans, including policies or plans regarding incentive compensation, stock options, severance pay or other terms and conditions of employment or terms or conditions upon which an Employee may be terminated, which are binding upon the Vendors.

         (d) The Purchased Businesses and the National Post Business have been and are being operated in compliance in all material aspects with all Laws relating to employees, including employment standards, Occupational Health and Safety Laws, human rights, labour relations and pay equity. The Vendors and their subsidiaries have complied in all material respects with and posted plans as required under the Pay Equity Act (Ontario). There have been no Claims nor, to the knowledge of the Vendors, are there any threatened complaints under such Laws relating to employees, independent contractors or consultants against the Vendors and their subsidiaries in respect of the Purchased Businesses or the National Post Business except where any such Claims would not, in the aggregate, have a Material Adverse Effect on any Business Unit or National Post Company. There are no outstanding decisions or settlements or pending settlements which place any obligation upon the Vendors or any of their subsidiaries to do or refrain from doing any act the failure to comply with which would have a Material Adverse Effect on any Business Unit or National Post Company.

         (e) All current assessments and obligations under the Workplace Safety and Insurance Act (Ontario) and any workers' compensation laws in other provinces in relation to the Purchased Businesses or the National Post Business have been paid or accrued by the Vendors and their subsidiaries and the Purchased Businesses and the National Post Business have not been and are not subject to any special or penalty assessment or obligation under such legislation which has not been paid.

         (f) Upon written request of CanWest, and within ten (10) days of receiving such request, the Vendors will make available to CanWest for review, all inspection reports and remedial orders under the Occupational Health and Safety Laws relating to the Purchased Businesses or the National Post Business. To the knowledge of the Vendors, there have been no fatal or critical accidents since July 30, 1999 which might lead to charges under Occupational Health and Safety Laws. To the knowledge of the Vendors, there are no materials present in the Purchased Businesses or the National Post Business, exposure to which may result in an industrial disease as defined in the Workplace Safety and Insurance

                Act (Ontario) or similar provisions of workers' compensation laws in other provinces.

         (g) The Employees of the National Post Business and in each of the Business Units included in the Purchased Businesses together with the services provided pursuant to the Management Services Agreement are sufficient to operate such businesses in substantially the same fashion as such businesses were operated prior to Closing and none of such businesses are dependent on any services or employees which are not being offered employment by NewsMediaCo, Canada.com Company or Central Services Company, as the case may be, in accordance with Section 9.8 of this Agreement or are employed by National Post Company other than the services being provided pursuant to the Management Services Agreement.

         (h) Schedule 4.30(h) sets forth a complete list of all agreements between Hollinger or its Affiliates and any independent contractor or consultant engaged in the Purchased Businesses, the Canada.com Business, or the National Post Business who is entitled to annual compensation for services rendered to such business in excess of $100,000.

4.31 COLLECTIVE AGREEMENTS

         (a) Schedule 4.31 sets forth a complete list of the Collective Agreements, either directly or by operation of law, with any Union. Current and complete copies of all Collective Agreements have been provided to CanWest. Except as set forth in Schedule 4.31, no Union has bargaining rights with respect to any Employees of the Vendors or their subsidiaries.

         (b) Except as disclosed in Schedule 4.31, there are no outstanding or, to the knowledge of the Vendors, threatened labour tribunal proceedings of any kind, including any proceedings which could result in certification of a Union as bargaining agent for any Employees or dependent contractors of the Vendors or their subsidiaries not already covered by the Collective Agreements, and there have not been any such proceedings within the last 2 years.

         (c) Except as disclosed in Schedule 4.31, to the knowledge of the Vendors there are no threatened or apparent Union organizing activities involving Employees or dependent contractors of the Vendors or their subsidiaries in respect of the Purchased Businesses or the National Post Business, not already covered by the Collective Agreements.

         (d) The Vendors and their subsidiaries have complied in all material respects with all Collective Agreements.

         (e) Except as disclosed in Schedule 4.31, there is no strike, lock out or other labour dispute occurring, or to the knowledge of the Vendors, threatened affecting the Purchased Businesses or the National Post Business.

         (f) Except as disclosed in Schedule 4.31, the Vendors and their subsidiaries do not have any unresolved grievances or pending arbitration cases outstanding or serious labour problems relating to the Purchased Businesses or the National Post Business which would have a Material Adverse Effect on any Business Unit or National Post Company.

4.32 PENSION AND BENEFIT PLANS

         (a)    Schedule 4.32 sets forth a complete list of the Benefit Plans.

         (b) Current and complete copies of all written Benefit Plans or, where oral, written summaries of the material terms thereof, have been provided or made available to CanWest together with current and complete copies of all documents relating to the Benefit Plans, including, as applicable:

                (i)   the most recent trust agreements and funding agreements;

                (ii) the most recent insurance contracts, actuarial valuations, investment management agreements, subscription and participation agreements;

                (iii) the most recent financial statements, accounting
                      statements and reports, accounting expense letters and investment reports;

                (iv) the most recent annual information returns and material correspondence with any regulatory authority; and

                (v) the most recent booklets, summaries, manuals and written communications of a general nature distributed or made available to any Employees or former employees concerning any Benefit Plan.

         (c) Each Benefit Plan is, and has been, established, registered (where required), and administered in compliance with (i) the terms thereof, (ii) all Laws and (iii) the Collective Agreements.

         (d) There have been no improvements, increases or changes to or promised improvements, increases or changes to the benefits provided under any Benefit Plan which are not contained in the documents provided or made available to CanWest under Section 4.32(b). Except as disclosed in Schedule 4.32, none of the Benefit Plans provide for benefit increases or the acceleration of funding obligations that are contingent upon or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated herein.

         (e) All employer or employee payments, contributions and premiums required to be remitted, paid to or in respect of each Benefit Plan have been paid or remitted in a timely fashion in accordance with the terms thereof and all Laws, and no current Taxes, penalties or fees are owing or exigible under any Benefit Plan.

         (f) There is no proceeding or Claim (other than routine claims for payment of benefits) pending or to the knowledge of the Vendors threatened, involving any Benefit Plan or their assets or any notice from any person questioning or challenging compliance with the terms of the Benefit Plans, any Laws or the Collective Agreements, nor, to the knowledge of the Vendors is there any investigation by a Governmental Authority and, to the knowledge of the Vendors, no facts exist which could reasonably be expected to give rise to any such proceeding, investigation, Claim (other than routine claims for payment of benefits) or notice.

         (g) To the knowledge of the Vendors, no event has occurred respecting any registered Transferring Plan which would result in the revocation of the registration of such Transferring Plan or entitle any person (without the consent of the Vendors) to wind-up or terminate any Transferring Plan, in whole or in part, or which could otherwise reasonably be expected to adversely affect the tax status thereof.

         (h) Except as disclosed in Schedule 4.32, there are no going concern unfunded actuarial liabilities or solvency deficiencies respecting any of the Transferring Plans.

         (i) Except for changes in the general economic conditions, no material changes have occurred in respect of any Benefit Plans since the date of the most recent financial, accounting, actuarial or other report, as applicable, issued in connection with any Benefit Plan, which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect).

         (j) The Vendors have not received, or applied for, any payment of surplus out of any Transferring Plan.

         (k) Except as disclosed in Schedule 4.32, (i) the Vendors have not taken any contribution or premium holidays under any Transferring Plan and, where so disclosed, the Vendors were entitled under the terms of the Transferring Plan, applicable Collective Agreements and under all Laws to take such contribution holidays; and (ii) there have been no improper withdrawals or transfers of assets from any Transferring Plan and where so disclosed such withdrawal or transfer of assets were in accordance with the terms of such Transferring Plan, applicable Collective Agreements and all Laws.

         (l) Except for those Benefit Plans identified as such in Schedule 4.32, none of the Benefit Plans is a Union Plan.

         (m) To the knowledge of the Vendors, all employee data necessary to administer each Benefit Plan is in the possession of the Vendors and is complete, correct and in a form which is sufficient for the proper administration of the Benefit Plan.

         (n) Except as disclosed on Schedule 4.32, none of the Benefit Plans, other than the Pension Plans, provide benefits beyond retirement or other termination of service to Employees or former employees or to the beneficiaries or dependants of such employees.

         (o) None of the Benefit Plans require or permit a retroactive increase in premiums or payments.

The Vendors sole obligation or liability to or in respect of any Union Plans is to make monetary contributions to the Union Plans in the amounts and in the manner set forth in the Collective Agreements disclosed to CanWest hereunder.

4.33 INSURANCE

The Vendors maintain such policies of insurance, issued by responsible insurers, as are appropriate to the Purchased Businesses and the National Post Business, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect and the Vendors are not in default, as to the payment of premium or otherwise, under the terms of any such policy.

4.34 MATERIAL CONTRACTS

Schedule 4.34 sets forth a complete list of the Material Contracts that have not been listed on any other Schedule. The Material Contracts listed in Schedule
4.34 are all in full force and effect unamended and no material default exists under such Material Contracts on the part of the Vendors or, to the knowledge of the Vendors, on the part of any other party to such Material Contracts. To the knowledge of the Vendors, through the Purchased Businesses, the Canada.com Business and the National Post Business, the Vendors have the capacity, including the necessary personnel, equipment and supplies, to perform all their obligations under the Material Contracts.

4.35 COPIES OF AGREEMENTS, ETC.

Current and complete copies of the Material Contracts have been made available to CanWest and there are no current or pending negotiations with respect to the renewal, repudiation or material amendment of any such agreement, plan or policy.

4.36 INTER-AFFILIATE ARRANGEMENTS

Schedule 4.36 sets forth a complete list of all Contracts between and among Ravelston, Hollinger Inc., Hollinger, any Affiliate or subsidiary of Hollinger and the Excluded Businesses relating to the Purchased Businesses and the National Post Business. Except as disclosed on
Schedule 4.36, all such Contracts are on reasonable commercial terms that are not less advantageous to any party than if such Contract had been obtained from a Person or company dealing at arm's length with such party. All such Contracts may be terminated by CanWest upon not more than 30 days prior notice without bonus or penalty.

4.37 SECTION 19 OF THE INCOME TAX ACT (CANADA)

Every issue of a newspaper published as part of the Purchased Businesses or the National Post Business during the period when such businesses have been owned by Hollinger or one of its subsidiaries has qualified as a Canadian issue of a Canadian newspaper, within the meaning of section 19 of the Income Tax Act (Canada). Every issue of a periodical published as part of the Purchased Businesses or the National Post Business during the period when such businesses have been owned by Hollinger or any one of its subsidiaries has qualified as a Canadian issue of a Canadian periodical within the meaning of section 19 of the Income Tax Act (Canada) and, for purposes of proposed section 19.01 of the Income Tax Act (Canada) as contained in the June 5, 2000 Notice of Ways and Means Motion to amend the Income Tax Act (Canada), the original editorial content of each such issue of periodicals has been 80% or more of the total non-advertising content in the issue.

4.38 LITIGATION

Except as disclosed in Schedule 4.38, there is no suit, action, litigation, investigation, Claim, complaint, grievance or proceeding, including appeals and applications for review, in progress, or, to the knowledge of Hollinger, the Vendors or any of their subsidiaries, pending or threatened against or relating to Hollinger, the Vendors or any of their subsidiaries before any court, Governmental Authority, commission, board, bureau, agency or arbitration panel which, if determined adversely to Hollinger, the Vendors or any of their subsidiaries, would,

         (a) have a Material Adverse Effect on the Purchased Businesses or the National Post Business,

         (b) enjoin, restrict or prohibit the transfer of all or any part of the Purchased Assets, Purchased Shares or Purchased National Post Company Interest as contemplated by this Agreement, or

         (c) prevent Hollinger, the Vendors or any of their subsidiaries from fulfilling all of their obligations set out in this Agreement or arising from this Agreement,

and Hollinger, the Vendors and their subsidiaries have no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success. Except as disclosed in such Schedule 4.38, there is not presently outstanding against Hollinger, the Vendors or any of their subsidiaries, any judgment, decree, injunction, rule or order of any court, Governmental Authority, commission, board, bureau, agency or arbitrator with respect to the Purchased Business or the National Post Business.

4.39 TAX MATTERS

         (a) No failure, if any, of the Vendors to duly and timely pay all Taxes, including instalments on account of Taxes for the current year that are due and payable by it, will result in an Encumbrance on the Purchased Assets.

         (b) There are no actions, suits, proceedings, investigations, audits or claims now pending or, to the knowledge of the Vendors, threatened against the Vendors in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes, which will result in an Encumbrance on the Purchased Assets.

         (c) The Vendors have duly and timely withheld from any amount paid or credited by them to or for the account or benefit of any Person, including any Employees, officers or directors and any non-resident person, the amount of all Taxes and other deductions required by any Laws to be withheld from any amount and have duly and timely remitted the same to the appropriate Governmental Authority.

4.40 BOOKS AND RECORDS

All Books and Records have been made available to CanWest. Such Books and Records fairly and correctly set out and disclose in all material respects the financial position of the Purchased Businesses and all material financial transactions relating to the Purchased Businesses have been accurately recorded in such Books and Records. The Vendors have made available to CanWest all books and records of the Vendors relating to the National Post Business. Such books and records fairly and correctly set out and disclose in all material respects the financial position of the National Post Business and all financial transactions relating to the National Post Business have been accurately recorded in such books and records.

4.41 MANAGEMENT RECOMMENDATION LETTERS

All management recommendation letters received by the Vendors or their boards of directors from the Hollinger Auditor during the last 3 years, relating to the Purchased Businesses or the National Post Business owned by Hollinger or its Affiliates at the relevant request dates have been made available to CanWest.

4.42 TRADE ALLOWANCES

No customers of the Purchased Businesses or the National Post Business are entitled to or customarily receive discounts, allowances, volume rebates or similar reductions in price or other trade terms arising from any agreements or understandings (whether written or oral) with or concessions granted to any customer except as are consistent with industry practice. Schedule 4.42 also includes a summary of all marketing and pricing policies, including promotions and trade allowances, relating to the Purchased Businesses or the National Post Business which are currently in effect or which have been in effect during any of the last 3 years.

4.43 THIRD PARTY CONSENTS

Schedule 4.43 sets out a complete list of all notifications, approvals and consents required to be obtained by the Vendors in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement, except where the failure to obtain such consent would not have a Material Adverse Effect.

4.44 LOCATION OF THE ASSETS

Except as disclosed on Schedule 4.44, all of the Purchased Assets are located on the Real Property or are in transit to or from the Real Property.

4.45 SUFFICIENCY OF ASSETS

The Purchased Assets together with the Management Services Agreement, the National Post Affiliation/Services Agreement and the agreements contemplated by
Section 9.30 are sufficient for the continued operation of the Purchased Businesses and the National Post Business after the Closing Date in the manner in which the Purchased Businesses and the National Post Business were operated prior to the Closing Date.

4.46 NO BROKER

The Vendors have carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on its behalf of any other party, other than Morgan Stanley Co. Incorporated and CIBC World Markets Inc., in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment. The Vendors shall be solely responsible for the fees and expenses of Morgan Stanley Co. Incorporated and CIBC World Markets Inc. with respect to their engagement by the Vendors.

4.47 SHARE OWNERSHIP

None of the Vendors or any of its Affiliates owns any securities of CanWest.

4.48 FULL DISCLOSURE

All information which has been made available to CanWest by Hollinger and the Vendors relating to the Purchased Businesses and the National Post Business is true and correct in all material respects and does not omit to state any material fact or facts necessary to make such information not misleading.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF CANWEST

CanWest hereby represents and warrants to the Vendors the matters set out below on the basis that those representations and warranties which are qualified by "Material Adverse Effect",

"material", "in all material respects" and words or phrases of similar import, are true and correct and any other representations and warranties which are not qualified by "Material Adverse Effect", "material", "in all material respects" and words and phrases of similar import are true and correct in all material respects, in all cases as at the date hereof.

5.1  DUE AUTHORIZATION

CanWest has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated under this Agreement have been or will be by Closing duly authorized by all necessary corporate action of CanWest.

5.2  ENFORCEABILITY OF OBLIGATIONS

This Agreement constitutes a valid and binding obligation of CanWest enforceable against it in accordance with the terms of this Agreement.

5.3  INVESTMENT CANADA

CanWest is Canadian within the meaning of the Investment Canada Act (Canada).

5.4  LITIGATION

There is no suit, action, litigation, investigation, claim, complaint or proceeding before any Governmental Authority in progress or, to the knowledge of CanWest, pending or threatened against or relating to CanWest, which, if determined adversely to CanWest, would:

         (a)    prevent CanWest from paying the Purchase Price to the Vendors;

         (b) enjoin, restrict or prohibit the transfer of all or any part of the Purchased Assets, Purchased Shares or Purchased National Post Company Interest as contemplated by this Agreement; or

         (c) prevent CanWest from fulfilling all of its obligations set out in this Agreement or arising from this Agreement,

and CanWest has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

5.5  NO BROKER

CanWest has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without the intervention on its behalf of any other party, other than CIBC World Markets Inc., in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment. CanWest shall be solely responsible for the fees and expenses of CIBC World Markets Inc. with respect to its engagement by CanWest.

5.6  CANWEST DISCLOSURE RECORD

The documents constituting the CanWest Disclosure Record, when filed with the Securities Commissions, conformed in all material respects with the requirements of Applicable Securities Laws and none of those documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.7  ABSENCE OF CHANGES

Neither CanWest nor any of its subsidiaries has sustained since the date of the CanWest Financial Statements any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the CanWest Disclosure Record or as would not individually or in the aggregate result in a Material Adverse Effect on CanWest and its subsidiaries taken as a whole.

5.8  TITLE TO PROPERTY

Except as disclosed in Schedule 5.8 or as contemplated by this Agreement as required by the senior secured credit facilities ("Senior Secured Facility") to finance this transaction, CanWest and/or its subsidiaries has good and marketable title in fee simple to all real property which it owns and good title to all personal property which it owns, in each case that is material to the business of CanWest and its subsidiaries, taken as a whole, free and clear of all liens, Encumbrances and defects except such as are described in the CanWest Disclosure Record, non-material commercial mortgages or similar financings entered into in the ordinary and usual course of business, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by CanWest and its subsidiaries; and any real property or building that is material to the business of CanWest and its subsidiaries, taken as a whole, is either owned (wholly or in part) or is held under lease by CanWest or one of its subsidiaries and, where leased, is held by it under a valid, subsisting and enforceable lease with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by CanWest and its subsidiaries.

5.9  INCORPORATION AND REGISTRATION

CanWest has been duly continued and is validly existing as a corporation under the federal laws of Canada, with power and authority (corporate or other) to own its properties and conduct its business as described in the CanWest Disclosure Record; CanWest and each CanWest Material Subsidiary has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction that is material to CanWest and its subsidiaries, taken as a whole; and each CanWest Material Subsidiary has been duly incorporated, amalgamated, organized, continued or formed and is validly existing in good standing under the laws of its jurisdiction of incorporation, amalgamation, organization, continuance or formation, as the case may be, which jurisdiction is set forth under Column 3 of Schedule 5.9.

5.10 CAPITALIZATION

The authorized capital of CanWest consists of an unlimited number of Multiple Voting Shares, an unlimited number of Subordinate Voting Shares, an unlimited number of Non-Voting Shares and an unlimited number of Preference Shares, issuable in series, and all of the issued shares in the capital of CanWest have been duly and validly authorized and issued and are outstanding as fully paid and non-assessable and as of July 27, 2000, 78,040,908 Multiple Voting Shares, 69,131,115 Subordinate Voting Shares and 2,871,736 Non-Voting Shares were issued and outstanding; and all of the issued shares in the capital of each CanWest Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by CanWest in the percentages set forth in Column 2 on Schedule 5.9, free and clear of all liens, encumbrances, equities or claims, except as described in the CanWest Disclosure Record.

5.11 SHARES

         (a) The Preferred Shares and Non-Voting Shares to be issued to the Vendors pursuant to this Agreement or delivered pursuant to the Concurrent Share Purchase Agreements will be duly authorized as of the Closing Date and, when issued and delivered pursuant to this Agreement and the Concurrent Share Purchase Agreements will, be duly and validly issued and outstanding as fully paid and non-assessable shares in the capital of CanWest.

         (b) The transactions contemplated by sections 3.2(a), 3.2(b) and 3.3(b) will result in the acquisition by the Vendors of shares of CanWest which collectively represent not less than 5.68% of the votes attached to CanWest's outstanding share capital and not less than 15.11% of CanWest's aggregate equity on a fully-diluted basis after giving effect to the transactions contemplated by this Agreement, and CanWest agrees that the foregoing shall not be subject to the materiality qualification generally applicable to this Section nor to Sections 8.1(a) and 10.6(c).

5.12 SUBORDINATED DEBENTURES

The Subordinated Debentures to be issued to the Vendors pursuant to this Agreement have been duly authorized and, when issued and delivered pursuant to this Agreement and the CanWest Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of Subco and entitled to the benefits provided by the

CanWest Indenture under which they are to be issued; the CanWest Indenture will, by the Closing Time, have been duly authorized and, when executed and delivered by Subco and the trustee will constitute a valid and legally binding instrument, enforceable against Subco in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and no registration, filing or recording of the CanWest Indenture under the federal laws of Canada or the laws of any province is necessary in order to preserve or protect the validity or enforceability of the CanWest Indenture or the Subordinated Debentures. No Governmental Authorization of or with any Governmental Authorities is required to effect payments of principal of, premium, if any, and interest on the Subordinated Debentures.

5.13 ABSENCE OF CONFLICTS

Neither CanWest nor any of its subsidiaries is (a) in violation of its constating documents or (b) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as would not result in a Material Adverse Effect on CanWest and its subsidiaries taken as a whole. The issue and sale of the CanWest Securities and the compliance by CanWest with all of the provisions of the CanWest Securities, the CanWest Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which CanWest or any of the CanWest Material Subsidiaries is a party or by which CanWest or any of the CanWest Material Subsidiaries is bound or to which any of the property or assets of CanWest or any of the CanWest Material Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of CanWest (as amended) or any statute or any order, rule or regulation of any Governmental Authorities having jurisdiction over CanWest or any of the CanWest Material Subsidiaries or any of their properties except for the current loan agreements of CanWest which will be terminated and replaced on the Closing Date with the Senior Secured Facility, any conflict, breach, violation or default which would not result in a Material Adverse Effect on CanWest and its subsidiaries taken as a whole; and no authorization, approval, order, consent, license or permit of or filing with any such Governmental Authorities is required on the part of CanWest in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement, including the issue and sale of the CanWest Securities, the payment of principal of, premium, if any, and interest on the Subordinated Debentures and the consummation by CanWest of the transactions contemplated by the CanWest Indenture, other than Competition Act Approval, the approval of The Toronto Stock Exchange and the filing by CanWest with the Ontario Securities Commission, within 10 days of the Closing Date, of two copies of a Form 45-501 prepared in accordance with applicable securities laws together with the prescribed fee.

5.14 LEGAL PROCEEDINGS

Other than as set forth in the CanWest Disclosure Record, there are no legal or governmental proceedings pending to which CanWest or any of its subsidiaries is a party or to which any property of CanWest or any of its subsidiaries is subject which, if determined adversely to CanWest or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on CanWest and its subsidiaries taken as a whole, and to CanWest's knowledge, no such proceedings are threatened by any Governmental Authorities or threatened by others.

5.15 GOVERNMENT LICENSES

CanWest and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions (collectively, "Governmental Licenses") of and from the CRTC and other Governmental Authorities that are necessary to own, lease, license and use their properties and conduct their businesses as described in the CanWest Disclosure Record including their television broadcasting undertakings except where the failure to have such Governmental License would not constitute a Material Adverse Effect on CanWest and its subsidiaries, taken as a whole; CanWest and its subsidiaries are in material compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect except as would not have a Material Adverse Effect on CanWest and its subsidiaries, taken as a whole; and neither CanWest nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect on CanWest and its subsidiaries taken as a whole.

5.16 CANWEST FINANCIAL STATEMENTS

The CanWest Financial Statements, together with any notes, included or incorporated by reference in the CanWest Disclosure Record, present fairly the consolidated financial position of CanWest and its subsidiaries as of the dates indicated therein and the consolidated results of operations and changes in financial position of CanWest and its subsidiaries for the periods specified. Such financial statements were prepared in accordance with generally accepted accounting principles, in each case applied on a consistent basis throughout the periods involved.

5.17 INTELLECTUAL PROPERTY

CanWest and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), Trademarks, service marks, trade names or other intellectual property (collectively, "CanWest Intellectual Property") necessary to carry on the business now operated by them, and neither CanWest nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any CanWest Intellectual Property or of any facts or circumstances which would render any CanWest Intellectual Property invalid or inadequate to protect the interest of CanWest or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavourable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect on CanWest and its subsidiaries taken as a whole.

5.18 EMPLOYEE MATTERS

No labour dispute with the employees of CanWest or any subsidiary exists or, to the knowledge of CanWest, is imminent, and CanWest is not aware of any existing or imminent labour disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect on CanWest and its subsidiaries taken as a whole.

5.19 SECTION 19 OF THE INCOME TAX ACT

CanWest qualifies as a Person of the kind described in paragraph (e) of the definition of "Canadian newspaper or periodical" contained in section 19 of the Income Tax Act (Canada) and interpreted in accordance with that act and related promulgations.

5.20 ENVIRONMENTAL COMPLIANCE

To the knowledge of CanWest, except as disclosed in the CanWest Disclosure Record and except as would not individually or in the aggregate have a Material Adverse Effect on CanWest and its subsidiaries taken as a whole, (A) CanWest and its subsidiaries are in material compliance with all applicable Environmental Laws, (B) CanWest and its subsidiaries have permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or threatened Claims against CanWest or its subsidiaries in respect of Environmental Laws, and (D) there are no conditions with respect to any property or operations of CanWest or its subsidiaries that could reasonably be expected to form the basis of a Claim against CanWest or its subsidiaries relating to Environmental Laws.

                                    ARTICLE 6
                              NON-WAIVER; SURVIVAL

6.1  NON-WAIVER

     (a) No investigations made by or on behalf of CanWest at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by the Vendors in or pursuant to this Agreement. No waiver of any condition or other provisions, in whole or in part, shall constitute as a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     (b) No investigations made by or on behalf of the Vendors at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by CanWest in or pursuant to this Agreement. No waiver of any condition or other provisions, in whole or in part, shall constitute as a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.2  NATURE AND SURVIVAL

     (a) Subject to Subsection 6.2(b), all representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement of any share or security transfer instruments or other documents of title to any of the Purchased Shares, Purchased Debt or Purchased National Post Company Interest and the payment of the consideration for the Purchased Shares, Purchased Debt or Purchased National Post Company Interest.

     (b) Representations and warranties concerning environmental matters set out in Sections 4.29 and 5.20, shall survive indefinitely. Representations and warranties concerning tax matters set out in
          Section 4.39 shall survive for a period of one hundred and eighty days after the relevant authorities shall no longer be entitled to assess liability for tax against the Vendors for any particular taxation year ended on or prior to or that includes the Closing Date, having regard, without limitation, to any waivers given by the Vendors in respect of any such taxation year. All other representations and warranties shall only survive until June 30, 2003. If no written Claim shall have been made under this Agreement against a Party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiry of these survival periods, such Party shall have no further liability under this Agreement with respect to such representation or warranty.

     (c) Notwithstanding the limitations set out in Subsection 6.2(b), any Claim which is based upon title to the Purchased Assets, the Purchased Shares, the Purchased National Post Company Interest, the CanWest Securities, intentional misrepresentation or fraud may be brought at any time.

                                    ARTICLE 7
                         CANWEST'S CONDITIONS PRECEDENT

7.1  CONDITIONS PRECEDENT

The obligation of CanWest to complete the purchase of the Purchased Shares, Purchased Debt and Purchased National Post Company Interest under this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of CanWest and may be waived by it in whole or in part):

     (a)  TRUTH AND ACCURACY OF REPRESENTATIONS OF VENDORS AT THE CLOSING
          TIME -- The representations and warranties of the Vendors made in or pursuant to this Agreement which are qualified by "Material Adverse Effect", "material", "in all material respects" and words or phrases of similar import, shall be true and correct and any other representations and warranties which are not qualified by "Material Adverse Effect", "material", "in all material respects" and words and phrases of similar import shall be true and correct in all material respects, in all cases as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and CanWest shall have received a certificate from the President, Chief Executive Officer of Hollinger, confirming, to his knowledge the truth and correctness of the representations and warranties of the Vendors.

     (b) PERFORMANCE OF OBLIGATIONS -- The Vendors shall have performed or complied with, in all material respects, all their obligations, covenants and agreements under this Agreement.

     (c) RECEIPT OF CLOSING DOCUMENTATION -- All documentation relating to the due authorization and completion of the Reorganization in accordance with the terms of this Agreement and the sale and purchase of the Purchased Shares, Purchased Debt and Purchased National Post Company Interest under this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Vendors of their obligations under this Agreement, shall be satisfactory to CanWest, acting reasonably, and CanWest shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to CanWest.

     (d) OPINION OF COUNSEL FOR VENDOR -- CanWest and the lenders to CanWest shall have received an opinion dated the Closing Date from counsel for the Vendors, Torys and local counsel in relevant jurisdictions on terms usual and customary for transactions of this nature and otherwise reasonably satisfactory to CanWest.

     (e) CONSENTS TO ASSIGNMENT -- Subject to Section 2.8, all consents or approvals from or notifications to any landlord, lessor or other person required under the terms of any of the Material Contracts with respect to the assignment of such Material Contracts to NewsMediaCo, Central Services Company or Canada.com Company, as the case may be, shall have been duly obtained or given, as the case may be, on or before the Closing Time.

     (f) CONSENTS, AUTHORIZATIONS AND REGISTRATIONS -- All consents, approvals, orders and authorizations of any person (or registrations, declarations, filings or recordings with any such authorities), required in connection with the completion of any of the transactions contemplated by this Agreement (other than with respect to the Pension Plans or Benefit Plans), the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, including (i) Competition Act Approval, (ii) approval of The Toronto Stock Exchange, (iii) approval of the shareholders of CanWest, if required, (iv) all clearance certificates required pursuant to any applicable retail sales tax legislation and (v) a Purchase Certificate from the Workplace Safety and Insurance Board (Ontario) and equivalent certificates in the other provinces of Canada shall have been obtained at or before the Closing Time.

     (g) MATERIAL ADVERSE CHANGE -- There shall have been no material adverse change in the financial condition, business, assets, or prospects of the Purchased Businesses or the National Post Business, whether or not as a result of the transactions contemplated by this Agreement.

     (h) NO PROCEEDINGS -- There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative or investigation against any Party by any Person, for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

     (i) ENCUMBRANCES -- CanWest shall have received evidence satisfactory to it that all Encumbrances other than Permitted Encumbrances have been discharged and that the Purchased Assets are free and clear of all Encumbrances other than Permitted Encumbrances in each case other than any Encumbrances which CanWest has agreed in writing need not be discharged by Closing.

     (j) NON-COMPETITION -- Ravelston, Hollinger Inc., Hollinger, Conrad Black, David Radler, Jack Boultbee and Peter Atkinson shall each have executed and delivered a Non-competition Agreement.

     (k) ACTUAL POSSESSION -- The Vendors shall have delivered actual possession of the Print News Media Assets, Central Services Assets and Canada.com Assets to NewsMediaCo, Central Services Company and Canada.com Company respectively.

     (l) RELEASES -- The Vendors shall have released the Transferred Employees, from and after the Closing Date in respect of the Southam Employees, and from and after December 31, 2000 in respect of the Newspaper Partnership Employees, from any confidentiality agreements with the Vendors except to the extent that these have been assigned to NewsMediaCo, Central Services Company or Canada.com Company.

     (m) REAL ESTATE TITLE WORK -- CanWest shall have received from its counsel, title opinions relating to the Owned Real Property and such opinions shall not have disclosed any matter which constitutes a Material Adverse Effect on any Business Unit or National Post Company.

     (n) DIRECTORS AND OFFICERS -- The Board of Directors of NewsMediaCo Holdco, Central Services Company Holdco and Canada.com Company Holdco at the Closing Time shall consist of individuals nominated by CanWest and there shall have been delivered to CanWest on or before the Closing Time the resignations of all individuals who are prior to the Closing Time directors or officers of NewsMediaCo Holdco, Central Services Company Holdco and Canada.com Company Holdco (except to the extent that the Vendors shall have been notified to the contrary by CanWest) and duly executed comprehensive releases from each such individual and from the Vendors of all their claims, respectively, against NewsMediaCo Holdco, Central Services Company Holdco and Canada.com Company Holdco.

     (o) MANAGEMENT SERVICES AGREEMENT -- Ravelston shall have executed and delivered the Management Services Agreement.

     (p) NATIONAL POST SHAREHOLDERS AGREEMENT -- Southam shall have executed and delivered the National Post Shareholders Agreement.

     (q) NATIONAL POST AFFILIATION/SERVICES AGREEMENT -- National Post Company shall have executed and delivered the National Post
          Affiliation/Services Agreement.

     (r) EMPLOYEE INTERIM SERVICES AGREEMENT -- Newspapers Partnership, HCN Publications and NewsMediaCo shall have executed and delivered the Employee Interim Services Agreement.

     (s) BANK FINANCING -- The lenders to CanWest shall not have exercised their right to terminate their commitment to provide credit facilities to CanWest as a result of:

          (i) there having occurred and be continuing a material adverse change in the financial, banking or capital markets generally that prevents or makes impractical funding or syndication of the credit facility to be provided to CanWest; or

          (ii) there being:

               (A) any suspension or limitation of trading in securities
                   generally on the Toronto or New York Stock Exchanges, or any setting of minimum prices for trading on such exchange;

               (B) any banking moratorium declared by Canadian Federal, U.S.
                   Federal or New York authorities;

               (C) any outbreak or escalation of major hostilities in which
                   Canada or the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency; or

               (D) any other material adverse change in bank or capital market conditions;

          provided that, in the case of circumstances specified in clauses (C) or (D), that has had and continues to have a material adverse effect on the syndication of the credit facilities to be provided to CanWest or the consummation of a high yield offering by CanWest generally.

     (t) PENSION AND EMPLOYEE BENEFIT PLANS AGREEMENT -- The Vendors and Hollinger shall have executed and delivered the Pension and Employee Benefit Plans Agreement.

     (u) NON-COMPETITION AGREEMENTS -- Ravelston, Hollinger Inc., Hollinger, Conrad Black, David Radler, Jack Boultbee and Peter Atkinson shall have executed and delivered a Non-Competition Agreement.

7.2  CONSEQUENCES OF A FAILURE TO SATISFY CONDITIONS PRECEDENT

If any of the foregoing conditions in this Article has not been fulfilled by Closing, CanWest may terminate this Agreement by notice in writing to the Vendors, in which event CanWest is released from all obligations under this Agreement, and unless CanWest can show that the condition relied upon could reasonably have been performed by the Vendors, the Vendors are also released from all obligations under this Agreement, provided that, in respect of the conditions specified in Sections 7.1(a), (b), (e) and (i), unless the breach results in a Material Adverse Effect on the Purchased Businesses or the National Post Business, CanWest will be required to complete the purchase of the Purchased Shares, Purchased Debt and Purchased National Post Company Interest under this Agreement notwithstanding the breach of any representation and warranty, the failure on the part of the Vendors with respect to any of its covenants or the failure on the part of the Vendors to obtain all consents or approvals and CanWest shall have recourse only to a claim for damages in such event. Any such damages once agreed to or determined by an arbitrator pursuant to this Agreement may, at CanWest's option, reduce the principal amount of the Subordinate Debentures. At CanWest's option, if the breach constitutes a Material Adverse Effect in respect of a Business Unit, in lieu of a claim for damages CanWest may elect not to acquire any of the assets of the Business Unit which are the subject matter of the breach and the Purchase Price shall be reduced accordingly. However, CanWest may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                    ARTICLE 8
                          VENDORS' CONDITIONS PRECEDENT

8.1  CONDITIONS PRECEDENT

The obligations of the Vendors to complete the sale of the Purchased Shares, Purchased Debt and Purchased National Post Company Interest under this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Vendors and may be waived by it in whole or in part):

     (a) TRUTH AND ACCURACY OF REPRESENTATIONS OF CANWEST AT CLOSING TIME -- The representations and warranties of CanWest made in or pursuant to this Agreement which are qualified by "Material Adverse Effect", "material", "in all material respects" and words or phrases of similar import, shall be true and correct and any other representations and warranties which are not qualified by "Material Adverse Effect", "material", "in all material respects" and words and phrases of similar import shall be true and correct in all material respects, in all cases as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement) and the Vendors shall have received a certificate from the President, Chief Executive Officer or General Counsel of CanWest confirming to his knowledge the truth and correctness of such representations and warranties.

     (b) PERFORMANCE OF OBLIGATIONS -- CanWest shall have performed or complied with, in all material respects, all its obligations, covenants and agreements under this Agreement.

     (c) RECEIPT OF CLOSING DOCUMENTATION -- All documentation relating to the due authorization and completion of the sale and purchase of the Purchased Shares, Purchased Debt and Purchased National Post Company Interest under this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by CanWest of its obligations under this Agreement, shall be satisfactory to the Vendors, acting reasonably, and the Vendors shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Vendors.

     (d) OPINION OF COUNSEL FOR CANWEST -- The Vendors shall have received an opinion dated the Closing Date, from counsel for CanWest, Osler, Hoskin & Harcourt LLP, on terms usual and customary for transactions of this nature and otherwise reasonably satisfactory to the Vendors.

     (e) CONSENTS, AUTHORIZATIONS AND REGISTRATIONS -- All consents, approvals, orders and authorizations of any person (or registrations, declarations, filings or recordings with any such authorities), required in connection with the completion of any of the transactions contemplated by this Agreement (other than with respect to the Pension Plans or Benefit Plans), the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, including (i) Competition Act Approval, (ii) approval of The Toronto Stock Exchange, and (iii) approval of the shareholders of CanWest, if required, shall have been obtained at or before the Closing Time.

     (f) NO PROCEEDINGS -- There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative or investigation against any Party by any person, for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

     (g) MATERIAL ADVERSE CHANGE -- There shall have been no material adverse change in the financial condition, business, assets or prospects of CanWest and its subsidiaries taken as a whole whether or not as a result of the transactions contemplated by this Agreement.

     (h) MANAGEMENT SERVICES AGREEMENT -- CanWest shall have executed and delivered the Management Services Agreement.

     (i) NATIONAL POST SHAREHOLDERS AGREEMENT -- CanWest shall have executed and delivered the National Post Shareholders Agreement.

     (j) NATIONAL POST AFFILIATION/SERVICES AGREEMENT -- CanWest shall have executed and delivered the National Post Affiliation/Services Agreement.

     (k) REGISTRATION RIGHTS AGREEMENT -- CanWest shall have executed and delivered the Registration Rights Agreement.

     (l) PENSION AND EMPLOYEE BENEFIT PLANS AGREEMENT -- CanWest shall have executed and delivered the Pension and Employee Benefit Plans Agreement.

     (m) CANWEST INDENTURE -- CanWest and the trustee under the CanWest Indenture shall have entered into the CanWest Indenture.

     (n) CANWEST FINANCING -- The Vendors shall have been permitted to review all closing documentation relating to the financings by CanWest used to partially fund the Purchase Price.

8.2  CONSEQUENCES OF FAILURE TO SATISFY CONDITIONS PRECEDENT

If any of the foregoing conditions in this Article has not been fulfilled by Closing, the Vendors may terminate this Agreement by notice in writing to CanWest, in which event the Vendors are released from all obligations under this Agreement, and unless the Vendors can show that the condition relied upon could reasonably have been performed by CanWest, CanWest is also released from all obligations under this Agreement provided that, in respect of the conditions specified in Sections 8.1(a) and (b), unless the breach results in a Material Adverse Effect on CanWest, the Vendors will be required to complete the sale of the Purchased Shares, Purchased Debt and Purchased National Post Company Interest under this Agreement notwithstanding the breach of any representation and warranty or the failure on the part of CanWest with respect to any of its covenants and shall have recourse only to a claim for damages in such event. Any such damages once agreed to or determined by an arbitrator pursuant to this Agreement may be used, at the Vendors' option, to increase the amount of the Subordinated Debentures. However, the Vendors may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfilment of any other condition in whole or in part or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                    ARTICLE 9
                         OTHER COVENANTS OF THE PARTIES

9.1  CONDUCT OF PURCHASED BUSINESSES PRIOR TO CLOSING

During the period from the date of this Agreement to the Closing Time:

     (a) CONDUCT BUSINESS IN THE ORDINARY COURSE -- Except as otherwise contemplated or permitted by this Agreement, the Vendors shall conduct the Purchased Businesses and the National Post Business in the usual and ordinary manner and use all reasonable efforts to maintain good relations with their respective employees, customers and suppliers. During this period, the Vendors shall not make any commitment with respect to the acquisition or disposition of any asset comprising part of the Purchased Assets or enter into, amend or cancel any Material Contract without the prior written consent of CanWest, in each case other than in the ordinary course of business.

     (b) EXTRAORDINARY TRANSACTIONS -- The Vendors shall not directly or indirectly engage in any transaction, make any loan or enter into any arrangement with any officer, director, partner, shareholder, employee, consultant, independent contractor or agent of any of the Vendors relating to the Purchased Business or the National Post Business except in the ordinary course of business consistent with past custom and practice and existing arrangements.

     (c) CONTINUE INSURANCE -- The Vendors shall continue in force all policies of insurance maintained by the Vendors in respect of the Purchased Businesses and the National Post Business and give all notices and present claims under all insurance policies in a timely fashion.

     (d) PERFORM OBLIGATIONS -- The Vendors shall comply in all material respects with all Laws affecting the operation of the Purchased Businesses or the National Post Business.

     (e) PREVENT CERTAIN CHANGES -- The Vendors shall not, without the prior written consent of CanWest, take any of the actions, do any of the things or perform any of the acts described in Sections 4.14(d) - (k).

     (f) NO MARKETING COSTS -- The Vendors and their subsidiaries shall not make any commitments with respect to charitable donations or marketing (i.e. tickets for sporting and cultural events, etc.) of a nature accounted for prior to the date of this Agreement as a cost of providing the Central Services;

     (g) APPROVALS -- CanWest shall use all reasonable efforts and diligently pursue, and the Vendors shall co-operate with CanWest and use all reasonable efforts and diligently pursue, obtaining Competition Act Approval.

     (h) CONDUCT OF UNION NEGOTIATIONS -- The Vendors shall consult with CanWest with respect to the conduct of any negotiations with Unions representing Employees between the date of this Agreement and the Closing Date. The Vendors will not enter into any agreement or make any amendments to any agreement with a Union representing Employees of the Purchased Businesses without the prior consent of CanWest.

9.2  CONDUCT OF PURCHASED BUSINESSES FOLLOWING THE REORGANIZATION DATE

     (a)  During the period from the Effective Date to the Closing Time:

          (i) NewsMediaCo, Central Services Company and Canada.com Company shall not, directly or indirectly, declare or pay any dividends or declare or make any other payments or distributions on or in respect of any of its shares and shall not, directly or indirectly, purchase or otherwise acquire any of its shares; and

          (ii) the Vendors and their subsidiaries shall allocate to the Business Units the costs of the Central Services to the Business Units and shall collect from the Business Units the costs of the Central Services in each case consistent with prior practice.

     (b) Prior to the Effective Date, the Vendors shall cause National Post Company to make offers of employment to the Southam Employees identified on Schedule 9.2(b) and assume other costs (which together shall represent an annual cost of at least $3 million) on terms and conditions of employment, including salary, incentive compensation and benefits, substantially similar in the aggregate for each such Employee to the current terms and conditions of employment of such Employee.

9.3  ACCESS FOR INVESTIGATION BY CANWEST

     (a) The Vendors shall permit CanWest and its representatives, between the date of this Agreement and the Closing Time, without interference to the ordinary conduct of the Purchased Businesses or the National Post Business, to have reasonable access during normal business hours to
          (i) all locations where Books and Records or other material relevant to the Purchased Businesses or the National Post Business is stored;
          (ii) to all the Books and Records; (iii) to the properties and assets used in the Purchased Businesses or the National Post Business (which shall exclude invasive testing at the properties); and (iv) to senior employees of the Vendors. The Vendors shall furnish to CanWest copies of Books and Records (subject to any confidentiality agreements or covenants relating to any such Books and Records) as CanWest shall from time to time reasonably request to enable confirmation of the matters warranted in Article 4.

          Without limiting the generality of the foregoing, it is agreed that the accounting representatives of CanWest shall be afforded reasonable opportunity to make a full investigation of all aspects of the financial affairs of the Vendors in connection with the Purchased Businesses and the National Post Business.

     (b) Notwithstanding Subsection 9.3(a), the Vendors shall not be required to disclose any information, records, files or other data to CanWest where prohibited by any law. If any consent of any person or Governmental Authority is required to permit the Vendors to release any information to CanWest, the Vendors shall make all reasonable effort to obtain such consent.

     (c) The Vendors shall forthwith, upon request by CanWest or CanWest's Counsel, execute and deliver to CanWest all necessary consents to permit CanWest to have existing records released to CanWest by the municipal building and zoning department, fire department, public works, environmental agencies, the elevator inspections branch of the provincial department of labour and other appropriate authorities as CanWest may consider advisable between the date of this

          Agreement and Closing. Such consents will authorize and direct the release of information to CanWest but, for greater certainty, will not permit CanWest to request that inspections be made by such Governmental Authorities.

9.4  ACCESS FOR INVESTIGATION BY THE VENDORS

     (a) CanWest shall permit the Vendors and their representatives, between the date of this Agreement and the Closing Time, without interference to the ordinary conduct of the business of CanWest, to have reasonable access during normal business hours to (i) the properties and assets used in its business (which shall exclude invasive testing at the properties); and (ii) to senior employees of CanWest. CanWest shall furnish to the Vendors such information (subject to any confidentiality agreements or covenants relating to any such Books and Records) as the Vendors shall from time to time reasonably request to enable confirmation of the matters warranted in Article 5.

          Without limiting the generality of the foregoing, it is agreed that the accounting representatives of the Vendors shall be afforded reasonable opportunity to make a full investigation of all aspects of the financial affairs of CanWest.

     (b) Notwithstanding Subsection 9.4(a), CanWest shall not be required to disclose any information, records, files or other data to the Vendors where prohibited by any law. If any consent of any person or Governmental Authority is required to permit CanWest to release any information to the Vendors, CanWest shall make all reasonable effort to obtain such consent.

9.5  ACTIONS TO SATISFY CLOSING CONDITIONS

Each of the Parties agrees to take all such commercially reasonable actions as are within its power to control, and to use its commercially reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with each of the conditions and covenants set forth in Articles 7, 8 or 9 which are for the benefit of any other Party.

9.6  CHANGE VENDOR'S NAME

Forthwith following the completion of the purchase and sale of the Purchased Shares, Purchased Debt and Purchased National Post Company Interest under this Agreement, Southam shall discontinue use of the name "Southam", except where legally required to identify Southam until its name has been changed to another name. Southam shall deliver at Closing articles of amendment to change the corporate name of Southam and any Affiliate using the name "Southam" to another name not including the word "Southam" and otherwise not confusingly similar to its present name and its consent to the use of the name "Southam" by an Affiliate of CanWest. Southam shall file such articles of amendment with Industry Canada immediately following the Closing. In addition, Southam shall take all necessary steps to cause each of its

Affiliates whose corporate name includes the name of one of the publications or Business Units included among the Purchased Assets to change, forthwith following the Closing, its corporate name to another name not containing the name of any of the publications or Business Units included among the Purchased Assets.

9.7  CHANGE NAME OF PURCHASED COMPANIES

Forthwith following the completion of the purchase and sale of the Purchased Shares, Purchased Debt and Purchased National Post Company Interest under this Agreement, CanWest shall cause any company acquired by CanWest to discontinue use of the name "Hollinger", except where legally required to identify such company until its name has been changed to another name. CanWest shall deliver at closing articles of amendment to change the corporate name of any company using the name "Hollinger" to another name not including the word "Hollinger". CanWest shall file such articles of amendment with Industry Canada immediately following the Closing.

9.8  EMPLOYEES

     (a) At Closing, Newspapers Partnership and HCN Publications shall enter into an Employee Interim Services Agreement with NewsMediaCo covering the supply of employee services from the Newspaper Partnership Employees from the Closing Date to December 31, 2000.

     (b) On the Closing Date, NewsMediaCo shall become the successor employer under the Collective Agreements governing Newspaper Partnership Employees and shall be bound by and comply with the terms of such Collective Agreements effective January 1, 2001.

     (c) On the Closing Date, NewsMediaCo shall become the successor employer under the Collective Agreements governing Southam Employees and shall be bound by and comply with the terms of such Collective Agreements effective the Closing Date.

     (d) The Vendors shall cause NewsMediaCo, Central Services Company or Canada.com Company to offer employment, for the Southam Employees effective from the Closing Date and for the Newspaper Partnership Employees effective January 1, 2001, to all Southam Employees and Newspapers Partnership Employees whose terms of employment are not covered by the terms of a current or expired Collective Agreement ("Non-Unionized Employees") on terms and conditions of employment, including salary, incentive compensation and benefits, determined by CanWest which shall be substantially similar in the aggregate for each such Non-Unionized Employee to the current terms and conditions of employment of such Non-Unionized Employees. The Vendors shall cause NewsMediaCo, Central Services Company or Canada.com Company to provide CanWest with a copy of its offer of employment to such Non-Unionized

          Employees. The Vendors and CanWest shall exercise reasonable efforts to persuade such Non-Unionized Employees to accept such offers of employment.

     (e) The Vendors shall be responsible for all notice of termination, severance and other obligations to the Employees who do not accept employment with NewsMediaCo, Central Services Company or Canada.com Company and the Vendors shall indemnify and save CanWest, NewsMediaCo, Central Services Company and Canada.com Company harmless in respect of all such obligations.

     (f) The Vendors shall be responsible for and shall indemnify and save CanWest, NewsMediaCo, Central Services Company, National Post Company, Canada.com Company and their Affiliates harmless from and against all Claims in connection with any subsequent termination of employment by or on behalf of J. Blair MacKenzie ("MacKenzie") and/or Michael Goldbloom ("Goldbloom") pursuant to the terms of Employment Contracts they have each entered into with Southam Inc. dated December 17, 1992 in the case of MacKenzie and March 25, 1994 in the case of Goldbloom, or any similar contracts which NewsMediaCo, Central Services Company or Canada.com Company reasonably determine must be assumed or entered into pursuant to or in connection with the offers of employment set out in Section 9.8(d) of this Agreement or pursuant to any Claims made by, or entitlement of, any Transferred Employee in connection with any subsequent termination of employment pursuant to any change of Control provision under any SERA with, or assumed by, CanWest, NewsMediaCo, Central Services Company, National Post Company, Canada.com Company or their Affiliates or under any supplemental pension arrangement which CanWest, NewsMediaCo, Central Services Company, National Post Company, Canada.com Company or their Affiliates reasonably determine must be provided pursuant to or in connection with an offer of employment made pursuant to Section 9.8(d) of this Agreement and which provides for benefits which are substantially similar to the benefits provided under a SERA in the event of a change of control.

     (g) For greater certainty, if an Employee ceases within 12 months following the Closing Date to be an Inactive Employee and is able to return to work, the Vendors shall notify CanWest that the Employee is fit to return to work whereupon CanWest shall cause the relevant Purchased Business to offer the Employee employment on substantially the same terms as those currently applicable. In the case of an Inactive Employee who is subject to the terms of a Collective Agreement, CanWest acknowledges that any such Employee will return to work in accordance with the terms of any applicable Collective Agreement.

     (h) Notwithstanding any other provision of this Agreement, CanWest will, if requested by the Vendors to accept a transfer of a Vendors' DB Pension Plan, as defined in the Pension and Employee Benefit Plans Agreement, negotiate in good faith in relation to the treatment of such Vendors' DB Pension Plan as a Transferring Pension Plan for the purposes of the Pension and Employee Benefit Plans Agreement, provided that any such inclusion will only be done on the basis that such inclusion will not result in any additional cost to CanWest under this Transaction Agreement or the Pension and Employee Benefit Plans Agreement and provided further that if such plans have an unfunded liability as at the Closing Date on either a going concern or solvency basis as determined in accordance with the actuarial methods and assumptions, applicable to that Vendors' DB Pension Plan determined in accordance with Section 2.2 of the Pension and Employee Benefit Plans Agreement, the Vendors will make, or provide to CanWest funds to enable it to make such additional payments to such Vendors' DB Pension Plans as are necessary to ensure that such plans are fully funded on both a going concern and a solvency basis as at the Closing Date or such later date as the Parties may decide.

9.9  PENSION AND OTHER BENEFIT PLANS

CanWest, Hollinger and the Vendors shall enter into the Pension and Employee Benefit Plans Agreement.

9.10 SALES AND TRANSFER TAXES

The Vendors and CanWest agree that NewsMediaCo, Central Services Company and Canada.com Company shall pay directly to the appropriate taxing authorities all sales and transfer taxes, registration charges and transfer fees other than the goods and services tax/harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada) payable by it, applicable in respect of the Reorganization in accordance with the terms of the Transfer Agreement, all of which shall be for the account of CanWest.

9.11 CANADA PENSION PLAN AND EMPLOYMENT INSURANCE

The Vendors shall be liable for and shall pay to CanWest an amount equal to the employer contributions to the Canada Pension Plan and the Unemployment Insurance Commission payable by NewsMediaCo, Central Services Company and Canada.com Company in respect of Transferred Employees employed by NewsMediaCo, Central Services Company and Canada.com Company for the period from the Closing Date to and including December 31, 2000.

9.12 CASH FLOW DURING INTERIM PERIOD

In the event that the Closing shall be completed as contemplated by this Agreement and the Reorganization Date is after the Effective Date, then (a) the amount of all cash flow after provision for the payment of Taxes in respect of the taxable income associated with such cash flow generated or used in the Purchased Businesses from the Effective Date to the Reorganization Date shall be for the account of CanWest, and (b) the amount of all cash flow generated or used in the Purchased Businesses from the Reorganization Date to the Closing Date (without regard for the provision of Taxes) shall be for the account of CanWest. In the event that the Closing shall be completed as contemplated by this Agreement and the Reorganization Date is on or before the Effective date, then (a) the amount of all cash flow generated or used in the Purchased Businesses from the Effective date to the Closing Date (without regard for the provision of Taxes) shall be for the account of CanWest, and (b) the Vendors shall pay to CanWest an amount equal to the Taxes payable in respect of the taxable income of NewsMediaCo, Central Services Company and Canada.com Company from the period form the Reorganization Date to the Effective Date. The Vendors shall deliver to CanWest within 30 days of the Closing Date a statement of the amounts payable pursuant to this Section 9.12 (the "Cashflow Statement"). In the event that CanWest objects in good faith to any aspect of such statement, CanWest shall so advise the Vendors by delivery to the Vendors of a written notice (the "Cashflow Objection Notice") within 30 days after the delivery to CanWest of the Cashflow Statement. The Cashflow Objection Notice shall set out the reasons for CanWest's objection, as well as the amount under dispute and reasonable details of the calculation of such amount. In the event that the parties agree on a resolution of the dispute set out in the Cashflow Objection Notice, the parties shall confirm this resolution in writing and shall thereafter be bound by such resolution. In the event that the parties are unable to settle any dispute with respect to the Cashflow Statement, within 30 days after the delivery by CanWest to the Vendors of the Cashflow Objection Notice, the dispute shall forthwith be referred to an international accounting firm with no connection to either of the Parties to be chosen by lot as arbitrator. The arbitration shall, except to the extent provided for in this Section 9.12, be conducted in Toronto, in accordance with the Arbitration Procedures. The determination of the arbitrator shall be made within 30 days after the date in which the dispute was referred to it and the determination of the arbitrator shall be final and binding on all parties. The Cashflow Statement shall be adjusted in accordance with the determination of the arbitrator within 5 days after resolution, by agreement of the Parties, of the dispute which was the subject of the Cashflow Objection Notice or, failing such resolution, within 5 days after the final determination of the arbitrator, the Vendors or CanWest, as the case may be, shall pay to the other the amount payable in accordance with this Section 9.12 as a result of such resolution or final determination.

9.13 PRESERVATION OF RECORDS

CanWest shall take all reasonable steps to preserve and keep the records of the Vendors and the Purchased Businesses delivered to it in connection with the completion of the transactions contemplated by this Agreement for a period of 6 years from the Closing Date, or for any longer period as may be required by any Law or Governmental Authority, and shall make such records available to the Vendors as may be reasonably required by it. The Vendors acknowledge that CanWest shall not be liable to the Vendors in the event of any accidental destruction of such records, caused otherwise than by the gross negligence of CanWest.

9.14 LITIGATION ASSISTANCE

CanWest shall make available to Hollinger, at Hollinger's expense, and in response to requests from the Vendors acting reasonably, Books and Records and such Transferred Employees who are still employed by CanWest at the time of the request as may be required in connection with the defence of Claims or proceedings against Hollinger and/or its Affiliates relating to the Purchased Businesses, including but not limited to proceedings for damages for libel, contempt, and infringement of Intellectual Property. Upon reasonable request of the Vendors, CanWest will publish in one or more of requested Business Units, at Hollinger's expense, such reasonably requested correction notices, apologies or related statements in connection with the settlement of such proceedings.

9.15 CANWEST'S OPTION IF DAMAGE, ETC.

     (a) The Purchased Assets shall be and remain until Closing at the risk of the Vendors. Pending Closing, the Vendors shall hold all insurance policies and the proceeds thereof in trust for the Parties as their interests may appear.

     (b) If the Purchased Assets, or a portion of them are damaged or destroyed or appropriated, expropriated or seized by any Person, on or prior to the Closing Date, the Vendors shall give CanWest notice thereof forthwith after such action comes to its attention and CanWest shall have the option:

          (i) to reduce the Purchase Price by an amount equal to the cost of repair or, if appropriated, expropriated, seized, destroyed or damaged beyond repair, by an amount equal to the replacement cost of such assets and to complete the purchase, in which event, the Vendors shall be entitled to all proceeds of insurance and all proceeds and claims relating to the applicable event; or

          (ii) to terminate this Agreement by notice in writing to the Vendors but only if such damage, destruction, appropriation, expropriation or seizure constitutes a Material Adverse Effect on the Purchased Businesses and the National Post Business taken as a whole.

9.16 CO-OPERATION OF THE PARTIES REGARDING TAX PLANNING

In connection with the implementation of the transactions contemplated by this Agreement including, without limitation, those contemplated by the Reorganization, the Parties agree to cooperate in good faith to accommodate any reasonable tax planning objectives of a Party provided that any such accommodation does not adversely affect the commercial or tax position of any other Party.

9.17 SALE OF CANADA.COM BUSINESS BY CANWEST

In the event that CanWest sells or otherwise disposes of (including by way of secondary offering) any or all of the Canada.com Business to a third party, other than in the ordinary course of business, between the Closing Date and the third anniversary of the Closing Date, CanWest will pay to the Vendors within 90 days of the closing of such sale, 50% of the amount by which the proceeds to CanWest of such sale, plus any distributions or return of capital from the Closing Date to the date of any such sale, exceed the sum of (a) the purchase price paid by CanWest to the Vendors for the Canada.com Assets, (b) any amount invested in the Canada.com Business by CanWest since the Closing Date, (c) the costs to CanWest of carrying its investment in the Canada.com Business using a rate of return of 9%,(d) any expenses of CanWest incurred in connection with such sale, and (e) Taxes payable in respect of the sale of the interest in question without taking into account any tax shelter or tax deferred opportunity otherwise available to CanWest. The Vendors acknowledge that CanWest may transfer the Canada.com Assets into a separate company or limited partnership controlled by CanWest. The Vendors further acknowledge that an initial public offering or private placement of securities from treasury by any corporation owning the Canada.com Business will not constitute a sale by CanWest to a third party of any or all of the Canada.com Business as contemplated by this Section
9.17. In the event that the proceeds to CanWest of any such sale of any or all of the Canada.com Business includes any non-cash consideration, CanWest shall deliver to the Vendors, at its option, either 50% of such non-cash consideration or a certified cheque or bank draft in an amount equal to 50% of the fair market value of such non-cash consideration as determined by an independent investment banking firm.

9.18 SALE OF PRINT NEWS MEDIA ASSETS BY CANWEST

In the event that CanWest completes the sale (including by way of secondary offering) of one or more of the Business Units operated by NewsMediaCo to a third party (other than the Vendors) during the period between the Closing Date and the second anniversary of the Closing Date at a price or prices (the "Sale Price") which, in aggregate, exceeds the greater of the portion of the Purchase Price allocated in aggregate to such Business Units in accordance with Section
3.15 and 10 times the EBITDA of such Business Unit for its most recently completed fiscal year (the "Base Price"), CanWest shall pay to the Vendors, within 90 days of the second anniversary of the Closing Date, an amount equal to one-half the amount by which the aggregate Sale Price exceeds such Base Price. For the purpose of this Section 9.18, the Sale Price of any Business Unit shall be the amount of the gross proceeds of sale less (a) any amount invested in the Business Unit by CanWest since the Closing Date, (b) the costs to CanWest of carrying its investment in the Business Unit using a rate of return of 9%, (c) any expenses of CanWest incurred in connection with such sale, and (d) Taxes paid or payable in respect of the sale without taking into account any tax shelter or tax deferred opportunity otherwise available to CanWest. The Vendors acknowledge that an initial public offering or private placement of securities from treasury by any Business Unit will not constitute a sale by CanWest to a third party of the Business Unit as contemplated by this Section 9.18. In the event that the proceeds to CanWest of any such sale of any or all of the Business Units operated by NewsMediaCo includes any non-cash consideration, CanWest shall deliver to the Vendors, at its option, either 50% of such non-cash consideration or a certified cheque or bank draft in an amount equal to 50% of the fair market value of such non-cash consideration as determined by an independent investment banking firm.

9.19 SUBORDINATED DEBENTURES

Hollinger shall cause each of its subsidiaries which holds Subordinated Debentures from time to time not to offer, sell, contract to sell, transfer, assign or otherwise dispose of, directly or indirectly, any Subordinated Debentures for a period of 30 months following the Closing Date. As long as Hollinger and its subsidiaries are the holders of more than 50% of the outstanding aggregate principal amount of Subordinated Debentures, NewsMediaCo shall not incur capital expenditures or capital investments in excess of $75 million per year other than in the normal course of business consistent with past practice without the prior consent of Hollinger. Subject to the foregoing, the Vendors may transfer the Subordinated Debentures to Affiliates of Hollinger.

9.20 RESTRICTIONS ON SALE OF CANWEST STOCK/SUBORDINATED DEBENTURES

     (a) The Vendors acknowledge that the Preferred Shares and Non-Voting Shares delivered to the Vendors in accordance with Section 3.2(a) and
          (b) will be subject to resale restrictions under applicable securities laws. The Vendors agree to enter into an undertaking, addressed to The Toronto Stock Exchange (the "TSE"), not to dispose of its Preferred Shares or Non-Voting Shares for such period, if any, as may be required by the TSE.

     (b) In the event that CanWest proposes to offer debt or equity securities to the public, including as part of a restructuring of outstanding bank indebtedness, the Vendors agree to co-operate in such financing by not selling any securities of CanWest from the date of notice of a proposed financing to the date of closing of such financing, without CanWest's prior written consent which period may not exceed 90 days.

     (c)  The Vendors agree that they will not:

          (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, directly or indirectly, any Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares, or

          (ii) enter into any swap or other arrangement that transfers to another in whole or in part any of the consequences of ownership of the Preferred Shares, whether any such transaction described in clauses 9.20(c)(i) or (ii) is to be settled by delivery of Preferred Shares or such other securities or cash or otherwise, provided that the restrictions in this Section 9.20(c) shall not apply to:

               (A) the conversion of the Preferred Shares into Non-Voting Shares in accordance with their terms;

               (B) the transfer of Preferred Shares among the Vendors and their
                   Affiliates, provided that any such Affiliate agrees to be bound by the restrictions in this Section 9.20; or

               (C) the pledge of Preferred Shares by the Vendors to a North
                   American bank or trust company as security for indebtedness provided that any such bank or trust company agrees to be bound by the restrictions in this Section 9.20.

     (d) The Vendors agree that they will not convert any Non-Voting Shares acquired pursuant to the transactions contemplated hereby to Subordinate Voting Shares in accordance with their terms, except immediately prior to the sale of such Non-Voting Shares to a Canadian third party. In no event will the Vendors exercise any of the voting rights attaching to any Subordinate Voting Shares received upon conversion of such Non-Voting Shares.

     (e) The Vendors will not sell any Non-Voting Shares acquired pursuant to the transactions contemplated hereby unless the Vendors are entitled to, and upon any sale of such Non-Voting Shares the Vendors shall, convert in accordance with their terms an equivalent proportion of the Preferred Shares held by the Vendors and its Affiliates. Upon any conversion of Preferred Shares in accordance with their terms, the Vendors will sell an equivalent proportion of the Non-Voting Shares acquired pursuant to the transactions contemplated hereby.

9.21 RIGHT OF FIRST REFUSAL ON ASSETS

     (a) The Vendors shall not sell, transfer or assign or permit the sale, transfer or assignment of any of the Excluded Assets for cash, other than pursuant to binding agreements of purchase and sale entered into on or before November 30, 2000, during the period ending on the fifth anniversary of the Closing Date unless it has first provided CanWest with a written offer to sell such Excluded Assets to CanWest in accordance with procedures to be agreed by the Parties prior to Closing. For the purpose of this Section 9.21(a), a sale of assets for cash together with a contemporaneous subscription for securities of the purchaser of such assets shall not be considered to be a sale of assets for cash.

     (b) CanWest shall not sell, transfer or assign or permit the sale, transfer or assignment of any of its print media assets, including the Print News Media Assets, for cash during the period ending on the fifth anniversary of the Closing Date unless it has first provided the Vendors with a written offer to sell such assets to the Vendors in accordance with the procedures to be agreed by the Parties prior to Closing. For the purpose of this Section 9.21(b), a sale of assets for cash together with a contemporaneous subscription for securities of the purchaser of such assets shall not be considered to be a sale of assets for cash.

9.22 CANWEST OPERATIONS COMMITTEE

CanWest acknowledges its intention to form an Operations Committee of its board of directors to oversee the Print News Media Business and that it is proposed that the members of such Committee shall include two of the Vendors' nominees and three of CanWest's nominees to the board of directors so long as its equity position is maintained.

9.23 AFFILIATION AGREEMENTS WITH HOLLINGER AND PURCHASERS OF EXCLUDED ASSETS

In respect of any newspaper business which constitutes an Excluded Asset, Hollinger will use its reasonable efforts to cause third party purchasers (other than direct competitors of any of the Print News Media Business) from Hollinger or any of its Affiliates of any newspaper business which constitutes an Excluded Asset to enter into an affiliation agreement with CanWest substantially in the form of Schedule 9.23 providing for mutually acceptable ink, paper and other supply arrangements and other Central Services which they may require and providing CanWest, at no additional cost, with complete and non-exclusive access to the Content of such newspaper provided that the negotiation and execution of such affiliation agreements with third party purchasers does not materially impair Hollinger's ability to sell any of the Excluded Assets. Hollinger shall provide reasonable Notice (and in any event no less than 30 days Notice) of the closing of the sale of the Excluded Assets and the termination of the existing affiliations agreement.

9.24 CANWEST FINANCING

The Vendors shall permit CanWest and its representatives to request the assistance of the senior management employees of Southam, Newspapers Partnership or National Post Company to assist with respect to the syndication of CanWest's senior bank credit facilities and any public debt financing to be used for the purpose of partially financing the Purchase Price. In addition, the Vendors shall provide CanWest's lenders and their representatives with the same reasonable access provided to CanWest and its representatives as contemplated by
Section 9.3 of this Agreement.

9.25 CONSENT TO JURISDICTION

Each of the Parties irrevocably attorns and submits to the exclusive jurisdiction of any Ontario court sitting in Toronto in any action or proceeding arising out of or related to this Agreement and irrevocably agrees that all Claims in respect of any such action or proceeding may be heard and determined in such Ontario court. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defense of any inconvenient forum to the maintenance of such action or proceeding. CanWest irrevocably appoints Osler, Hoskin & Harcourt LLP (the "CanWest Process Agent"), with an office on the date hereof at Suite 6600, First Canadian Place, Toronto, Ontario, for the attention of Linda D. Robinson as its agent to receive on behalf of it and its property service of copies of the statement of claim and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to CanWest in care of the CanWest Process Agent at the CanWest Process Agent's above address, and CanWest irrevocably authorizes and directs the CanWest Process Agent to accept such service on its behalf. CanWest agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Hollinger and the Vendors irrevocably appoint Torys (the "Vendors' Process Agent"), with an office on the date hereof at 79 Wellington Street West, Toronto, Ontario, M5K 1N2 for the attention of Beth DeMerchant as its agent to receive on behalf of it and its property service of copies of the statement of claim and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to Hollinger or the Vendors in care of the Vendors' Process Agent at the Vendors' Process Agent's above address, and Hollinger and the Vendors irrevocably authorize and direct the Vendors' Process Agent to accept such service on its behalf. Hollinger and the Vendors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law.

9.26 ASSURANCE BY HOLLINGER

Hollinger shall cause the Vendors to comply with all of their obligations and perform all of their covenants under this Agreement and shall be jointly and severally liable to CanWest with each of the Vendors for and in respect of any breach of any of the representations, warranties and covenants of the Vendors under this Agreement as if it was the principal obligor.

9.27 OFFERS FOR PURCHASED ASSETS OR EXCLUDED ASSETS

Hollinger will promptly advise CanWest of the substance and details of any offers and letters of intent that it receives from third parties for the acquisition of any of the Purchased Assets or the Excluded Assets.

9.28 SCHEDULES

The Parties acknowledge that the Agreement has been executed with certain Schedules and in draft form and that such Schedules are incomplete and that certain Schedules have not been provided. The Vendors shall deliver completed Schedules no later than 30 days prior to Closing, together with all documents to which such Schedules pertain. The Vendors shall afford CanWest the opportunity to conduct complete due diligence with respect to the items on the completed Schedules. To the extent that any amendment to a Schedule or a new Schedule made or provided after the date hereof (collectively, "New Material") discloses any matter which CanWest reasonably considers to have a Material Adverse Effect on the Purchased Businesses and the National Post Business as a whole, CanWest may terminate the Agreement, or if such New

Material discloses a Material Adverse Effect on an individual Business Unit, CanWest may remove the Business Unit from the transactions contemplated in this Agreement and the Purchase Price shall be reduced by 10 times the amount of the EBITDA of such Business Unit set forth in Schedule 3.6(b), in the case of the individual Business Units containing newspaper and magazine publications or by the amount of the Purchase Price attributed to such Business Unit in the case of Canada.com Company or National Post Company.

9.29 VICTORIA TIMES COLONIST

In the event that Thompson Canada Limited exercises its right to acquire the Victoria Times Colonist pursuant to the Right of First Refusal Agreement dated July 17, 1998 among Southam Publishing (B.C.) Limited, 150275 Canada Inc. and Thompson Canada Limited, (i) the Vendors may remove the Victoria Times Colonist from the transactions contemplated in this Agreement, and (ii) CanWest may remove each Business Unit, including the Victoria Times Colonist, located on Vancouver Island from the transactions contemplated in this Agreement, and in each case, the Purchase Price shall be reduced by 10 times the amount of the EBITDA set forth in Schedule 3.6(b) of any Business Unit so removed.

9.30 SERVICES TO AND FROM EXCLUDED ASSETS

No later than 10 days prior to Closing, the Parties shall have identified those of the Excluded Assets which will require ongoing services including Central Services and those services provided by any of the Excluded Assets to the Purchased Businesses which will be continued post-Closing. The Parties shall enter into such number of services agreements as is required in order to continue the services required by each of the Excluded Assets and Purchased Businesses. The Parties shall also enter into affiliation arrangements providing for the receipt and use of Content by the Purchased Businesses from the Excluded Assets and such cross promotion arrangements as the Parties may agree. All such affiliation arrangements and services shall be on commercial terms which shall be no less favourable to the Purchased Businesses or the Excluded Businesses than were previously in effect between the Vendors and the individual Business Units.

9.31 NATIONAL POST SHAREHOLDERS AGREEMENT

The Parties agree and acknowledge that their respective interest in the National Post Business will be held by them through a limited partnership structure. Accordingly, the National Post Shareholders Agreement shall be amended by the Parties to conform such agreement to a limited partnership agreement maintaining the essential structure and substantive terms.

9.32 PREEMPTIVE RIGHTS

CanWest shall not issue any Multiple Voting Shares, Non-Voting Shares or Subordinated Voting Shares ("New Shares") or other equity shares except (a) in connection with an acquisition transaction; (b) pursuant to the conditions attached to the Class 1 Preference Shares; or (c) pursuant to the provisions of an employee stock option or share purchase plan; unless, it uses all reasonable commercial efforts to provide to (i) the Vendors the opportunity to acquire such number and type of shares of CanWest as are necessary to maintain the voting and equity position represented by those shares acquired pursuant to this Agreement and held at the date CanWest proposes to issue such New Shares and (ii) to the majority shareholder of CanWest comparable pre-emptive rights with respect to its voting and equity shareholdings.

9.33 NO DILUTION PRIOR TO CLOSING

CanWest shall not issue or distribute by stock dividend any shares of CanWest prior to Closing (except for the issuance of shares of CanWest pursuant to the current employee stock option or share purchase plan or pursuant to a safe income dividend of no more than 5.5 million Non-Voting Shares) unless the number of Non-Voting Shares and Class 1 Preference Shares to be issued to the Vendor on Closing is increased (with a corresponding reduction in the value to be attributed to them) to compensate for the dilution.

9.34 SUBSIDIARIES' ASSETS

No later than 30 days prior to Closing, CanWest shall advise the Vendors as to which, if any, of the shares of the subsidiaries (other than the Purchased Shares) of the Vendors (other than HCN Publications) holding Purchased Assets CanWest wishes to acquire directly.

9.35 SOUTHAM NEWS ASSETS AND EMPLOYEES

CanWest, by notice to the Vendors prior to Closing, may advise that it will acquire the assets of Southam relating to the Southam News division and offer employment to the employees employed by the Southam News division and such assets and the employment of such employees who accept such employment shall be transferred to Central Services Company as if the assets were Purchased Assets and the employees were Transferred Employees.

9.36 HALIFAX DAILY NEWS

For greater certainty the obligation to pay the deferred purchase price in respect of the purchase by Hollinger or its Affiliates of the Halifax Daily News shall not be an obligation of CanWest, or any of the Purchased Businesses, and Hollinger shall indemnify and save harmless CanWest from any and all Claims with respect thereto.

9.37 CANWEST SHAREHOLDERS MEETING

In the event that the approval of the shareholders of CanWest is required in connection with the transactions contemplated by this Agreement, CanWest shall convene and hold a meeting of shareholders for the purpose of considering the matter which requires approval prior to the Closing Date.

                                   ARTICLE 10
                                 INDEMNIFICATION

10.1 INDEMNIFICATION OF CANWEST BY THE VENDORS FOR BREACHES OF COVENANTS AND REPRESENTATIONS AND WARRANTIES

The Vendors jointly and severally covenant and agree with CanWest (on behalf of itself, NewsMediaCo, Central Services Company and Canada.com Company), to indemnify and save harmless on an after-Tax basis, CanWest, its Affiliates, NewsMediaCo, Central Services Company, Canada.com Company and their respective directors, officers, shareholders, employees, agents and representatives, effective as and from the Closing Time, from and against all Claims which may be made or brought against any such Persons or which they may suffer or incur, directly or indirectly as a result of or in connection with any non-fulfilment of any covenant or agreement on the part of the Vendors under this Agreement or any incorrectness in or breach of any representation or warranty of the Vendors contained in this Agreement or in any certificate or other document furnished by the Vendors pursuant to this Agreement. The foregoing obligation of indemnification in respect of such Claims shall be subject to:

     (a) the limitation contained in Section 6.2 respecting the survival of the representations and warranties of the Vendors;

     (b) the requirement that the Vendors shall, in respect of any Claim made by any third person, be afforded an opportunity at their sole expense to resist, defend and compromise such Claim provided the Vendors acknowledge in writing their obligation to indemnify in accordance with the terms of this Agreement; and

     (c) the limitation that, for Claims made in connection with any representation or warranty, the Vendors shall not be required to pay any such amount until the aggregate of such Claims exceeds $1 million and upon the aggregate of such Claims exceeding $1 million the Vendors shall be required to pay the amount owing in respect of all of such Claims including the $1 million; the foregoing limitation shall not apply to wilful breaches of representations and warranties.

10.2 INDEMNITY REGARDING LIABILITIES AND ENCUMBRANCES

The Vendors shall transfer the Print News Media Assets to NewsMediaCo, the Central Services Assets to Central Services Company and the Canada.com Assets to Canada.com Company in each case without liabilities or Encumbrances other than Permitted Encumbrances and the Assumed Liabilities. Accordingly, the Vendors shall indemnify CanWest its Affiliates, NewsMediaCo, Central Services Company, Canada.com Company and their respective directors, officers, shareholders, employees, agents and representatives from and against all Claims which may be made or brought against any such Persons or which it may suffer or incur by reason of or in respect of any other liability or Encumbrance assumed by NewsMediaCo, Central Services Company or Canada.com Company in connection with the Purchased Businesses. The obligation to indemnify such Persons shall exist regardless of whether such liabilities or Encumbrances were disclosed herein or in the applicable Transfer Agreement. The Vendors shall pay or cause its Affiliates to pay the amount of such liability or pay or discharge the Encumbrance directly, failing which NewsMediaCo, Central Services Company or Canada.com Company shall pay and the Vendors shall reimburse NewsMediaCo, Central Services Company or Canada.com Company, as the case may be, for such payment forthwith after written demand for reimbursement and NewsMediaCo, Central Services Company or Canada.com Company, as the case may be, at its option, may set off such payment from any amounts owing by NewsMediaCo, Central Services Company or Canada.com Company or CanWest to the Vendors. The foregoing obligation of indemnification shall be subject to the limitation that it shall survive only until June 30, 2003 and the limitation contained in Section 10.1
(c).

10.3 INDEMNITY REGARDING NATIONAL POST COMPANY

The Vendors shall transfer the Purchased National Post Company Interest without liabilities or Encumbrances. Accordingly, the Vendors shall indemnify CanWest its Affiliates, and their respective directors, officers, shareholders, employees, agents and representatives from and against all Claims which may be made or brought against any such Persons or which they may suffer or incur by reason of or in respect of any liability (fixed or contingent) or Encumbrance of National Post Company existing or incurred prior to the Closing Date other than those of the Assumed Liabilities relating to the National Post Business. The obligation to indemnify such Persons shall exist regardless of whether such liabilities or Encumbrances were disclosed herein. The Vendors shall pay or cause its Affiliates to pay the amount of such liability or pay or discharge the Encumbrance directly, failing which CanWest shall pay and the Vendors shall reimburse CanWest for such payment forthwith after written demand for reimbursement and, at its option, CanWest may set off such payment from any amounts owing by CanWest to the Vendors.

10.4 BULK SALES AND RETAIL SALES TAX INDEMNITY

It is agreed that CanWest shall not require the Vendors to comply, or to assist NewsMediaCo, Central Services Company or Canada.com Company to comply, with the requirements of the Bulk Sales Act (Ontario), Section 6 of the Retail Sales Tax Act (Ontario) and any other bulk sales or retail sales tax legislation as may be applicable in respect of the purchase and sale of the Purchased Assets pursuant to the Reorganization. Notwithstanding the foregoing, the Vendors agree to indemnify and save harmless CanWest, NewsMediaCo, Central Services Company or Canada.com Company from and against any Claims which may be made or brought against CanWest, NewsMediaCo, Central Services Company or Canada.com Company or which CanWest, NewsMediaCo, Central Services Company or Canada.com Company may suffer or incur as a result of, in respect of, or arising out of such non-compliance.

10.5 ENVIRONMENTAL INDEMNITY

     (a) The Vendors covenant and agree to indemnify and save harmless on an after-Tax basis, CanWest its Affiliates, NewsMediaCo, Canada.com Company, Central

          Services Company and each of their respective officers, directors, employees, shareholders, agents and representatives from and against all Claims which may be made or brought against such Persons or which they may suffer or incur, directly or indirectly as a result of or in connection with any Environmental Condition. For greater certainty, such indemnification shall include indemnification for any Claims as a result of or in connection with the continuation or worsening subsequent to the Closing Time of any condition, event or circumstance existing or occurring at or prior to the Closing Time unless the negligent act or negligent omission of CanWest, its Affiliates, NewsMedia Co., Canada.com Company, Central Services Company or any of their respective officers, directors, employees, shareholders, agents or representatives, after the Closing Time, has caused or contributed to the condition, event or circumstance, and, if such negligent act or negligent omission does occur, then the indemnification does not apply only to the extent that such negligent act or negligent omission caused or contributed to the Claims.

     (b) In the event any such Environmental Condition is identified by CanWest, CanWest may notify the Vendors in writing of the existence of the Environmental Condition and the Vendors shall take all necessary action at their cost and expense to remedy or address the Environmental Condition in accordance with the industry standards applicable at the Closing Time and in accordance with applicable Environmental Laws (as such laws existed at the Closing Time), and the Vendors shall make all reasonable efforts to complete such actions as soon as is reasonably practicable. If such Environmental Condition requires immediate action or response and the Vendors are not taking the necessary steps to remedy or address the Environmental Condition in all of the circumstances, CanWest may take all necessary action to remedy or address the Environmental Condition, the reasonable costs and expenses of which shall be for the account of the Vendors. In the event of any dispute with respect to the scope or nature of the remedial action required to remedy the Environmental Condition in accordance with industry standards or the provisions of applicable Environmental Laws, either CanWest or the Vendors, upon written notice to the other, may require the matter to be resolved by binding arbitration before a recognized environmental consultant to be mutually agreed by the Parties in accordance with the Arbitration Procedures.

     (c) In the event of any dispute as to whether (1) an Environmental Condition existed at or prior to the Closing Time; (2) was created or occurred after the Closing Date; or (3) any other matter with respect to an actual or alleged Environmental Condition, either CanWest or the Vendors, upon written notice to the other, may require the matter to be resolved by binding arbitration before a recognized environmental consultant to be mutually agreed by the Parties in accordance with the Arbitration Procedures.

     (d) CanWest, its Affiliates, NewsMedia Co., Canada.com Company, Central Services Company and each of their respective officers, directors, employees, shareholders, agents and representatives shall at all times deal with any Governmental Authority, or any third person, regarding matters that may be subject to a claim under this section 10 in good faith and in accordance with reasonably prudent business practices as though CanWest, its Affiliates, NewsMedia Co., Canada.com Company, Central Services Company and each of their respective officers, directors, employees, shareholders, agents and representatives did not have the benefit of the indemnities in this section 10. Without limiting the foregoing, CanWest, its Affiliates, NewsMedia Co., Canada.com Company, Central Services Company and each of their respective officers, directors, employees, shareholders, agents and representatives shall not, directly or indirectly, provoke the issuance of a written directive, instruction, requirement or other similar request from a Governmental Authority, a Remedial Order or a Claim by any third person.

10.6 INDEMNIFICATION OF HOLLINGER BY CANWEST FOR BREACHES OF COVENANTS AND REPRESENTATIONS AND WARRANTIES

CanWest covenants and agrees with Hollinger to indemnify and save harmless on an after-Tax basis, Hollinger, its Affiliates and their respective directors, officers, shareholders, employees, agents and representatives, effective as and from the Closing Time, from and against all Claims which may be made or brought against any such Persons or which they may suffer or incur, directly or indirectly as a result of or in connection with any non-fulfilment of any covenant or agreement on the part of CanWest under this Agreement or any incorrectness in or breach of any representation or warranty of CanWest contained in this Agreement or in any certificate or other document furnished by the pursuant to this Agreement. The foregoing obligation of indemnification in respect of such Claims shall be subject to:

     (a) the limitations contained in Section 6.2 respecting the survival of the representations and warranties of CanWest;

     (b) the requirement that CanWest shall, in respect of any Claim made by any third person, be afforded an opportunity at its sole expense to resist, defend and compromise such Claim provided CanWest acknowledges in writing its obligation to indemnify in accordance with the terms of this Agreement; and

     (c) the limitation that, for Claims made in connection with any representation or warranty, CanWest shall not be required to pay any such amount until the aggregate of such Claims exceeds $1 million and upon the aggregate of such Claims exceeding $1 million CanWest shall be required to pay the amount owing in respect of all of such Claims including the $1 million; the foregoing limitation shall not apply to wilful breaches of representations and warranties.

10.7 INDEMNIFICATION PROCEDURES FOR THIRD PARTY CLAIMS

     (a) In the case of Claims made by a third party with respect to which indemnification is sought, the Party seeking indemnification (in this section, the "Indemnified Party") shall give prompt written notice, and in any event within 20 days, to the other Party (in this section, the "Indemnifying Party") of any such Claims made upon it. In the event of a failure to give such notice, such failure shall not preclude the Party seeking indemnification from obtaining such indemnification but its right to indemnification may be reduced to the extent that such delay prejudiced the defence of the Claim or increased the amount of liability or cost of defence and provided that, notwithstanding anything else herein contained, no claim for indemnity in respect of the breach of any representation or warranty contained herein may be made unless notice of such Claim has been given prior to the expiry of the survival period applicable to such representation and warranty pursuant to Section 6.2.

     (b) The Indemnifying Party shall have the right, by notice to the Indemnified Party given not later than 30 days after receipt of the notice described in Subsection 10.7(a) to assume the control of the defence, compromise or settlement of the Claim, provided that such assumption shall, by its terms, be without cost to the Indemnified Party and provided the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Section 10.7 in respect of that Claim.

     (c) Upon the assumption of control of any Claim by the Indemnifying Party as set out in Subsection 10.7(b), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense, including, if necessary, employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party with respect to any out-of-pocket expenses incurred, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence. The Indemnified Party shall also have the right to participate in the negotiation, settlement or defence of any Claim at its own expense.

     (d) The final determination of any Claim pursuant to this Section 10.7, including all related costs and expenses, will be binding and conclusive upon the parties as to the validity or invalidity, as the case may be of such Claim against the Indemnifying Party.

     (e) If the Indemnifying Party does not assume control of a Claim as permitted in Subsection 10.7(b), the Indemnified Party shall be entitled to make such reasonable settlement of the Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claim shall be binding upon the Indemnifying Party.

                                   ARTICLE 11
                                     GENERAL

11.1 PUBLIC NOTICES

All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Vendors and CanWest and no Party shall act unilaterally in this regard without the prior approval of the other Party, such approval not to be unreasonably withheld, except where required to do so by law or by the applicable regulations or policies of any provincial or Canadian or other regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other Party is not practicable.

11.2 EXPENSES

Each of the Parties shall pay their respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the purchase and sale of the Purchased Businesses and the Purchased Assets and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred.

11.3 NOTICES

Any notice or other writing required or permitted to given under this Agreement or for the purposes of this Agreement (in this Section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered, or if sent by prepaid courier or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such Party:

     (a)  in the case of a Notice to the Vendors at:

          10 Toronto Street
          Toronto, Ontario
          M5C 2B7

          Attention:   Executive Vice-President and General Counsel with a copy
                       to the Chief Executive Officer

          Facsimile:   (416) 364-2088

     (b)  in the case of a Notice to CanWest at:

          31st Floor, Toronto-Dominion Centre
          201 Portage Avenue
          Winnipeg, Manitoba   R3B 3C7

          Attention:   Vice-President and General Counsel
                       with a copy to the Chief Executive Officer

          Facsimile:   (204) 947-9841

or at such other address as the Party to whom such Notice is to be given shall have last notified the Party giving the same in the manner provided in this
Section 11.3. Any Notice delivered to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice sent by prepaid courier shall be deemed to have been given and received on the second Business Day following the date of its sending. Any Notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

11.4 ASSIGNMENT

CanWest shall be entitled, upon giving written notice to the Vendors at any time whether before or after Closing, upon no less than three (3) Business Days Notice, to assign all of its rights and obligations under and the benefits of this Agreement to an Affiliate or Affiliates of CanWest. In such case, for so long as the assignee is an Affiliate of CanWest, such assignee shall have and may exercise all the rights, and shall assume all of the obligations, of CanWest under this Agreement, and any reference to CanWest in this Agreement shall be deemed to refer to such assignee. In the event of such an assignment, the Vendors and such assignee shall execute an agreement confirming such assignment and such assumption of obligations and benefits shall be on the basis that no such assignment shall release CanWest from liability for its obligations as purchaser of the Purchased Assets under this Agreement. Except as hereinbefore provided, neither this Agreement nor any benefits or burdens under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties, which consent may be withheld in the sole discretion of the consenting Party. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

11.5 ARBITRATION

In the event that the Parties are unable to settle any dispute relating to this Agreement or the transactions contemplated by this Agreement, the dispute shall forthwith be referred to arbitration in accordance with the Arbitration Procedures.

11.6 PLANNING ACT (ONTARIO) AND SIMILAR LEGISLATION

This Agreement shall only be effective to create an interest in the Real Property if the subdivision control provisions of the Planning Act (Ontario), as amended, and similar legislation in any other province are complied with by the Vendors on or before the Closing and the Vendors covenant to proceed diligently at their expense to obtain any necessary consent on or before Closing. The Vendors have no knowledge that completion of the transactions provided for in this Agreement will require any consent under the Planning Act (Ontario) or similar legislation in any other province and if any consent is required the Vendors will obtain such consent prior to the Closing, at their sole cost and expense.

11.7 FURTHER ASSURANCES

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

11.8 COUNTERPARTS

This Agreement may be executed by the Parties in separate counterparts (including by facsimile transmission) each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.



                      (THIS SPACE INTENTIONALLY LEFT BLANK)

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

                             HOLLINGER INTERNATIONAL INC.


                             By:  "J. BOULTBEE"
                                  ----------------------------------------------
                                  Name:
                                  Title:

                             By:  "P.Y. ATKINSON"
                                  ----------------------------------------------
                                  Name:
                                  Title:


                             SOUTHAM INC.

                             By:  "J. BOULTBEE"
                                  ----------------------------------------------
                                  Name:
                                  Title:

                             By:  "P.Y. ATKINSON"
                                  ----------------------------------------------
                                  Name:
                                  Title:


                             HOLLINGER CANADIAN NEWSPAPERS,
                             LIMITED PARTNERSHIP
                             BY ITS GENERAL PARTNER, HOLLINGER
                             CANADIAN NEWSPAPERS G.P.


                             By:  "J. BOULTBEE"
                                  ----------------------------------------------
                                  Name:
                                  Title:

                             By:  "P.Y. ATKINSON"
                                  ----------------------------------------------
                                  Name:
                                  Title:

                             HCN PUBLICATIONS COMPANY


                             By:  "J. BOULTBEE"
                                  ----------------------------------------------
                                  Name:
                                  Title:

                             By:  "P.Y. ATKINSON"
                                  ----------------------------------------------
                                  Name:
                                  Title:


                             CANWEST GLOBAL
                             COMMUNICATIONS CORPORATION


                             By:  "ISRAEL H. ASPER"
                                  ----------------------------------------------
                                  Name:  Israel Asper
                                  Title: Executive Chairman


                             By:  "LEONARD ASPER"
                                  ----------------------------------------------
                                  Name:  Leonard Asper
                                  Title: President and Chief Executive Officer

                                LIST OF SCHEDULES

SCHEDULE 1.1(A)       ASSUMPTIONS AND METHODS RELATING TO ACCRUED LIABILITIES
SCHEDULE 1.1 (B)      ARBITRATION PROCEDURES
SCHEDULE 1.1(C)       BUSINESS UNITS
SCHEDULE 1.1(D)       EXCLUDED ASSETS
SCHEDULE 1.1(E)       EXCLUDED BUSINESSES
SCHEDULE 2.1-1        REORGANIZATION STEPS
SCHEDULE 2.1-2        FORM OF TRANSFER AGREEMENT
SCHEDULE 3.1(A)       CENTRAL SERVICES
SCHEDULE 3.2(A)       TERMS OF CLASS 1 PREFERENCE SHARES
SCHEDULE 3.2(E)       PRINCIPAL TERMS OF SUBORDINATED DEBENTURES
SCHEDULE 3.3(A)-1     CANWEST OPERATIONS
SCHEDULE 3.3(A)-2     DESCRIPTION OF CALCULATION OF CANWEST 2001 EBITDA
SCHEDULE 3.6(B)       INDICATIVE CALCULATION OF PRINT NEWS MEDIA BUSINESS EBITDA
SCHEDULE 3.6(C)       ESTIMATED TAX SHIELD REDUCTION AMOUNT
SCHEDULE 3.7          WORKING CAPITAL PROCEDURES
SCHEDULE 3.15         ALLOCATION OF PURCHASE PRICE
SCHEDULE 4.3          SUBSIDIARIES
SCHEDULE 4.4          PERMITTED ENCUMBRANCES
SCHEDULE 4.6          CAPITALIZATION
SCHEDULE 4.11(A)      FINANCIAL STATEMENTS
SCHEDULE 4.11(B)      NATIONAL POST FINANCIAL STATEMENTS
SCHEDULE 4.12         PRINT NEWS MEDIA FINANCIAL FORECAST
SCHEDULE 4.13         UNDISCLOSED LIABILITIES
SCHEDULE 4.14(E)      UNUSUAL TRANSACTIONS
SCHEDULE 4.15         JOINT VENTURE INTERESTS
SCHEDULE 4.17         FIXED ASSETS
SCHEDULE 4.22         LICENSES, PERMITS ETC.
SCHEDULE 4.23         RESTRICTIVE COVENANTS
SCHEDULE 4.24         INTELLECTUAL PROPERTY
SCHEDULE 4.25         EQUIPMENT CONTRACTS
SCHEDULE 4.26         OWNED REAL PROPERTY
SCHEDULE 4.27         LEASED REAL PROPERTY
SCHEDULE 4.28         REAL PROPERTY GENERALLY
SCHEDULE 4.29         ENVIRONMENTAL MATTERS
SCHEDULE 4.30(A)      EMPLOYEE MATTERS
SCHEDULE 4.30(B)      EMPLOYMENT CONTRACTS
SCHEDULE 4.30(C)      EMPLOYMENT POLICIES

SCHEDULE 4.30(H)      INDEPENDENT CONTRACTORS
SCHEDULE 4.31         COLLECTIVE AGREEMENTS
SCHEDULE 4.32         PENSION/ BENEFIT PLANS
SCHEDULE 4.34         MATERIAL CONTRACTS
SCHEDULE 4.36         INTER-AFFILIATE ARRANGEMENTS
SCHEDULE 4.38         LITIGATION
SCHEDULE 4.42         TRADE ALLOWANCE
SCHEDULE 4.43         THIRD-PARTY CONSENTS
SCHEDULE 4.44         LOCATION OF THE ASSETS
SCHEDULE 5.8          TITLE TO PROPERTY
SCHEDULE 5.9          INCORPORATION AND REGISTRATION
SCHEDULE 7.1(J)       FORM OF NON-COMPETITION AGREEMENT
SCHEDULE 7.1(P)       FORM OF MANAGEMENT SERVICES AGREEMENT
SCHEDULE 7.1(Q)       FORM OF NATIONAL POST SHAREHOLDERS AGREEMENT
SCHEDULE 7.1(R)       FORM OF NATIONAL POST AFFILIATION/SERVICES AGREEMENT
SCHEDULE 7.1(S)       FORM OF EMPLOYEE INTERIM SERVICES AGREEMENT
SCHEDULE 7.1(V)       FORM OF PENSION AND EMPLOYEE BENEFIT PLANS AGREEMENT
SCHEDULE 8.1(J)       FORM OF REGISTRATION RIGHTS AGREEMENT

                                  SCHEDULE 4.4
                             PERMITTED ENCUMBRANCES

"PERMITTED ENCUMBRANCES" means:

Applicable municipal by-laws, development agreements, subdivision agreements, site plan agreements and building restrictions which do not in the aggregate materially adversely affect the current use or value of the Real Property affected thereby and provided the same have been complied with in all material respects to the Closing Date including the posting of any required security for performance of obligations thereunder.

Any easements, servitudes, rights-of-way, licenses, restrictions that run with the land and other minor Encumbrances (including easements, rights-of-way and agreements for sewers, drains, gas and water mains or electric light and power or telephone, telecommunications or cable conduits, poles, wires and cables) which do not materially adversely affect the current use or value of the Real Property affected thereby and provided the same have been complied with in all material respects to the Closing Date.

Defects or irregularities in title to the Real Property which are of a minor nature and do not materially adversely affect the current use or value of the Real Property affected thereby and provided the same have been complied with in all material respects to the Closing Date.

Inchoate liens for taxes, assessments, governmental charges or levies not due as at the Closing Date.

Inchoate liens for public utilities not due as at the Closing Date.

Rights of equipment lessors under Equipment Contracts provided the terms of such Equipment Contracts have been fully performed to the Closing Date.

The reservations in any original grants from the Crown of any land or interests therein and statutory exceptions to title.

Any privilege in favour of any lessor, licensor or permitter for rent to become due or for other obligations or acts, the performance of which is required under Contracts, or Real Property Leases, so long as the payment of such or the performance of such other obligation or act is not delinquent and provided that such liens or privileges do not materially adversely effect the use or value of the Purchased Assets affected thereby